                                                                  EXHIBIT 10.12D

                       Confidential Treatment Requested

     The Company has requested confidential treatment of certain portions of this exhibit on page 8 of the Loan Agreement and pages 61, 154, 167 and 170 of the Schedules attached thereto.

                                LOAN AGREEMENT

                     DATED THIS 18/TH/ DAY OF AUGUST 1995,
                      RELATING TO A TERM LOAN FACILITY OF
                                 RM91,000,000


                                    BETWEEN



                    SYARIKAT TELEFON WIRELESS (M) SDN. BHD.
                                  AS BORROWER


                                      AND


                         PERMATA MERCHANT BANK BERHAD
                                  AS ARRANGER


                                      AND


                         PERMATA MERCHANT BANK BERHAD
                                   AS AGENT


                                      AND


                     A SYNDICATE OF FINANCIAL INSTITUTIONS
                                  AS LENDERS



                              ADNAN SUNDRA & LOW
                            ADVOCATES & SOLICITORS
                                 KUALA LUMPUR

                             PMB/00503.95/JC/EK/AC

                               TABLE OF CONTENTS


Clause                                                      Page

1.   INTERPRETATION                                            1
2.   THE FACILITY                                             12
3.   SYNDICATE                                                12
4.   CONDITIONS PRECEDENT                                     13
5.   DRAWINGS                                                 14
6.   INTEREST                                                 16
7.   REPAYMENT                                                17
8.   PREPAYMENT                                               18
9.   REPRESENTATIONS AND WARRANTIES                           19
10.  UNDERTAKINGS                                             23
11.  CHANGES IN CIRCUMSTANCES                                 29
12.  PAYMENTS                                                 31
13.  DEFAULT                                                  34
14.  ENFORCEMENT OF SECURITY                                  39
15.  INDEMNITY                                                40
16.  THE AGENT AND THE ARRANGER                               40
17.  FEES AND EXPENSES                                        45
18.  SET OFF AND PRO RATA SHARING                             47
19.  ASSIGNMENT AND TRANSFER                                  49
20.  FURTHER PROVISIONS                                       51

SCHEDULE

1    LIST OF LENDERS                                          56
2    CONDITIONS PRECEDENT                                     57
3A   CERTIFICATE OF BORROWER                                  61
3B   CERTIFICATE OF SEGAR KASTURI                             63
3C   CERTIFICATE OF SHUBILA                                   65
4A   DRAWING NOTICE                                           67
4B   DRAWING NOTICE                                           68
5    CHARGE                                                   70
6    DEBENTURE A                                              90
7    DEBENTURE B                                             112
8    CORPORATE GUARANTEE                                     139
9    PERSONAL GUARANTEE                                      154
10   ASSIGNMENT                                              171
11   DECLARATION BY DIRECTORS                                184
12   COLLATERAL AGREEMENT                                    185
13   TRANSFER CERTIFICATE                                    229
14   MEMORANDUM OF PLEDGE                                    233

     A LOAN AGREEMENT made on the 18th day of August 1995 BETWEEN:-

(1)  SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower");

(2)  PERMATA MERCHANT BANK BERHAD (the "Arranger");

(3)  PERMATA MERCHANT BANK BERHAD (the "Agent").

AND

(4)  THE FINANCIAL INSTITUTIONS (the "Lenders") whose names are set out in
     Schedule 1.

WHEREBY IT IS AGREED:-

1.   INTERPRETATION

1.1  DEFINITIONS

In this Agreement each of the following expressions has, except where the context otherwise requires, the meaning shown opposite it:-

Agent PERMATA MERCHANT BANK BERHAD, a company incorporated in Malaysia and having its registered office at 27th Floor, Menara Boustead, No. 69 Jalan Raja Chulan, 50200 Kuala Lumpur or any successor as agent of the Lenders under this Agreement;

Arranger PERMATA MERCHANT BANK BERHAD, a company incorporated in Malaysia and registered office at 27th Floor, Menara Boustead. No. 69 Jalan Raja Chulan, 50200 Kuala Lumpur or any successor as arranger of the Facility under this Agreement;

Assignment             the assignment by the Borrower of all its rights interest
                       and title in and to the Project Proceeds credited and maintained in the Project Account from time to time in favor of the Agent as security for the Facility and substantially in the form set out in Schedule 10 hereof;

Availability Period    the period commencing on the date of this Agreement and
                       ending on the close of business

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                       in Kuala Lumpur on the Business Day falling twelve (12) months after that date; on the Business Day falling twelve (12) months after that date;

BAFIA                  the Banking and Financial Institutions Act, 1989;

Base Lending Rate      the rate of interest per annum from time to time
                       prescribed by a Participant Commercial Bank (and as varied from time to time by such Participant Commercial
                       Bank as an indicator rate against which rates of interest for loans made in Ringgit Malaysia in Malaysia to customers of Participant Commercial Bank (other than customers in priority sectors of lending from time to time prescribed by Bank Negara Malaysia or any other relevant monetary or fiscal authority in Malaysia) is determined by the addition or otherwise of margins, which rate is presently called the Base Lending Rate and shall mean any such indicator rate by whatever other name called by such Participant Commercial Bank from time to time;

Beneficiaries          the Arranger, the Agent and the Lenders;

BOC                    BANK OF COMMERCE (M) BERHAD;

Borrowed Money         includes:-

                       (i) the principal amount outstanding in respect of any debentures of the Borrower;

                      (ii) the principal amount outstanding under any acceptance credit (not being an acceptance in relation to the purchase or sale of goods in the ordinary course of trading) opened by any bank or accepting house on behalf of or in favor of the Borrower;

                      (iii) the nominal amount of any share capital and the principal amount of any

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                             debentures or other Borrowed Money of any person not being the Borrower, the redemption or repayment whereof is guaranteed or secured by the Borrower;

                       (iv) any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other Borrowed Money falling to be taken into account; and

                       (v) any obligation to pay money under any guarantee, financial lease, hire purchase or conditional sale agreement;

Borrower SYARIKAT TELEFON WIRELESS (M) SDN. BHD., a private company with limited liability incorporated under the laws of Malaysia and having its registered office at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur;

Business Day           a day (other than a Saturday) on which banks are open in
                       Kuala Lumpur for the transaction of business of the nature required by this Agreement;

Charge a charge under the National Land Code, 1965, over the Land, to be given by SEGAR KASTURI in favor of the Agent, substantially in the form set out in Schedule 5;

Collateral Agreement   the agreement entered into between (1) the shareholders
                       of the Borrower, (2) the Borrower and (3) the Agent substantially in the form set out in Schedule 12.

Commitment             in relation to each Lender means the amount which it is
                       for the time being committed to lend under the Facility being (subject to reduction and cancellation pursuant to this Agreement) the amount in Ringgit Malaysia set out opposite the name of such Lender in the third column of
                       Schedule 1 or, as the case may be, arising pursuant to any Transfer Certificate, as adjusted at any time in

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                       accordance with the terms hereof or any Transfer Certificate;

Corporate Guarantee    the corporate guarantee and indemnity substantially in
                       the form set out in Schedule 8 duly executed by SHUBILA in favor of the Agent;

Debenture A            a debenture to be given by the Borrower in favor of the
                       Agent as security to the Facility, substantially in the form set out in Schedule 6;

Debenture B            a debenture to be given by SHUBILA in favor of the Agent
                       as security for the Facility, substantially in the form set out in Schedule 7;

Debentures             Debenture A and Debenture B;

Drawing the amount of a drawing under the Facility made or to be made in accordance with the provisions of this Agreement;

Drawing Notice         a notice of drawing duly completed and signed on behalf
                       of the Borrower which:-

                       (a) in the case of the Drawing under Tranche I of the
                           Facility, is substantially in the form set out in
                           Schedule 4A; and

                       (b) in the case of a Drawing under Tranche II of the
                           Facility, is substantially in the form set out in
                           Schedule 4B;

Effective Cost of      in relation to a Participant Merchant Bank and any
Funds                  Interest Period, the rate per annum which is the cost to
                       that Participant Merchant Bank of funding its participation in the relevant Drawing or the Loan or the relevant part of it for that Interest Period, being the aggregate of the rate at which Ringgit Malaysia deposits are offered for the same period as that Interest Period to that Participant Merchant Bank and the amount
                       (expressed as a percentage rate per annum)

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                       required to compensate that Participant Merchant Bank for the cost to it of complying with, in respect of the relevant Drawing or the Loan or the relevant part of it, reserve, liquidity or other requirements imposed by Bank Negara Malaysia or any law;

Ericsson Contract      the contract awarded on the 15th day of September, 1994
                       by the Borrower to the Project Contractor for the design, supply and installation of a Public Switched Wireless
                       Network (as defined in the License);

Event of Default       any of the events mentioned in Clause 13.1 or any event
                       which with the giving of notice and/or the lapse of time and/or a determination being made under the relevant paragraph, would constitute any of the events mentioned in Clause 13.1;

Existing Charge        the charge created vide Presentation No. 605/95 by SEGAR
                       KASTURI in favor of BOC over the Land and security for the Existing Facility;

Existing Facility      the term loan facility for Ringgit Malaysia Six Million
                       (RM6,000,000.00) made available by BOC to SEGAR KASTURI;

Existing Loan          all amounts owing by SEGAR KASTURI to BOC under the
                       Existing Facility;

Facility the term loan facility referred to in Clause 2, the terms and conditions of which are set out in this Agreement;

Fixed Deposit          the fixed deposit(s) held under the certificate(s) more
                       particularly described in Schedule A of the MOP and any renewal(s) thereof up to the principal sum of Ringgit
                       Malaysia One Million (RM1,000,000.00);

Fixed Deposit Bank     the bank in which the Borrower shall be placing the Fixed
                       Deposit;

Guarantors             Personal Guarantors and SHUBILA;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


Guarantees             Personal Guarantee and Corporate Guarantee;

Instructing Group      a Lender or group of Lenders whose aggregate Commitments
                       exceeds sixty per cent (60%) of the total Commitments;

Interconnect           the agreement dated 16th day of August, 1994 between
Agreement              TELEKOM and the Borrower in respect of the access of and
                       the interconnection between the wireless local loop network to TELEKOM's public switch telephone network;

Interest Payment Date  the last day of an Interest Period save and except if a six (6) month Interest Period is selected by the Borrower pursuant to Clause 6.1, Interest Payment Date shall be the last day of every quarter thereof,

Interest Period        the period determined in accordance with Clause 6.1 but
                       so that:

                       (a)  the first Interest Period:-

                            (i) in respect of the first Drawing shall commence
                                on the date of that Drawing and expire on the date falling one (1) three (3) or six (6) months as the case may be after the date of that Drawing; and

                            (ii)in respect of any Drawing other than the first
                                Drawing shall commence on the date of that Drawing and shall expire at the end of the Interest Period current at the time of that Drawing;

                       (b) each subsequent Interest Period shall commence on the last day of the previous one;

                       (c) an Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if that Business Day

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                            falls in the following month, on the preceding Business Day;

                       (d) if an Interest Period is extended or shortened by the application of (c) above, the following Interest Period shall (without prejudice to the application of (c) above) end on the day on which it would have ended if the preceding Interest Period had not been so extended or shortened;

                       (e) any amount to be repaid under Clause 7.1 shall have a final Interest Period expiring on the relevant date for repayment;

Land                   all that piece of land held under Pajakan Negeri No.
                       Pendaftaran 2784, Lot No. 331 Seksyen 95, Daerah Wilayah Persekutuan Negeri Wilayah Persekutuan;

Lenders those of the financial institutions listed in Schedule 1 of this Agreement and any subsequent successors, Transferees and assigns which are for the time being participating in the Facility or the Loan; and where the context so requires or admits, references to the Lenders shall be construed as references to any one or more of them;

License the domestic wireless telecommunications license effective from the 24th day of December, 1994 granted to the Borrower under the Telecommunications Act 1950 by the Minister of Energy, Telecommunications and Post, Malaysia upon terms and conditions as set out in the License;

Loan the aggregate principal amount of all drawings made on the Facility and for the time being outstanding;

Loan Documents         this Agreement, the Collateral Agreement and the Security
                       Documents;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


Margin                 two point five per cent (2.5%) per annum;

MOP the memorandum of pledge over the Fixed Deposit to be given by the Borrower in favor of the Agent as security for the Facility, substantially in the form set out in
                       Schedule 14;

Participant Commercial
Bank a Lender which is licensed under BAFIA to carry on banking business;

Participant Merchant
Bank a Lender which is licensed under BAFIA to carry on merchant banking business;

Personal Guarantee     the guarantee and indemnity substantially in the form set
                       out in Schedule 9, duly executed by the Personal
                       Guarantors in favor of the Agent;

Personal Guarantors    the following parties:-

                       (1)   [*];

                       (2)   [*]; and

                       (3)   [*];

Project the project comprising a network of installed planned or proposed operations to be undertaken by the Borrower in accordance with the provisions of the License for the purpose of providing wireless telecommunication services to subscribers of the network within Malaysia and shall include two way, transmission and reception of terrestrial telecommunications and the network shall consist of..-

                       (a)  wireless local loop subscriber systems;
______________

*Confidential portion has been omitted and filed separately with the Commission.

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00


                       (b) cabling systems to extend the range of wireless
                           services;

                       (c)  network switching systems; and

                       (d) network transmission systems, which are more clearly specified in the License.

Project Account        the account of the Borrower opened and maintained or to
                       be opened and maintained with the Project Account Bank to receive the Project Proceeds;

Project Account Bank   PERWIRA AFFIN BANK BERHAD or such other licensed bank
                       acceptable to the Agent and appointed by the Borrower with whom the Project Account is to be opened and maintained;

Project Accountant     COOPERS & LYBRAND or such other firm of accountants
                       acceptable to the Agent to be appointed by the Borrower as accountant for the Project to monitor all incoming and outgoing funds in relation to the Project Account;

Project Contractor     ERICSSON TELECOMMUNICATIONS SDN. BHD. and having its
                       principal place of business at Jalan Spanner 15/3, 40000
                       Shah Alam, Selangor Darul Ehsan;

Project Proceeds       such monies payable to the Borrower including but not
                       limited to equity, shareholders' advances, loan drawings and revenue proceeds received by the Borrower in respect of the Project;

RM & Ringgit Malaysia  the lawful currency of Malaysia and, in relation to all payments to be made under this Agreement, same day funds;

Security Documents     the Assignment, the Charge, the Debentures, the
                       Guarantees, the MOP and any other documents for the time being or from time to time constituting security for the obligations and liabilities of the Borrower

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00


                       under this Agreement; and references to the Security Documents shall include references to any one or more of them;

Security Interest      any mortgage, charge, pledge, lien, right of set off or
                       any security interest whatsoever, howsoever created or arising;

SEGAR KASTURI          SEGAR KASTURI SDN. BHD., a company incorporated under the
                       laws of Malaysia and having its registered office at 2nd
                       Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan
                       Tuanku, 50300 Kuala Lumpur;

SHUBILA SHUBILA HOLDINGS SDN. BHD., a company incorporated under the laws of Malaysia and having its registered office at Suite 4015A, 4th Floor, President House, Jalan Sultan Ismail, 50250 Kuala Lumpur;

TELEKOM                TELEKOM MALAYSIA BERHAD;

Third Parties          SHUBILA, SEGAR KASTURI, the Personal Guarantors and the
                       shareholders of the Borrower;

Tranche I              an amount not exceeding Ringgit Malaysia Six Million out
                       of the Facility and which is to be utilized only for the purpose stated in clause 2.2(a);

Tranche II             the Facility amount of Ringgit Malaysia Ninety One
                       Million (RM91,000,000.00) less the amount actually drawndown under Tranche I and which is to be utilized for the purpose stated in clause 2.2(b);

Transferee             a bank or other financial institution to which a Lender
                       seeks to transfer all or part of such Lender's rights and obligations under the Loan Documents;

Transfer Certificate   a certificate substantially in the form set out in
                       Schedule 13 signed by a Lender and a Transferee whereby:-

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00



                       (i) the Lender seeks to procure the transfer to such Transferee of all or part of the Lender's rights and obligations under the Loan Documents upon and subject to the terms and conditions set out in Clause 19 of this Agreement; and

                       (ii) such Transferee undertakes to perform the
                            obligations it will assume as a result of delivery of such certificate to the Lender as is contemplated in clause 19.3 of this Agreement;

Transfer Date          in relation to any Transfer Certificate, the date for the
                       making of the transfer as specified in schedule to such Transfer Certificate;

1.2  CONSTRUCTION

     Except where the context otherwise requires, any reference in this Agreement to:-

(a) an "agreement" also includes a concession, contract, deed, franchise, license, treaty or undertaking (in each case, whether oral or written);

(b) the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);

(c) "equity share" shall be construed in accordance with Section 4 of the Companies Act, 1965;

(d) a "guarantee" also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

(e) "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00

(f) a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed);

(g) "related companies" or "related company" shall be construed in accordance with section 6 of the Companies Act 1965;

(h)  "subsidiaries" or "subsidiary" shall be construed in accordance with
     Section 5 of the Companies Act, 1965.

1.3  HEADINGS

     Headings and the table of contents are for ease of reference only.

2.   THE FACILITY

2.1  FACILITY

     Subject to the provisions of this Agreement, the Lenders will make available to the Borrower a term loan facility in the maximum aggregate principal amount of Ringgit Malaysia Ninety One Million (RM91,000,000.00) only.

2.2  PURPOSE

(a) Tranche I of the Facility may be used by the Borrower only for the purpose of providing funds for repayment of the Existing Loan.

(b) Tranche II of the Facility may be used by the Borrower only for payment of development cost including the cost of equipment, fixtures and other incidental cost relating to the implementation of the Project and which are acceptable to the Agent.

3.   SYNDICATE

3.1  PARTICIPATION

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00

     Each of the Lenders shall, subject to the provisions of this Agreement, participate in a Drawing on the Facility in the proportion which its commitment bears to the aggregate amount of the maximum liability of the Lenders participating in that Drawing on the Facility.

3.2  OBLIGATIONS SEVERAL

     The rights and obligations of each of the Lenders under this Agreement are several. Failure of a Lender to perform its obligations under this Agreement shall neither:-

(a)  result in any of the Beneficiaries incurring any liability whatsoever; nor

(b) relieve the Borrower or any of the Beneficiaries from their respective obligations under this Agreement.

4.   CONDITIONS PRECEDENT

4.1  CONDITIONS

(a) Tranche I of the Facility shall become available to the Borrower on the date two (2) Business Days after the Agent has received the documents or evidence set out in Part A of Schedule 2 in each case in form and content satisfactory to the Agent.

(b) Tranche II of the Facility shall become available to the Borrower on the date two (2) Business Days after the Agent has received the documents or evidence set out in both Part A and Part B of Schedule 2 in each case in the form and content satisfactory to the Agent.

4.2  NOTICE

     The Agent shall notify the Lenders and the Borrower after the Facility has become available to the Borrower in accordance with Clause 4.1.

4.3  WAIVER OF CONDITION PRECEDENT

     The terms and conditions set out in Schedule 2 are inserted for the sole benefit of the Lenders and may be waived by the Instructing Group through the Agent in whole or in part with or without terms or conditions without prejudicing the right of the Lenders to assert such

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00

terms and conditions in whole or in part with regard to subsequent Drawings on the Facility.


5.   DRAWINGS

5.1  CONDITIONS FOR DRAWING UNDER TRANCHE I

     If:-

(a) no Event of Default has occurred or would occur as a result of the making of the Drawing;

(b) the Agent has received the relevant Drawing Notice by the fifth (5th) Business Day or such lesser number of Business Days acceptable to the Agent before the date of the proposed Drawing;

(c) there has been no material adverse change in the financial conditions of the Borrower since the date referred to in Clause 9.1(h);

(d) each of the representations and warranties mentioned in Clause 9.1 remains accurate at the date of the proposed Drawing as if given on that date by reference to the facts and circumstances then existing;

(e) all fees and expenses due and payable under Clause 17 have been paid in full by the Borrower,

then subject to the provisions of this Agreement, the Borrower may on a Business Day during the Availability Period, but not thereafter make one (1) Drawing under Tranche I of the Facility. Any amount undrawn shall be cancelled after the Availability Period unless otherwise agreed between the Borrower and the Instructing Group.

5.2  CONDITIONS FOR DRAWING UNDER TRANCHE II OF THE FACILITY

     If:-

(a) no Event of Default has occurred or would occur as a result of the making of the Drawing;

(b) the Agent has received the relevant Drawing Notice by the fifth (5th) Business Day or such lesser number of Business Days acceptable to the Agent before the date of the proposed Drawing;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00


(c) there has been no material adverse change in the financial conditions of the Borrower since the date referred to in Clause 9.1(h);

(d) each of the representations and warranties mentioned in Clause 9.1 remains accurate at the date of the proposed Drawing as if given on that date by reference to the facts and circumstances then existing;

(e) all fees and expenses due and payable under Clause 17 have been paid in full by the Borrower,

then, subject to the provisions of this Agreement, the Borrower may on Business Days during the Availability Period, but not thereafter, make Drawings under Tranche II of the Facility provided that every Drawing shall be supported by relevant invoice(s) acceptable to the Agent or such other document(s) acceptable to the Agent none of which shall have been the subject of any previous request for Drawings. Any amount undrawn shall be cancelled after the Availability Period unless otherwise agreed between the Borrower and the Instructing Group.

5.3  AMOUNT

     The amount of each Drawing on Tranche II shall be in a minimum of Ringgit Malaysia Five Hundred Thousand (RM500,000.00) and in an integral multiple of Ringgit Malaysia One Hundred Thousand (RM100,000.00).

5.4  NOTICE TO LENDERS

     Subject to Clause 5.1 or Clause 5.2 as the case may be when the Agent receives a Drawing Notice on the Facility it shall, at least two (2) Business Days before the proposed date of issue of the Drawing notify each of the Lenders of the amount and terms of the proposed Drawing, and each Lender shall, subject to the provisions of this Agreement, make available to the Agent its participation in each such Drawing.

5.5  IRREVOCABILITY

     A Drawing Notice shall be irrevocable and, subject to Clause 11, the Borrower shall borrow the stated amount on the stated date.

5.6  CANCELLATION

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00

     The Facility may be cancelled in part or in whole during the Availability Period by the Borrower upon the Borrower giving thirty (30) days prior written notice to the Agent.

6.   INTEREST

6.1  INTEREST PERIOD

     Subject to the provisions in the definition of "Interest Period" and to the availability of funds for the Interest Period determined pursuant to this Clause, each Interest Period shall be three (3) months unless not later than 10:30 am (Kuala Lumpur time ) by the fifth (5th) Business Day before the first day of an Interest Period the Agent has received from the Borrower a notice selecting a period of one (1) or six (6) months PROVIDED THAT where any Lender gives the Agent notice on the first day of an Interest Period that funds are not available to it for the forthcoming Interest Period determined pursuant to this Clause then the Interest Period for the participation of that Lender in the Loan shall be such period as is selected by such Lender and notified to the Agent.

6.2  RATE

     The rate of interest payable on the Loan or any part of it for each Interest Period in relation to the participation of the Lenders shall be the rate determined by the Agent to be:-

(a) in the case of a Participant Commercial Bank, the aggregate of the Margin and the rate notified to the Agent by such Participant Commercial Bank as its Base Lending Rate; and

(b) in the case of a Participant Merchant Bank, the aggregate of the Margin and the rate notified to the Agent by such Participant Merchant Bank as its Effective Cost of Funds.

6.3  OPTION

     Notwithstanding clause 6.2, subject to the availability of fixed rate funds and to the prior consent of each of the Lenders or the relevant Lenders as the case may be, the Borrower may elect to convert the rate(s) of interest prescribed in clause 6.2 above into fixed rates of interest to be payable in respect of the whole of the Loan or any part thereof to which the relevant Lenders have consented PROVIDED THAT:-

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00

(a)  the Agent shall have received from the Borrower not less than forty five
     (45) days prior written notice of the proposed Conversion such notice to be accompanied by the written consent of the relevant Lenders; and

(b) the conversion takes place on an Interest Payment Date falling after the expiry of the Availability Period.

6.4  PAYMENT

     Interest under this Agreement shall be calculated on the basis of actual days elapsed and a year of 365 days and shall be paid by the Borrower to the Agent for the account of the Lenders in arrear on each Interest Payment Date.

6.5  AGENT'S CERTIFICATE

     The Agent shall notify the Borrower and the Lenders of each rate of interest for the Loan as soon as it is determined under this Agreement. The certificate of the Agent as to a rate of interest shall, in the absence of manifest error, be conclusive.

6.6  VARIATION

     Notwithstanding the provisions relating to the rate or rates of interest payable in respect of the Loan as hereinbefore provided save and except for the rate of interest converted pursuant to Clause 6.3, each Lender shall be entitled to vary at its discretion such rate or rates of interest payable on the Loan by varying the Margin or otherwise. A Lender intending to vary the rate of interest payable to it shall give written notice of such intention to the Agent who shall in turn notify the Borrower. The new rate of interest shall be payable as from the date specified in the notice from the Agent to the Borrower. Service of such notice shall be effected in the same manner as a notice demanding payment of the balance due as hereinafter provided.

7.   REPAYMENT

7.1  LOAN

(a) Subject to the terms of this Agreement the amount of the Loan at the end of the Availability Period shall be repaid by eleven (11) installments. In the event the principal sum of the Facility is fully drawn to its principal limit, the installments shall be made by the Borrower at the times and in the amounts set out

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd
Facility  :    Term Loan Facility of RM91,000,000.00

     hereunder, the first installment being made on the date which shall be twenty four (24) months from the date of first Drawing and the other ten
     (10) installments on dates falling at successive six (6) monthly intervals thereafter.

     MONTHS FROM DATE OF FIRST DRAWING                 AMOUNT
                                                        (RM)

               24                                     6,500,000
               30                                     6,500,000
               36                                     6,500,000
               42                                     8,000,000
               48                                     8,000,000
               54                                     8,000,000
               60                                     9,000,000
               66                                     9,000,000
               72                                     9,000,000
               78                                    10,000,000
               84                                    10,500,000

              TOTAL                                  91,000,000

(b) If the amount of the Loan at the end of the Availability Period is less than Ringgit Malaysia Ninety One Million (RM91,000,000.00) the amount of each installment shall be proportionately reduced so that the rate of amortization of the Loan is maintained.

8.   PREPAYMENT

8.1  PREPAYMENT

     Subject to the terms of this Agreement the Borrower may after the expiry of the Availability Period upon payment of all accrued interest and other fees payable under the terms of this Agreement prepay the Loan in whole or in part by a minimum sum of Ringgit Malaysia One Million (RM1,000,000.00) or integral multiples thereof on any Interest Payment Date provided that it has given the Agent not less than thirty (30) Business Days' notice stating the principal amount to be prepaid or otherwise by paying to the Agent a prepayment premium equivalent to a sum which is the higher of one per cent (1%) flat of the amount to be prepaid and the funding loss of each Lender on the amount to be prepaid in lieu of notice. Such prepayment fee shall be paid to the Agent on the date of prepayment for the pro rata account of the Lenders.

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

8.2  IRREVOCABILITY

     Any notice under Clause 8.1 shall be irrevocable. The amount of any prepayment shall become due and payable on the applicable Interest Payment Date.

8.3  NO REDRAWING

     Any amount of the Loan which is prepaid may not be redrawn and shall be applied towards the Borrower's payment obligations under Clause 7.1 in inverse order of maturity.

8.4  LIMITATION

     The Borrower shall not be entitled to prepay the Loan or any part thereof or cancel the Facility in whole or in part otherwise than as specifically provided in this Agreement.


9.  REPRESENTATIONS AND WARRANTIES

9.1  REPRESENTATIONS AND WARRANTIES

     The Borrower acknowledges that each of the Beneficiaries have entered into this Agreement and participated in the Facility in full reliance on representations by the Borrower in the following terms; and the Borrower now warrants to each of them that:-

(a)  STATUS

     the Borrower is duly incorporated with limited liability under the laws of Malaysia;

(b)  POWERS AND AUTHORIZATIONS

     the memorandum and articles of association of the Borrower include provisions which give power, and all necessary corporate authority has been obtained and action taken, for the Borrower to own its assets, carry on its business and operations as they are now being conducted, and execute and deliver, and perform the transactions contemplated in, this Agreement and the other Loan Documents to which it is a party and this Agreement and the other Loan Documents to which it is a party constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(c)  NON-VIOLATION

     neither the signing and delivery of this Agreement or the other Loan Documents to which it is a party nor the performance of any of the transactions contemplated herein or therein does or will contravene or constitute a default under, or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in, (i) any law by which it or any of its assets is bound or affected, (ii) its memorandum or articles of association or (iii) any agreement to which it is a party or by which any of its assets is bound;

(d)  CONSENTS

     no authorization, approval, consent, license, exemption, registration, recording, filing or notarization and no payment of any duty or tax and no other action whatsoever is necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Borrower or the rights of the Beneficiaries under this Agreement or the other Loan Documents save for payment of stamp duty in Malaysia, the registration of the Charge with the Registry of Titles, Wilayah Persekutuan, pursuant to the National Land Code, 1965, the lodgment of this Agreement, the Assignment, the Debentures and the Charge with the Registrar of Companies in accordance with section 108 of the Companies Act 1965 and the lodgment of the Debentures with the Registry of the High Court of Malaya for registration of the power of attorney contained therein;

(e)  NO DEFAULT

     no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Borrower or any of its assets is bound or affected, being a contravention or default which might either have an adverse effect on the business, assets or condition of the Borrower or adversely affect its ability to observe or perform its obligations under this Agreement or the other Loan Documents to which it is a party;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(f)  LITIGATION

     no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on its business, assets or condition or adversely affect its ability to observe or perform its obligations under this Agreement or the Loan Documents to which it is a party, is presently in progress or pending or, to the best of the knowledge, information and belief of the Borrower, threatened against the Borrower or any of its assets;

(g)  TAX LIABILITIES

     all necessary returns have been delivered by or on behalf of the Borrower to the relevant taxation authorities and the Borrower is not in default in the payment of any taxes, and no claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to in paragraph (h) below;

(h)  ACCOUNTS

     the audited financial statements (including the income statement and balance sheet) of the Borrower for the year ended 31st December, 1994 have been prepared on a basis consistently applied in accordance with generally accepted accounting principles in Malaysia and give a true and fair view of the results of its operations for that year and the state of its affairs at that date, and in particular accurately disclose or reserve against all the liabilities (actual or contingent) of the Borrower;

(i)  ASSETS

     the Borrower is the beneficial owner and has title to all its properties and assets;

(j)  NO SECURITY INTEREST

     none of the assets of the Borrower is affected by any Security Interest, and the Borrower is not a party to, nor is it or any of its assets bound by, any order, agreement or instrument under which the Borrower is, or in certain events may be, required to create, assume or permit to arise any Security Interest, other than those created pursuant to this Agreement and any permitted under clause 10.1(a);

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(k)  CHANGE IN BORROWER

     since the date the Borrower applied for the Facility there has been no material alterations or changes in the constitution, condition and business or other affairs of the Borrower which could or might adversely affect the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents to which it is a party;

(l)  CHANGE IN LAW

     no extraordinary circumstances or change of law or other government action has occurred which shall make it improbable that the business of the Borrower can be carried out or that the Borrower will be able to observe and perform the covenants and obligations on its part to be performed and observed under this Agreement and the other Loan Documents to which it is a party;

(m)  INFORMATION

     the information furnished by the Borrower in connection with the Land and the Project do not contain any untrue statement or omit to state any fact the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the Borrower;

(n)  HOLDING COMPANY

     SHUBILA is the holding company of the Borrower with the meaning of the Companies Act, 1965.

(o)  LICENSE THE ERICCSSON CONTRACT AND THE INTERCONNECT AGREEMENT

     (i) the License is subsisting and has not been revoked or amended in whole or in part;

     (ii) the Ericcsson Contract is subsisting and has not been varied in whole or in part and there is no default under the Ericcsson Contract by any of the parties thereto; and

     (iii)the Interconnect Agreement is subsisting and has not been varied in whole or in part and there is no default under the Interconnect Agreement by any of the parties thereto.

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(p)  DISCLOSURE

     the Borrower has fully disclosed in writing to the Agent all facts relating to the Borrower which the Borrower knows or should reasonably know and which are material for disclosure to the Beneficiaries in the context of the Facility.

9.2  REPETITION

     Each of the above representations and warranties will be correct and complied with in all respects on each date on which a Drawing is requested or to be made and on each Interest Payment Date as if repeated then by reference to the then existing circumstances, except that each reference to financial statements in paragraph (h) above shall be construed as a reference to the then latest available audited financial statements.

10.  UNDERTAKINGS

10.1 The Borrower undertakes with each of the Beneficiaries that, from the date of this Agreement until all its liabilities under this Agreement have been discharged:

(a)  RANKING AND NEGATIVE PLEDGE

     The liabilities of the Borrower under this Agreement rank and will rank (and would rank if the Security Documents to which it is a party were neither executed nor required) at least equally and ratably (pari passu) in point of priority and security with all its other liabilities (both actual and contingent) except:

     (i) liabilities which are subject to liens or rights of set off arising in the normal course of trading and the aggregate amount of which is not material;

     (ii) liabilities which are preferred solely by Malaysian law and not by reason of any Security Interest; and

     (iii) any other security created or outstanding with the prior consent of the Instructing Group,

     and the Borrower will not create or permit to exist over all or any part of its business or assets any Security Interest (other than those created pursuant to this Agreement or any permitted under sub-paragraphs (i) and
     (iii) above);

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(b)  PREPARATION OF ACCOUNTS

     The Borrower will prepare the financial statements referred to in Clause
     10.1 (c) on a basis consistently applied in accordance with generally accepted accounting principles in Malaysia and those financial statement shall give a true and fair view of the results of the operations of the Borrower for the period in question and the state of its affairs for the period to which the financial statements are made up and shall disclose or reserve against all the liabilities (actual or contingent) of the Borrower;

(c)  INFORMATION

     The Borrower will deliver to the Agent in sufficient numbers for each of the Lenders:

     (i) as soon as they become available (and in any event within ninety (90) days after the end of each of its financial periods) copies of its financial statements for that period which shall contain an income statement and a balance sheet and be audited by a firm of independent accountants;

     (ii) within sixty (60) days after the end of each half year of its financial year copies of a full report on its business for that period which shall contain full particulars of its business and an income statement and a balance sheet and also a full report on all construction and installation works done on the Project for that period and for that purpose shall maintain comprehensive records of all such works and shall allow the Agent and consultants appointed by the Agent to inspect such records from time to time as and when the Agent so requests; all costs of and incidental to such inspection and the fees of the consultants shall be borne and paid for by the Borrower and until payment shall be a debt due under the terms of this Agreement;

     (iii) within thirty (30) days after the end of each of its financial year, information on the Borrower's cashflow projections for the next financial year;

     (iv) within fifteen (15) days from the end of each month furnish to the Agent information regarding the Borrower's management account and monthly progress report on subscriber base, revenue proceeds and expenditure statements;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     (v) promptly, such other financial or other information relating to the Borrower and available to the Borrower as the Agent may reasonably require from time to time, in addition to that expressly provided for herein;

(d)  CONSENTS

     The Borrower will obtain and promptly renew from time to time, and will promptly deliver to the Agent certified copies of, any authorization, approval, consent, license, exemption, registration, recording, filing or notarization as may be necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Borrower or the rights of the Beneficiaries under this Agreement and the other Loan Documents to which it is a party and the Borrower shall comply with the terms of the same;

(e)  DEFAULT

     If the Borrower becomes aware of the occurrence of an Event of Default it will forthwith notify the Agent and provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or the delay or suspension or otherwise in connection therewith;

(f)  INSURANCES

     The Borrower shall maintain or cause the Project Contractor (as the case maybe) to maintain such insurances up to their full insurable value as are required by the terms of the Security Documents and such additional insurances in respect of its assets and business against all risks (including third party risks, contractor's all risks, workmen's compensation and public liability insurance) which a prudent company carrying on a similar business would normally insure and all such insurances shall be in amounts, on terms and policies and with insurers approved by the Agent and will not do or omit to do or suffer anything to be done which might render any such insurance policies to be void or voidable;

(g)  BUSINESS

     The Borrower will carry out and operate its business and affairs with due diligence and efficiency and in accordance with sound

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     financial and industrial standards and practices and shall in particular procure:-

     (i) that at all times installation and construction works in respect of the Project are carried out by duly qualified and experienced personnel; and

     (ii) all necessary licenses and comply with all regulations relating to the Project and the carrying on of its business generally;

(h)  LOANS TO OTHERS

     The Borrower will not make any loans to any persons except with the prior written consent of the Instructing Group;

(i)  DIVIDENDS

     The Borrower will not, except with the prior written consent of the Instructing Group, declare, make or pay any dividend or other distribution to its shareholders;

(j)  INDEBTEDNESS TO OTHERS

     Apart from indebtedness arising out of the provisions of this Agreement and existing hire purchase and leasing financing obtained by the Borrower, details of which have been made known to the Agent, the Borrower will not, except with the prior written consent of the Instructing Group, incur any indebtedness for Borrowed Money, or enter into any guarantee in respect of any indebtedness of any person, unless such indebtedness is:-

     (i) a short-term debt owing to a non-financial institution and payable on demand or maturing by its terms within twelve (12) months after the date on which it is originally incurred; and

     (ii) regarded by the Borrower to be necessary for the normal course and conduct of its operations and the Borrower shall have evidenced the necessity thereof to the satisfaction of the Lenders;

(k)  SUBORDINATION OF LOANS BY DIRECTORS, SHAREHOLDERS
     OR RELATED COMPANIES

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     The Borrower will procure and ensure that all present and future loans granted to it by any of its directors, shareholders or related companies will be subordinated to the Loan and will not be repaid in whole or in part without the prior written consent of the Instructing Group;

(l)  ALTERATION TO MEMORANDUM OR ARTICLES

     The Borrower will not alter its memorandum or articles of association without the prior written consent of the Instructing Group;

(m)  CHANGE IN SHAREHOLDERS AND SHAREHOLDINGS

     Save and except for (i) changes in the shareholdings of the Borrower not exceeding seven point five per cent (7.5%) of the Borrower's total paid up capital and (ii) changes in the Borrower's shareholders which result in the aggregate change in the shareholdings in the Borrower not exceeding seven point five per cent (7.5%) of the Borrower's total paid up capital, the Borrower will not allow any change in its shareholders or their shareholdings in the Borrower as set out in clause 9.1(n) hereof without the prior written consent of the Instructing Group;

(n)  CHANGE IN DIRECTORS

     The Borrower will not allow any change in the composition of its board of directors without the prior written consent of the Instructing Group;

(o)  NOTIFICATION OF DISPUTES

     The Borrower will, by written notice, inform the Agent of:-

     (i)   any legal proceeding, litigation or claim, involving the Borrower;

     (ii) any dispute between the Borrower and any Government or statutory body in respect of any of the Borrower's lands and other assets;

     (iii) any labor controversy which might result in a strike against the Borrower;

     (iv) any matter which has adversely affected or may adversely affect the Borrower's ability to fulfill its obligations

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

           under this Agreement, its financial position or its ability to repay the Loan;

(p)  PAYMENT OF OUTGOINGS

     The Borrower will punctually pay all quit rents, assessments, rates, license fees, taxes, utility charges, premia and all other outgoings whatsoever payable from time to time in respect of its business and assets as and when the same shall become due and payable and produce the receipt therefor to the Agent as and when so requested.

(q)  ADDITIONAL SECURITY

     (i) The Borrower shall at any time if and when required by the Instructing Group so to do execute in favor of the Agent or as the Agent shall direct such legal or other mortgages charges assignments transfers or agreements as the Instructing Group shall require of and on all the Borrower's estate right title and interest in any property or assets or business now belonging to or which may hereafter be acquired by or belong to the Borrower (including any vendor's lien) and the benefit of all licenses held in connection therewith to secure all moneys and liabilities hereby agreed to be paid or intended to be hereby secured, such mortgages charges assignments transfers or agreements to be prepared by or on behalf of the Agent at the cost of the Borrower and to contain all such terms and conditions for the benefit of the Lenders as the Instructing Group may reasonably require.

     (ii) The Borrower shall at any time if and when required by the Instructing Group so to do deposit with the Agent the documents of title of any or all immovable properties vested in the Borrower for any tenure and all or any debentures shares stocks or other investments or securities registered in the name of the Borrower or otherwise belonging to the Borrower. Such deposit may be by way of collateral security for the repayment of moneys and liabilities hereby secured and may also or otherwise be for the purpose of securing any other moneys owing to the Lenders by the Borrower and not secured thereby.

(r)  PROJECT ACCOUNT

     The Borrower shall forthwith open and maintain the Project Account with the Project Account Bank to receive all the Project

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

     Proceeds and save and expect with written consent of the Agent, the Borrower shall not open and/or maintain any bank account in respect of the Project Proceeds other than the Projcet Account.


(s)  PROJECT ACCOUNTANT AND AUDITORS

     The Borrower shall appoint the Project Accountant and auditors acceptable to the Agent at the expense of the Borrower and the Borrower shall ensure that the Project Accountant is accountable to the Agent in respect of the Project and the auditors so appointed shall provide the Agent with copies of all requisite correspondence in respect of the Borrower.

(t)  PROJECT SITE

     The Borrower shall permit any of the Beneficiaries to enter and visit the site of the Project at any time.

(u)  VALUATION

     The Borrower shall forthwith provide the Agent with an update valuation report by a valuer on the Agent's panel of valuer in respect of the Land as and when notified by the Agent to do provided that the Agent may not request for more than one (1) update valuation in each calendar year.

(v)  LICENSE THE ERICCSSON CONTRACT AND THE INTERCONNECT AGREEMENT

     The Borrower shall comply with the requirements of the License and the terms and conditions of the Ericcsson Contract and the Interconnect Agreement.

(w)  PARTNERSHIP

     The Borrower shall not enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income and profits are, or might be, shared with any other person, firm or company, or enter into any management contract or similar arrangement whereby the Borrower's business or operations are managed by any other person, firm or company without the written consent of the Instructing Group.

11.  CHANGES IN CIRCUMSTANCES

11.1 ILLEGALITY

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

     Where the introduction, imposition or variation of any law or any change in the interpretation or application of any law or any change in circumstances in relation to compliance with existing laws (such as those set out in Section 62(1)(b) of BAFIA) makes it unlawful or impractical without breaching such law for any Lender to allow all or part of its participation in the Facility or the Loan to remain outstanding or to fund all or part of its participation in a Drawing or the Loan or to carry out all or any of its other obligations under this Agreement or to charge or receive interest at the rate applicable, upon that Lender notifying the Agent:

(a) the Agent shall notify the Borrower and that Lender's obligation to participate in any future Drawings shall forthwith be suspended and the Facility shall be suspended to such extent;

(b) the Borrower shall, upon being so notified, prepay to the Agent for the account of that Lender all of that Lender's participation in the Loan in accordance with Clause 11.4 on such date as that Lender shall certify to be necessary to comply with the relevant law and that Lender's obligation to participate in any future Drawings shall terminate and the Facility shall be cancelled to the extent of that Lender's participation;

11.2 INCREASED COSTS

     Where any Lender determines that, as a result of the introduction or variation of any law or any change in the interpretation or application of any law, or compliance with any request (whether or not having the force of law) from any central bank or other fiscal, monetary or other authority or agency, the cost to that Lender of making or maintaining or funding its participation in the Facility or the Loan is increased or the amount of any sum received or receivable by it in respect of its participation in the Facility or the Loan or the effective return to it under this Agreement is reduced or it is obliged to make any payment (except in respect of tax on its overall net income) or foregoes any interest or other return on, or calculated by reference to, the amount of any sum received or receivable by it from the Borrower under this Agreement, then:

(a) that Lender shall notify the Borrower through the Agent of such event promptly upon its becoming aware of such event;

(b) the Borrower shall on demand pay to the Agent for the account of that Lender such amounts as that Lender from time to time and at any time (including after a prepayment of that Lender's participation) notifies the Agent to be necessary to compensate

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

      it for such increased cost, reduction, payment or foregone interest or return; and

(c) at any time thereafter, so long as the circumstances giving rise to the obligation to make the compensating payment continue:

     (i) at the Borrower's irrevocable election (by notice to the Agent), that Lender's obligation to participate in any future Drawings shall terminate and the Facility shall be cancelled to such extent; and

     (ii) the Borrower may, upon giving the Agent not less than 30 days' notice which shall be irrevocable, prepay to the Agent for the account of that Lender all of that Lender's participation in the Loan subject to and in accordance with Clauses 11.3 and 11.4.

11.3 PREPAYMENT

     Where the Borrower has given notice under Clause 11.2 to prepay a Lender's participation in the Loan:

(a) the Borrower shall provide the Agent with satisfactory evidence that all authorizations necessary to the prepayment have been unconditionally obtained;

(b) the amount of the prepayment shall become due and payable on expiry of the period specified in the notice to the Agent; and

(c) that Lender's obligations to participate in further Drawings shall terminate and the Facility shall be cancelled to the extent of that Lender's participation.

11.4 AMOUNT

     On prepaying a Loan or a Lender's participation in the Loan under this Clause 11, the Borrower shall pay to the Agent for the account of that Lender accrued interest on that participation together with all other amounts due to that Lender (including any sum payable under the indemnity contained in Clause 15.1) and, subject to such amounts having been paid, the amount of each subsequent repayment installment shall be proportionately reduced.

11.5 CERTIFICATES

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

     Any determination or notification by the Agent or any Lender concerning any matter referred to in this Clause 11 shall, in the absence of manifest error, be conclusive evidence as to that matter and shall be binding on the Borrower, the Lenders and the Agent.

12.  PAYMENTS

12.1 BY THE BORROWER

     All payments to be made by the Borrower:

(a) for the account of any of the Lenders shall be made in Ringgit Malaysia in immediately available funds not later than 11:30 a.m. (Kuala Lumpur time) on the relevant day and shall be made to the Agent's account with Bank Negara Malaysia or such other account as the Agent may have notified to the Borrower for the account of the Agent who shall, before the close of business in Kuala Lumpur on the date of receipt, remit to each Lender in Ringgit Malaysia its portion of the payment so made by remitting it to any account of that Lender which that Lender may have previously notified to the Agent.

(b) to the Agent or the Arranger shall be made in Ringgit Malaysia to such account as they may specify by notice to the Borrower.

12.2 BY THE LENDERS

     All amounts to be advanced by the Lenders to the Borrower under the Facility shall be remitted in Ringgit Malaysia in immediately available funds not later than 11:30 am. (Kuala Lumpur time) on the relevant day to the Agent's account with Bank Negara Malaysia or such other account as the Agent may have notified to the Lenders and the Agent shall make such amounts available for the Borrower's benefit on the same day. If the Agent makes available to the Borrower any amount which has not been made unconditionally available to the Agent the Borrower shall forthwith on notice from the Agent repay such amount to the Agent together with interest on such amount until its repayment at a rate determined by the Agent to reflect its cost of funds.

12.3 WITHHOLDINGS

     All payments by the Borrower under this Agreement, whether in respect of principal, interest, fees, commission or any other item, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, taxes, charges or otherwise

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

whatsoever) unless the deduction or withholding is required by law, in which event the Borrower shall:

(a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b) forthwith pay to the Agent for the account of each Lender such additional amount so that the net amount received by that Lender will equal the full amount which would have been received by it had no such deduction or withholding been made;

(c) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this Clause 12.3); and

(d) furnish to the Agent on behalf of the Lender concerned, within the period for payment permitted by the relevant law, either:

     (i) an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld; or

     (ii) if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

12.4 JUDGMENT CURRENCY

     If, under any applicable law, whether as a result of a judgment against the Borrower or the liquidation of the Borrower or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency (the "other currency") other than that in which it is required to be paid hereunder (the "original currency") then, to the extent that the payment to the relevant payee (when converted at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Agreement, the Borrower shall as a separate and independent obligation, fully indemnify that payee against the amount of the shortfall; and for the purposes of this sub-Clause "rate of exchange" means the rate at which the relevant payee is able on the

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

relevant date to purchase the original currency in Kuala Lumpur with the other currency.

12.5 DEFAULT INTEREST

(a) If the Borrower fails to pay any amount in accordance with this Agreement, the Borrower shall pay interest in Ringgit Malaysia on that amount from the time of default up to the time of actual payment (as well after as before judgment) at the rates per annum which are one per cent (1%) per annum above the rates payable under Clause 6.2 or such other rate or rates as prescribed by the relevant Lender for such period as the relevant Lender may from time to time select and notify the Borrower through the Agent.
     For this purpose the Agent and the Arranger shall each be deemed to be a Participant Merchant Bank.

(b) Interest under this Clause shall accrue daily on the basis of a year of 365 days from and including the first day to the last day of each period selected by the relevant Lender under Clause 12.5(a) and shall be due and payable by the Borrower at the end of each such period. So long as the default continues, the rate referred to in Clause 12.5(a) shall be calculated on a similar basis at the end of each period selected by the relevant Lender and notified to the Borrower through the Agent and interest payable under Clause 12.5(a) which is unpaid at the end of each period selected shall thereafter itself bear interest at the rate provided in Clause 12.5(a).

(c) Interest as set out in Clause 12.5(a) and (b) shall continue to be payable notwithstanding that the relationship of banker/financier and customer between the Lenders and the Borrower may cease for any reason whatsoever.

12.6 DATE

     If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day or, if that Business Day falls in the following month, on the preceding Business Day.

13.  DEFAULT

13.1 EVENTS

     If:

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

(a)  NON-PAYMENT

     The Borrower fails to pay any amount due under this Agreement on the due date or on demand, if so payable;

(b)  BREACH OF OBLIGATIONS

     The Borrower or any of the Third Parties fails to observe or perform any of their respective obligations under this Agreement or the other Loan Documents or under any other undertaking or arrangement entered into in connection herewith or therewith, other than an obligation of the type referred to in Clause 13.1(a) and, in the case of a failure capable of being remedied, the Instructing Group do not determine, within fourteen
     (14) days after the Borrower became aware of the failure, that it has been remedied to the Instructing Group's' satisfaction;

(c)  MISREPRESENTATION

     Any representation, warranty or statement which is made (or acknowledged to have been made) by the Borrower or any of the Third Parties in this Agreement or the other Loan Documents or which is contained in any certificate, statement, legal opinion or notice provided under or in connection herewith or therewith proves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects;

(d)  INVALIDITY

     Any provision of this Agreement or the other Loan Documents is or becomes, for any reason, invalid or unenforceable;

(e)  DISPOSAL OF ASSETS

     The Borrower or any of its subsidiaries or related companies or any of the Third Parties transfers or disposes of, or threatens to transfer or dispose of, a substantial part of its, his or her business or assets and the result of any of the foregoing is, in the determination of the Instructing Group, adversely to affect the financial condition or ability of either the Borrower or such Third Party to observe or perform its or his respective obligations under this Agreement or the other Loan Documents;

(f)  CESSATION OF BUSINESS

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

     The Borrower or any of its subsidiaries or related companies or any of the Third Parties changes or threatens to change the nature or scope of its or his business, suspends or threatens to suspend a substantial part of the present business operations which it or he now conducts directly or indirectly, or any governmental authority expropriates or threatens to expropriate all or part of its or his assets and the result of any of the foregoing is, in the determination of the Instructing Group, adversely to affect the respective financial condition or ability of either the Borrower or such Third Party to observe or perform its or his obligations under this Agreement or the other Loan Documents;

(g)  CROSS-DEFAULT

     Any indebtedness of the Borrower or any of its subsidiaries or related companies or any of the Third Parties becomes due, any guarantee of the Borrower or any of its subsidiaries or related companies or any of the Third Parties is not discharged at maturity or when called or the Borrower or any of its subsidiaries or related companies or any of the Third Parties goes into default under, or commits a breach of, any instrument or agreement relating to any such indebtedness or guarantee;

(h)  APPOINTMENT OF RECEIVER, LEGAL PROCESS

     An encumbrancer takes possession of, or a trustee or administrative or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of the Borrower or any of its subsidiaries or related companies or any of the Third Parties or distress or any form of execution is levied or enforced upon or sued out against any such assets or any Security Interest which may for the time being affect any of such assets becomes enforceable;

(i)  INSOLVENCY

     The Borrower or any of its subsidiaries or related companies or any of the Third Parties is deemed unable to pay its or his debts or becomes unable to pay its or his debts as they fall due;

(j)  SUSPENSION OF PAYMENTS

     The Borrower or any of its subsidiaries or related companies or any of the Third Parties suspends or threatens to suspend making payments (whether of principal or interest) with respect to all

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

     or any class of its or his debts and the result of any of the foregoing is, in the determination of the Instructing Group, adversely to affect the financial condition or ability of either the Borrower or such Third Party to observe or perform its or his respective obligations under this Agreement or the other Loan Documents;

(k)  COMPOSITION, WINDING-UP

     The Borrower or any of its subsidiaries or related companies or any of the Third Parties convenes a meeting of its or his creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, its or his creditors or a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for making an administration order against or for winding up of the Borrower or any of its subsidiaries or related companies (other than for the purposes of and followed by a reconstruction previously approved in writing by the Lenders, unless during or following such reconstruction the Borrower or the relevant subsidiary or related company, or such Third Party (as the case may be) becomes or is declared to be insolvent);

(l)  ANALOGOUS PROCEEDINGS

     Anything analogous to any of the events specified in paragraphs (h), (i),
     (j) or (k) occurs under the laws of any applicable jurisdiction;

(m)  LEGAL PROCEEDINGS

     Any legal proceedings suit or action shall be instituted against the Borrower or any of its subsidiaries or related companies or any of the Third Parties and if after the Instruction Group have reviewed the matter with the Borrower and that Third Party (where relevant), the Instructing Group are of the opinion that this will affect the Borrower's or that Third Party's ability to observe or perform its or his obligations under this Agreement or the other Loan Documents;

(n)  JUDGMENT OUTSTANDING

     A judgment by a court of competent jurisdiction is obtained against the Borrower or any of its subsidiaries or related companies or any of the Third Parties;

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91, 000,000.00

(o)  CHANGE IN LAW

     Any law is brought into effect which purports to render ineffective or invalid any provision of this Agreement or any of the other Loan Documents or which would prevent the Borrower or a Third Party from performing any of their respective obligations hereunder or thereunder;

(P)  DAMAGE TO LAND ETC.

     Any part of the Land or any structures thereon or any assets of the Borrower or SHUBILA is damaged or destroyed and the result, whether by reason of the insurance over the Land or structure or such assets proving to be invalid or unenforceable or for any other reason is, in the determination of the Instructing Group, adversely to affect the financial condition of the Borrower or the Borrower's SEGAR KASTURI's and/or SHUBILA's ability to observe or perform its respective obligations under this Agreement or any of the Security Documents as the case may be;

(q)  INCAPACITY

     A Personal Guarantor is declared bankrupt, dies, becomes insane or of unsound mind or becomes incapacitated in any other way;

(r)  NON-COMPLETION OF PROJECT

     The Project should be abandoned by the Borrower and/or there should be any stoppage of work for a continuous period exceeding thirty (30) days;

(s)  BREACH AND/OR REVOCATION OF LICENSE

     Any terms of the License has been breached by the Borrower and/or the License has been revoked for any reasons whatsoever; or

(t)  ADVERSE EVENTS

     Any event or events has or have occurred or a situation exists which could or might, in the opinion of the Instructing Group, prejudice the ability of the Borrower or a Third Party to perform any of their respective obligations under this Agreement or the other Loan Documents or under any other undertaking or arrangement entered into in connection herewith or therewith in accordance with the terms hereof or thereof,

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000


then, at once or at any time thereafter, the Agent may (and, if so directed by the Instructing Group, shall) by notice to the Borrower, declare the Loan to be immediately due and payable whereupon:

(i) the Loan shall become so due and payable together with accrued interest thereon and any other amounts then payable under this Agreement; and

(ii) no further Drawings shall be made and the Facility shall be cancelled.

13.2 NOTICE

(a) If the Agent is notified under this Agreement of the occurrence of an Event of Default it shall inform each of the Lenders.

(b) If the Borrower defaults in payment of any amount due and payable to the Agent for the account of the Lenders the Agent shall inform each of the Lenders of such default within seven (7) Business Days from the date of such default.

14.  ENFORCEMENT OF SECURITY

14.1 ENFORCEMENT

     Upon default by the Borrower in the manner provided in Clause 13.1 the Agent may and upon the request of the Instructing Group, shall, forthwith enforce the rights of the Lenders under this Agreement and the Security Documents to recover all sums payable under this Agreement and the Security Documents. Enforcement may, at the absolute discretion of the Agent, be against the person of the Borrower and its assets concurrently or consecutively and if consecutively in such order as the Agent deems fit.

14.2 APPLICATION OF PROCEEDS

     All moneys received from the sale of any assets shall, subject to Clause
20.2 and also to the claims of all secured or unsecured creditors (if any) ranking in priority to the Security Documents, be applied as follows:-

First, in or towards the payment of all costs expended or incurred by the Agent in the enforcement of the Security Documents or any thereof or part thereof (including court costs and solicitors' fees);

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


Second, in or towards the payment of all amounts payable under the Security Documents other than principal and interest PROVIDED, HOWEVER, that if such proceeds are insufficient to pay all such amounts, the Agent shall apply such proceeds pro-rata based on the respective entitlements to such amounts of the Beneficiaries;

Third, in or towards the payment in full of the aggregate accrued but unpaid interest pursuant to this Agreement PROVIDED, HOWEVER, that if such proceeds are insufficient to pay all such interest, the Agent shall apply such proceeds pro-rata based on the interest then due to the Lenders;

Fourth, in or towards the payment of the principal outstanding to the Lenders PROVIDED, HOWEVER, that if such proceeds are insufficient to pay all such amounts, the Agent shall apply such proceeds pro-rata based on the then outstanding principal due to each Lender;

Fifth, the balance to the Borrower or to such other person(s) as may be lawfully entitled thereto.

14.3 In the event of any pro-rata application of proceeds hereunder, the Agent's determination of the amount of each party's claim and the pro-rata amount to be applied against such claim shall be prima facie evidence of such amounts.

14.4 If the amount realized by the Agent on behalf of the Beneficiaries on any sale of the properties and assets secured under the Security Documents, after the deduction and payment from the proceeds of such sale of all fees dues costs rates taxes and other outgoings is less than the amount due to the Beneficiaries and whether at such sale they or any of them are or is the purchasers or purchaser or otherwise the Borrower shall pay to the Beneficiaries the difference between the amount due and the amount so realized and until payment will also pay interest on such balances at the rate as aforesaid Provided Always that such personal liability of the Borrower to pay the aforesaid differential sum shall not in any way prejudice, reduce, affect or limit the right of the Beneficiaries to sue and recover from the Borrower all amounts payable under the Security Documents nor shall this Clause be construed to preclude or prevent the Beneficiaries from suing the Borrower or to postpone the right of the Beneficiaries to sue the Borrower until after the assets secured under this Agreement have been sold.

15.  INDEMNITY

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000


15.1 GENERAL INDEMNITY

     The Borrower shall fully indemnify each of the Beneficiaries from and against any expense, loss, damage or liability (as to the amount of which the certificate of the Agent shall, in the absence of manifest error, be conclusive) which any of them may incur as a consequence of the occurrence of any Event of Default, of any failure to borrow in accordance with a Drawing Notice or of any prepayment under this Agreement or otherwise in connection with this Agreement. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund the Loan (or any part thereof) or any other amount due or to become due under this Agreement.

16.  THE AGENT AND THE ARRANGER

16.1 APPOINTMENT

     Each Lender irrevocably authorizes the Agent, subject to Clause 16.13, to enter into and execute each of the Loan Documents, and to hold the security thereby created, as security agent for the Beneficiaries, and to take such action on its behalf and to exercise and carry out such powers, discretions, authorities and duties as are specifically delegated to it by this Agreement and the other Loan Documents and such powers as the Agent reasonably considers are incidental thereto. The Agent shall have only those powers, discretions, authorities and duties which are expressly specified in this Agreement and the other Loan Documents.

16.2 RELATIONSHIP

(a) In connection with its powers, discretions, authorities and duties under this Agreement and the other Loan Documents, the Agent shall act solely as the agent of each of the Lenders, and neither the Agent nor the Arranger shall assume, and shall not be deemed to have assumed, any obligations to, or fiduciary relationship with, the Lenders other than those for which specific provision is made by this Agreement or the other Loan Documents or any obligations to, or fiduciary relationship with, the Borrower.

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000


(b) The Agent shall not be liable for any failure of any of the parties to this Agreement duly and punctually to observe and perform any of their respective obligations under this Agreement and the other Loan Documents.

(c) The Agent shall not be liable for any action taken or omitted by it under or in connection with this Agreement or the other Loan Documents in good faith.

(d) The Agent may act under this Agreement or the other Loan Documents through its authorized personnel and agents.

16.3 INSTRUCTING GROUP'S DIRECTIONS

     In the exercise of any power, right, authority or discretion vested in the Agent under this Agreement or the other Loan Documents and as to any matter not expressly provided for in this Agreement or the other Loan Documents or where a decision of the Instructing Group is provided for, the Agent shall act or refrain from acting in accordance with the instructions of the Instructing Group. In the absence of any such instructions, the Agent may act or refrain from acting as it shall see fit. Any such instructions of the Instructing Group or any such decision of the Agent shall be binding on the Arranger and all the Lenders and the Agent shall not be liable to any of the Borrower, the Arranger and the Lenders for the consequences of any such instructions or decision.

16.4 CREDIT APPROVAL

     In favor of the Agent and the Arranger, each Lender acknowledges in connection with this Agreement and the other Loan Documents:

(a) that it has made such inquiries on its own behalf and taken such care as would have been the case had its participation in the Loan been a loan made directly by that Lender to the Borrower without the intervention of the Agent, the Arranger or any other Lender and that it has not relied, and does not rely, upon any information or advice provided, or any appraisal of, or investigation into the financial condition, credit worthiness, affairs, status or nature of the Borrower effected, by the Agent or the Arranger in such capacity; and

(b) that, subject to Clause 16.8, neither the Agent nor the Arranger was or will be obliged either before or at any time after the signing of this Agreement to provide that Lender with any

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     information or advice or to make any such investigation or appraisal.

16.5  DOCUMENTATION

      Neither the Agent nor the Arranger or any of their respective directors, officers, employees or agents shall be liable:

(i) for the execution, validity, enforceability or effectiveness of this Agreement, the other Loan Documents or any document delivered pursuant hereto or thereto or connected herewith or therewith; or

(ii) for any statements, representations or warranties made or referred to in this Agreement or the other Loan Documents or any information given in connection with this Agreement or the other Loan Documents.

16.6 RELIANCE

The Agent shall not be liable:-

(a) for the consequences of relying on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; or

(b) for the consequences of relying on the advice of any professional advisers selected by it in connection with this Agreement or the other Loan Documents.

16.7 DEFAULT

(a) Neither the Agent nor the Arranger shall be obliged to take any steps to ascertain whether any Event of Default has occurred and until the Agent or the Arranger has received express notice to the contrary from the Borrower or a Lender, it shall be entitled to assume that no such event has occurred.

(b) The Agent shall not be obliged to take any proceedings against the Borrower for the recovery of any sum due under this Agreement or the other Loan Documents or otherwise in connection herewith or therewith unless it has been fully indemnified to its satisfaction by each of the Lenders in proportion to its aggregate participation in the Loan (or, if no Drawing has been made, in the Facility).

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


16.8 INFORMATION

(a) The Agent shall send a copy of all notices served by the Borrower under this Agreement or the other Loan Documents and of all other documents delivered to it under this Agreement or the other Loan Documents to each of the Lenders affected by such notice or document.

(b) Neither the Agent nor the Arranger shall be obliged to transmit to the Lenders any information in any way relating to any of the parties to this Agreement which the Agent or the Arranger may have acquired otherwise than in connection with this Agreement or the other Loan Documents.

16.9 THE AGENT AND THE ARRANGER AS LENDER

     Each of the Arranger and the Agent shall, with respect to their own participations in the Facility, have the same rights under this Agreement and the other Loan Documents as any other Lender and may exercise them as though it were not also acting as a Arranger or as agent for the Lenders (as the case may be). Each of the Agent and the Arranger and its related companies, associates and affiliates may, without liability to disclose or account, engage in any kind of financial, trust or commercial business with, or acquire or dispose of any kind of security of, the Borrower or any of its related companies, associates or affiliates and none of the Agent, the Arranger and their respective related companies associates or affiliates shall have any obligation to disclose or account for any dealings with the Borrower and its related companies, associates or affiliates prior to the date of this Agreement.

16.10  INDEMNITY

     Each of the Lenders shall fully indemnify the Agent and the Arranger ratably according to its aggregate participation in the Loan (or if no Drawing has been made, the Facility), from and against all claims, proceedings, expenses, losses, damages and liabilities of every description (except in respect of any agency fee due to the Agent and any arrangement fee due to the Arranger) which may be incurred by the Agent or the Arranger in such capacity in good faith and which in any way relate to or arise out of this Agreement, the other Loan Documents or any related documents or any action taken or omitted by the Agent or the Arranger in enforcing or preserving, or in attempting to enforce or preserve, any of the rights of the Lenders under this Agreement, the other Loan Documents or any related

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


documents. If the Agent in good faith makes available to the Borrower an amount which has not been made unconditionally available to the Agent by a Lender, then that Lender shall indemnify the Agent against any loss which the Agent suffers or incurs as a result.

     Unless the Borrower notifies the Agent before the date a payment is due hereunder that it does not intend to make the payment, the Agent may assume that the Borrower has made that payment when so due and the Agent may make available to each Lender on that payment date an amount equal to that Lender's share of the assumed payment. If the Borrower has not made payment to the Agent, each Lender shall on demand repay to the Agent, for value on the date of payment to the Lender, the amount made available to that Lender.

16.11  MODIFICATIONS AND AMENDMENTS TO THIS AGREEMENT

The Agent may grant waivers or approvals under, or modify or amend, this Agreement if authorized by the Instructing Group. Any such waiver, approval, modification or amendment so authorized and effected by the Agent shall be binding on all the Lenders and the Agent shall be under no liability whatsoever in respect of any such waiver, approval, modification or amendment. This Clause
16.11 shall not authorize except with the approval of all the Lenders:-

(a)  any increase in any Lender's participation in the Facility or the Loan;

(b)  any extension of the Availability Period; or

(c)  any variation of the definition of the Instructing Group or this Clause
     16.11.

16.12  MODIFICATIONS AND AMENDMENTS TO THE LOAN DOCUMENTS

     The Agent may approve modifications or amendments to the Loan Documents or release of any one or more assets secured under any of the Security Documents if authorized by the Instructing Group. The Agent in such capacity shall be under no liability whatsoever in respect of any such approval.

16.13  TERMINATION

     The Agent or the Instructing Group may at any time notify the Borrower, the Agent and the Instructing Group of the proposed termination of the agency. After the giving of any notice of proposed termination, the Instructing Group may in writing appoint a successor

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


as Agent. If such successor has not accepted in writing the appointment within thirty (30) days after the notice of proposed termination, the Agent may within a further thirty (30) days appoint, on behalf of the Instructing Group, a successor which shall be a bank or merchant bank with an office in Kuala Lumpur. Upon the written acceptance (in such form as the Instructing Group may approve) by the successor of its appointment as Agent:

(a) as regards the Borrower and each of the Lenders, such successor shall become bound by all the obligations of the Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Agent hereunder;

(b) the agency of the retiring Agent shall terminate but without prejudice to any liabilities which the retiring Agent may have incurred prior to the termination of its agency;

(c) the retiring Agent shall be discharged from any further liability or obligation under this Agreement (save that the retiring Agent shall pay to the successor a pro rata proportion of the agency fee paid under Clause 17.4), and the provisions of this Agreement shall continue in effect for the benefit of any retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

17.  FEES AND EXPENSES

17.1 COMMITMENT FEE

     The Borrower shall pay a commitment fee which shall be charged on the cumulative undrawn and uncancelled portion of the Facility and shall be calculated on the basis of actual days elapsed and a three hundred and sixty five (365) day year at the rate of zero point one two five per cent (0. 125%) per annum upon the daily amount for the time being undrawn for the period commencing on the date which is ninety (90) days from the date of this Agreement and ending on the last day of the Availability Period and shall be paid to the Agent for the account of the Lenders monthly in arrear and on the last day of the Availability Period or any earlier day when the Facility is fully drawndown or cancelled.

17.2 PARTICIPATION FEE

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


     The Borrower shall on the date of execution of this Agreement pay to the Agent for the pro rata account of the Lenders a participation fee of zero point twenty five per cent (0.25%) flat on the amount of the Facility.

17.3 ARRANGEMENT FEE

     The Borrower shall pay to the Arranger from its own account an arrangement fee at such rate and time in accordance with the terms as stated in the letter dated 11th May, 1995 exchanged between the Borrower and the Arranger.

17.4 AGENCY FEE

     The Borrower shall pay to the Agent for its own account an agency fee at such rate and time in accordance with the terms as stated in the letter dated 11th May, 1995 exchanged between the Borrower and the Agent.

17.5 FACILITY FEE

          The Borrower shall pay to each of the Lender from its own account a facility fee at such rate and time and in accordance with the terms stated in the letter dated 11th May, 1995 exchanged between the Borrower and the Agent.

17.6 EXPENSES

     The Borrower shall on demand pay, in each case on the basis of a full indemnity:-

(a) to the Agent and the Arranger all expenses (including legal, printing, publicity and out-of-pocket expenses) incurred in connection with the negotiation, preparation or completion of this Agreement, the other Loan Documents and any related documents and the syndication of the Facility PROVIDED THAT the out of-pocket expenses shall not exceed the maximum sum of Ringgit Malaysia Fifty Thousand (RM50,000);

(b) to the Agent (for its own account or (as the case may require) for the account of the other Beneficiaries) all expenses (including legal and out-of-pocket expenses) incurred in connection with any variation, assignment, transfer consent or approval relating to this Agreement, the other Loan Documents or any related documents or in connection with the preservation or enforcement or the attempted preservation or enforcement of any

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000


     of their respective rights under this Agreement, the other Loan Documents or any related documents; and

(c) to the Agent (for the account of the Lenders) all expenses pertaining to insuring the Land and the assets of the Borrower or SHUBILA as the case may be pursuant to the terms of the Security Documents and all expenses pertaining to the valuation of the Land and abovementioned assets as may be required by the Lenders from time to time.

17.7  STAMP DUTY

     The Borrower shall pay any stamp, documentary and other similar duties and taxes to which this Agreement, the other Loan Documents or any related documents may be subject or give rise and shall fully indemnify each of the Beneficiaries from and against any losses or liabilities which any of them may incur as a result of any delay or omission by the Borrower to pay any such duties or taxes.

18.  SET OFF AND PRO RATA SHARING

18.1 SET-OFF

     Following an Event of Default, any Lender may without notice to the Borrower combine, consolidate or merge all or any of the Borrower's accounts with, and liabilities to, that Lender and may set off or transfer any sum standing to the credit of any such accounts in or towards satisfaction of any of the Borrower's liabilities to that Lender under this Agreement, and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency and each Lender is hereby authorized to effect any necessary conversions at the Lender's own rate of exchange then prevailing.

18.2 PRO RATA SHARING

(a) If a Lender receives or recovers any amount (other than from the Agent) in respect of sums due from the Borrower under this Agreement or the Security Documents (whether by set off or otherwise) it shall promptly notify the Agent of such amount and the manner of its receipt or recovery.

(b) Following receipt of notice under Clause 18.2(a) the Agent shall, as soon as practicable, having regard to the circumstances, consult with the Lenders to establish the aggregate amount of sums received or recovered by the Lenders and what payments are

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loans Facility of RM91,000,000.00


     necessary amongst the Lenders for such aggregate amount to be divided amongst the Lenders in proportion to their participations.

(c) The Lenders shall promptly make such payments to each other, through the Agent, as the Agent shall direct to effect the proportionate division referred to in Clause 18.2(b).

(d) If a Lender makes a payment or payments pursuant to Clause 18.2(c), any payment previously received by that Lender as described in Clause 18.2(a) shall, subject to Clause 18.2(e), be deemed to have been made by the Borrower on the understanding that it was received by that Lender as agent for the Lenders and that the payments described in Clause 18.2(c) would be made and the liabilities of the Borrower to each of the Lenders shall accordingly be determined on the basis that such payment or payments pursuant to Clause 18.2(c) would be made.

(e) If a Lender makes a payment or payments pursuant to Clause 18.2(c), Clause 18.2(d) shall not apply if, as a result, the indebtedness of the Borrower to the Lender has been extinguished, discharged or satisfied by the amount received or recovered (for example because of set off). In this event, for the purpose only of determining the liabilities of the Borrower to the Lenders (other than the Lender making the said payment or payments) and the liabilities of the Lenders to each other, the said payment or payments by the Lender shall be deemed to have been made on behalf of the Borrower in respect of its obligations under this Agreement or the other Loan Documents (as the case may be) and to the extent the Loans are thereby discharged the Borrower shall fully indemnify the Lender for such payment or payments.

(f) Any moneys payable by the Borrower under Clause 18.2(e) by way of indemnity shall be payable from the date the Lender makes the payment or payments under Clause 18.2(c), shall carry interest from such date and for such purpose and all other purposes of this Agreement be treated in the same way as other amounts payable under this Agreement as though such moneys were payable in respect of the participation of the Lender which has the benefit of the indemnity contained in Clause 18.2(e) (whether or not the indebtedness attributable to such participation has been extinguished, discharged or satisfied in whole or in part).

(g) The parties shall make such payments and take such steps as may be just and equitable to re-adjust the position of the parties if a Lender, having followed the procedures required above, is

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91,000,000.00


     required to return any sum to the Borrower as referred to in Clause
     18.2(a).

18.3 NOTIFICATION

Each Lender shall promptly give notice to the Agent of:

(a) the institution by such Lender of any legal action or proceedings hereunder or in connection herewith prior to such institution; and

(b) the receipt or recovery by such Lender of any amount due and payable to such Lender hereunder and received or recovered by it otherwise than through the Agent.

Upon receipt of any such notice the Agent will as soon as practicable thereafter notify the other Lender.

19.  ASSIGNMENT AND TRANSFER

19.1 BENEFIT OF AGREEMENT

     This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and assigns.

19.2 ASSIGNMENTS AND TRANSFERS BY THE BORROWER

     The Borrower shall not, without the prior written consent of the Instructing Group obtained through the Agent, be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

19.3 ASSIGNMENTS AND TRANSFERS BY LENDERS

(a) Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 19.3(c) all or any of its rights, benefits and obligations to any bank or financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same bank or financial institution.

(b) If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 19.3(a) then, unless and until the assignee has agreed with the Beneficiaries that it shall be under the same obligations towards each of them as it

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


     would have been under if it had been an original party hereto as a Lender, the Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

(c) If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 19.3(a) then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth (5th) Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:-

     (i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 19.3(c) as "discharged rights and obligations");

     (ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Lender; and

     (iii)the Agent, the Arranger, such Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

(d) On the date upon which a transfer takes effect pursuant to Clause 19.3(c), the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of Ringgit Malaysia Five Hundred (RM500.00).

(e) Notwithstanding any other provisions herein contained a Lender may only assign its rights and benefits and/or for its rights,

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


     benefits and obligations under this Agreement to a Transferee falling within the description of Section 38(1B)(c) of the Companies Act, 1965, and being either (a) an office in Malaysia of a company or other body corporate or a fund incorporated or established in Malaysia or (b) the Malaysian branch of a company incorporated or established outside Malaysia.

19.4 DISCLOSURE OF INFORMATION

     Any Lender may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Lender in relation to this Agreement or to any governmental agency or authority requiring the same such information about the Borrower and/or any of the Third Parties as such Lender shall consider appropriate.

20.  FURTHER PROVISIONS

20.1 EVIDENCE OF INDEBTEDNESS

     In any proceedings relating to this Agreement:

(a) a statement as to any amount due to the Lenders under this Agreement which is certified as being correct by an officer of the Agent; and

(b) a statement as to any amount due to a Lender under this Agreement which is certified as being correct by an officer of the Lender;

shall, unless otherwise provided in this Agreement, be conclusive evidence (in the absence of manifest error) that such amount is in fact due and payable.

20.2 APPLICATION OF MONEYS

     If any sum paid or recovered in respect of the liabilities of the Borrower under this Agreement is less than the amount then due, the Agent may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Instructing Group shall determine.

20.3 MODIFICATION AND INDULGENCE

     The Agent and the Lenders may at any time without in any way affecting this Agreement or any of the other Loan Documents:-

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


(a) determine, vary or increase the amounts of the Facility or any credit or other facility granted to the Borrower and may open and/or continue any accounts with the Borrower at any branch or branches of the Agent and/or the Lenders under the Loan Agreement; and/or

(b) grant to the Borrower, any Third Party or any other person any time or indulgence; and/or

(c)  renew any bill, notes or other negotiable securities; and/or

(d) deal with, exchange, release or modify or abstain from perfecting or enforcing any securities or other guarantees or rights it may now or at any time hereafter or from time to time have from or against the Borrower, any Third Party or any other person; and/or

(e) compound with the Borrower, any Third Party or any other person or guarantor.

20.4 RIGHTS CUMULATIVE, WAIVERS

     The respective rights of each of the Beneficiaries under this Agreement are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The respective rights of each of the Beneficiaries in relation to the Facility and/or the Loan (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

20.5 FURTHER ASSURANCES

      The Borrower shall promptly, upon the request of the Agent, execute, acknowledge, deliver, file and register at its own expense all such additional agreements, amendments, instruments, certificates, documents and assurances and perform such other acts, as shall be necessary or appropriate to effectuate the purposes of this Agreement or any of the other agreements, instruments or documents delivered hereunder or in correction herewith. The Borrower hereby irrevocably

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


authorizes the Agent to act and sign any agreement, instrument or document in the name of and on behalf of the Borrower in order to carry out the provisions of this Clause 20.5 save that notwithstanding such authorization the Agent shall not be obliged to so act but shall have the absolute discretion to decide whether or not to so act.

20.6 DISCHARGE OF PERSONAL GUARANTORS

     The parties hereto agree that in the event the number of subscribers of the wireless local loop network which network is installed and implemented under the Project and operated by the Borrower exceeds the figure of thirty seven thousand (37,000), then the Personal Guarantors shall be discharged from the Personal Guarantee with immediate effect (the "Discharge") PROVIDED THAT:-

(i) the evidence prescribed and provided by the Borrower to ascertain the thirty seven thousand (37,000) subscribers is acceptable to the Agent at its absolute discretion;

(ii) the Instructing Group having evaluated the feasibility of the Discharge has given its consent at its absolute discretion through the Agent for the Discharge;

(iii)the Borrower has complied with such conditions (if any) to the satisfaction of the Agent as may be prescribed by the Agent in consideration of the Discharge.

20.7 NOTICES

(a) Notices to be given or served under the provisions of this Agreement shall be deemed properly given or served if given in writing delivered personally or by post by prepaid letter, telex or facsimile transmission addressed to the relevant party at its address stated above or to any telex number or facsimile number which is published as belonging to it (or such other addressor telex or facsimile number as is notified by any party to the other party hereunder). Every notice or other communication shall be deemed to have been received in the case of a telex message or facsimile transmission the next working day after the date of dispatch, subject to such telex message or facsimile transmission being confirmed forthwith thereafter by written notice delivered by post to the party entitled to receive the same as aforesaid, and in the case of a letter the next working day after the date of delivery when delivered personally or forty-eight
     (48) hours after it has been put into post.

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


(b) In proving the giving of a notice hereunder it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the telex bears the correct answerback or that the facsimile transmission report bears the correct transmission receipt confirmation of the party to whom the notice was sent.

20.8 INVALIDITY OF ANY PROVISION

     If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

20.9 GOVERNING LAW

     This Agreement is governed by, and shall be construed in accordance with, the laws of Malaysia.

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


     IN WITNESS WHEREOF this Agreement is executed by the parties hereto.


The execution of this Agreement by    )
the Borrower, SYARIKAT TELEFON        )
WIRELESS (M) SDN. BHD. is duly        )
effected in a manner authorized       )      [Seal]
by its constitution under the Seal    )
of the Borrower, SYARIKAT TELEFON     )
WIRELESS (M) SDN. BHD. which said     )
Seal is hereunto duly affixed on      )
this 18th day of August, 1995         )
in the presence of:-                  )



/s/.................................  Director
                                      NAME:


/s/.................................  Director
                                      NAME:



SIGNED by                             )
                                      )
Hassan Hussain                        )
                                      )
for and on behalf of                  )   /s/..........................
PERMATA MERCHANT BANK                 )
BERHAD, as Arranger and Agent         )
on the 18th day of August,            )
1995                                  )
                                           ............................

                  /s/
               LOO YEN N
          Advocate & Solicitor
              Kuala Lumpur

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


SIGNED by                             )
                                      )
Hassan Hussain                        )
                                      )
for and on behalf of                  )   /s/..........................
PERMATA MERCHANT BANK                 )
BERHAD, as Lender on the 18th         )
day of August, 1995                   )


                                           ............................

                  /s/
               LOO YEN N
          Advocate & Solicitor
              Kuala Lumpur


SIGNED by                             )
                                      )
Jalil Haji Said                       )
                                      )
for and on behalf of                  )   /s/
PERWIRA AFFIN BANK                    )
BERHAD, as Lender on the              )
18th day of August,                   )
1995                                  )


                  /s/
               LOO YEN N
          Advocate & Solicitor
              Kuala Lumpur

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd
Facility : Term Loans Facility of RM91,000,000.00


                                   SCHEDULE 1

                                    LENDERS


A.   PARTICIPANT COMMERCIAL BANK


                            INITIAL
         NAME            LENDING OFFICE           COMMITMENT

1.   Perwira Affin
     Bank Berhad                                  RM47,000,600



B.   PARTICIPANT MERCHANT BANK

1.   Permata Merchant                             RM44,000,000
     Bank Berhad



     Total

                                                  ---------------
                                                  RM 91,000,000
                                                  ---------------


                                 Schedule 1 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                                  SCHEDULE 2

                             CONDITIONS PRECEDENT
                          (referred to in Clause 4.1)


PART A

1. A certificate signed by two (2) directors and the company secretary of the Borrower substantially in the form set out in Schedule 3A and the documents therein referred to.

2. A certificate signed by two (2) directors and the company secretary of SEGAR KASTURI substantially in the form set out in Schedule 3B and the documents therein referred to.

3. A certificate signed by two (2) directors and the company secretary of S ILA substantially in the form set out in Schedule 3C and the documents therein referred to.

4. This Agreement and the other Loan Documents which shall have been duly executed by or on behalf of all the parties hereto and thereto and stamped.

5. Evidence that the relevant prescribed forms in respect of each of this Agreement, the Assignment, the MOP, the Debentures and the Charge have been lodged with the Registrar of Companies for registration pursuant to Section 108 of the Companies Act, 1965 and that a search has been made by the Agent's solicitors on the Borrower, SHUBILA and SEGAR KASTURI at the time of such lodgment confirming that no charges or other encumbrances have been registered in the Companies Registry prior to such lodgment which would adversely affect the security of the Lenders.

6. Evidence that each of the power of attorney granted by the Borrower to the Agent under the terms of Debenture A and the MOP, and the power of attorney granted by S ILA to the Agent under the terms of Debenture B has been lodged for registration with the High Court of the States of Malaya.

7. The receipt for payment of quit rent for the current year in respect of the Land.

8. Evidence that the consent from the relevant State Authority has been obtained in respect of the creation of the Charge in favor of the Agent on the Land.

                                 Schedule 2 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


9. A valuation report on the Land made not earlier then three (3) months by a valuer on the Agent's panel of valuers stating that the open market value of the Land on an "as is" basis is not less than Ringgit Malaysia Fifteen Million (RM15,000,000.00).

10. Evidence that a private caveat over the Land in favor of the Agent has been presented for registration with the relevant land office/registry and a search has been conducted by the Agent's solicitors confirming that immediately prior to the presentation of the private caveat for registration SEGAR KASTURI is the registered proprietor of the Land and that save for the Existing Charge, the Land is free from all encumbrances which could or might adversely affect the security of the Lenders.

11.  A letter from BOC addressed directly to the Agent in respect of.-

     (i)    the amount of the Existing Loan due and payable to it;

     (ii) BOC's irrevocable undertaking to forthwith forward the following documents to the Agent or the Agent's solicitors upon receipt of the Existing Loan:-

            (a)  the original issue document of title to the Land;

            (b)  the duplicate Existing Charge;

            (c) the duly executed valid and registrable discharge of the Existing Charge;

            (d) the duly executed Form 42B in respect of the discharge of the Existing Charge; and

     (iii) BOC's irrevocable undertaking to refund the amount of the Existing Loan received from the Agent in the event the discharge of the Existing Charge is not registered to any reason whatsoever.

12. Confirmation from the Agent's solicitors that they are in receipt of an amount equivalent to the difference between the Existing Loan and the principal limit of Tranche I (if any) from the Borrower.

13.  A certified copy of each of the following:-

     (i)  the License;

                                 Schedule 2 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     (ii)   the Ericsson Contract; and

     (iii)  the Interconnect Agreement.

14. Evidence that all statutory and other necessary approvals permits, licenses and consents (if any) for the implementation of the Project (including but not limited to those set out in paragraph 13 above) have been obtained and have not been revoked or amended.

15. A certificate from a firm of auditors acceptable to the Agent confirming that the Borrower's issued and paid-up capital is not less than Ringgit Malaysia Forty Five Million (RM45,000,000).

16. A favorable legal opinion from [*] counsel in respect of the enforceability and validity of the Personal Guarantee given or to be given by the Personal Guarantor, [*].

17. A letter addressed to the Agent from the party appointed by the Personal Guarantor, [*] confirming its appointment to accept the service of process in Malaysia on its behalf.

18. A declaration of each and every director of the Borrower in the form set out in Schedule 11.

19. Evidence that each and every shareholder of the Borrower have deposited with the Agent the following:-

     (a) the share certificates of all the shares of which represent the entire paid up share capital of the Borrower (the "STW Shares");

     (b) the duly executed valid and registrable blank transfers in respect of the STW Shares.

20. The latest Forms 24 and 49 of each of the Borrower, SHUBILA, SEGAR KASTURI and the corporate shareholders of the Borrower.

21. A written undertaking from the Registrar of the Borrower together with a certified extract of the resolution of the board of directors of the Borrower:-

     (i)   acknowledging the contents of the Collateral Agreement;

_________
*Confidential portion has been omitted and filed separately with the Commission.

                                 Schedule 2 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(ii) irrevocably approving the registration of the transfer of the STW Shares in the name of the Agent or its nominee; and

     (iii) irrevocably approving the registration of the transfer of the STW Shares or any parts thereof in the name of such third party(ies) nominated by the Agent to accept the transfer in the event of a force sale of the STW Shares or any parts thereof by the Agent under such memoranda of deposit in respect of the STW Shares if so executed by the shareholders of the Borrower in favor of the Agent as security for the Facility.

22. Evidence that the Borrower has opened the Project Account and has appointed the Project Accountant.

23.  The following documents:-

     (i) a certified copy of the notice substantially in the form set out in Schedule B 1 of the MOP addressed to the Fixed Deposit Bank; and

     (ii) the acknowledgment from the Fixed Deposit Bank addressed to the Agent substantially in the form set out in Schedule B2 of the MOP.

PART B

1. Evidence that the Charge has been presented for registration at the relevant land official registry and a search has been conducted by the Agent's solicitors at the time of the presentation of the Charge for registration confirming that no charge or other encumbrances have been registered over the Land prior to such presentation which would adversely affect the security of the Lenders.

                                 Schedule 2 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                                  CERTIFICATE
                         (to be given by the Borrower)

[Letterhead of the Borrower]

To:  PERMATA NMRCHANT BANK BERHAD
(as Agent)


We, [name] and [name], both directors of SYARIKAT TELEFON WIRELESS (M) SDN. BHD.
of [              ] (the "Company")

HEREBY CERTIFY that:

(a) attached hereto, marked "A", are true, correct and up to date copies of the certificate of incorporation and the memorandum and articles of association of the Company;

(b)  attached hereto, marked "B", is a true and correct copy of resolution duly
     passed by the directors of the Company on *    , 199  approving (i) a loan
     agreement (the "Loan Agreement") between (1) the Company, (2) yourselves (as Arranger and Agent) and (3) the lenders listed therein relating to a term loan facility aggregating Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal to the Company (ii) Debenture A (iii) the Assignment (iv) the MOP and (v) Collateral Agreement (all as defined in the Loan Agreement) and authorizing their execution, delivery and performance; and such resolution has not been amended, modified or revoked and are in full force and effect.

We hereby confirm that all consents and approvals for the implementation of the Project (as defined in the Loan Agreement) have been obtained and have not been varied or amended.

The following signatures are the true signatures of the persons any two of whom have been authorized to witness the affixing of the common seal of the Company to the Loan Agreement, Debenture A, the Assignment, the MOP and the Collateral Agreement:-

                                 Schedule 3A -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


Name                     Position                 Signature

*                        *                        *

*                        *                        *

*                        *                        *

The following signatures are the true signatures of the persons any [state number] of whom have been authorized to issue any requests and give any notices and other communications under or in connection with the Loan Agreement, Debenture A, the Assignment, the MOP and the Collateral Agreement:-


Name                     Position                 Signature

*                        *                        *

*                        *                        *

*                        *                        *

Signed:
          ____________________          _____________________
          Director                      Director

Date:


     I, [name], the secretary of SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Company") hereby certify that [names of two directors giving above certificate] are duly appointed directors of the Company and that the signatures above are the true signatures of such directors.



Signed:   ____________________
          Secretary

Date:

                                 Schedule 3A -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 3B

                                  CERTIFICATE
                         (to be given by SEGAR KASTURI)



[Letterhead of SEGAR KASTURI]


To:  PERMATA MERCHANT BANK BERHAD
     (as Agent)


     We, [name] and [name], both directors of SEGAR KASTURI SDN.  BHI). of
[                   ](the "Company")

HEREBY CERTIFY that:

(a) attached hereto, marked "A", are true, correct and up to date copies of the certificate of incorporation and the memorandum and articles of association of the Company;

(b) attached hereto, marked "B", is a true and correct copy of resolution duly passed at a meeting of the Board of Directors of the Company duly convened
     and held on [                   ], 1995 approving the execution of a charge
     (the "Charge") in relation to a loan agreement (the "Loan Agreement") dated
     [               ] made between (1) SYARIKAT TELEFON NWRELESS (M) SDN. BHD.
     as borrower, (2) PERMATA MERCHANT BANK BERHAD as arranger and agent and (3) the institutions listed in Schedule 1 thereto as lenders for a term loan facility aggregating not more than Ringgit Malaysia Ninety One Million (RM91,000,000.00) and authorizing the execution of the Charge under the Common Seal of the Company and its delivery and performance, and such resolution has not been amended, modified or revoked and is in full force and effect.

The following signatures are the true signatures of the persons any two of whom have been authorized to witness the affixing of the Common Seal of the Company on the Charge:-

                                 Schedule 3B -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


Name                     Position                 Signature

*                        *                        *

*                        *                        *

*                        *                        *


The following signatures are the true signatures of the persons any [state number] of whom have been authorized to give any notices and other communications under or in connection with the Charge:-

Name                     Position                 Signature

*                        *                        *

*                        *                        *

*                        *                        *

Signed:
          __________________            ___________________
          Director                      Director

Date:


     I, [name], the company secretary of SEGAR KASTURI SDN. BHD. (the "Company") hereby certify that [names of directors giving above certificates] are duly appointed directors of the Company and that the signatures above are the true signatures of such directors.


Signed:
          _______________
          Secretary

Date:

                                 Schedule 3B -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 3C

                                  CERTIFICATE
                            (to be given by SHUBILA)



[Letterhead of SHUBILA]


To:  PERMATA MIERCHANT BANK BERHAD
     (as Agent)


We, [name] and [name], both directors of SE"ILA HOLDINGS SDN.  BHD. of
[                   ] (the "Company")

HEREBY CERTIFY that:

(a) attached hereto, marked "A", are true, correct and up to date copies of the certificate of incorporation and the memorandum and articles of association of the Company;

(b) attached hereto, marked "B", is a true and correct copy of resolution duly passed at a meeting of the Board of Directors of the Company duly convened
     and held on [                   ], 1995 approving the execution of a
     guarantee (the "Corporate Guarantee"), a debenture ("Debenture B") and the collateral agreement (the "Collateral Agreement") in relation to a loan
     agreement (the "Loan Agreement") dated [                     ] made between
     (1) SYARIKAT TELEFON WIRELESS (M) SDN. BHD. as borrower, (2) PERMATA MIERCHANT BANK BERHAD as arranger and agent and (3) the institutions listed in Schedule 1 thereto as lenders for a term loan facility aggregating not more than Ringgit Malaysia Ninety One Million (RM91,000,000.00) and authorizing the execution of the Corporate Guarantee, Debenture B and the Collateral Agreement under the Common Seal of the Company and its delivery and performance, and such resolution has not been amended, modified or revoked and is in full force and effect.

The following signatures are the true signatures of the persons any two of whom have been authorized to witness the affixing of the Common Seal of the Company on the Corporate Guarantee, Debenture B and the Collateral Agreement:-

                                 Schedule 3C -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


Name                     Position                      Signature

*                        *                             *

*                        *                             *

*                        *                             *

The following signatures are the true signatures of the persons any [state number] of whom have been authorized to give any notices and other communications under or in connection with the Corporate Guarantee, Debenture B and the Collateral Agreement:-

Name                     Position                      Signature

*                        *                             *

*                        *                             *

*                        *                             *

Signed:
          _________________                  ____________________
          Director                           Director

Date:



     I, [name], the company secretary of SHUBILA HOLDINGS SDN. BHD. (the "Company") hereby certify that [names of directors giving above certificate] are duly appointed directors of the Company and that the signatures above are the true signatures of such directors.


Signed:
          _______________
          Secretary

Date:

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                                  SCHEDULE 4A

                                DRAWING NOTICE
                                  (TRANCHEI)


To:  PERMATA NMRCHANT BANK BERRAD
     as Agent

                                                       [Date]
Attention:

TERM LOAN FACILITY OF RM91,000,000
DRAWING NUMBER [                           ]

We refer to the term loan facility made available by a loan agreement dated 199_ (the "Loan Agreement") between (l) this Company, (2) yourselves(as arranger and agent) and (3) the lenders listed therein. Terms defined in the Loan Agreement have the same meanings herein.


WHEREBY:-

(a) give you notice that we wish to make a Drawing of Ringgit Malaysia [specify amount] on Tranche I of the Facility on [Date];

(b) request you to remit the Drawing to Bank of Commerce (specify account number);

(c)  confirm that each of the conditions contained in Clause 5.1(a),(c),(d) and
     (e) is satisfied as at the date hereof and we know of no reason why it should not be satisfied as at the date referred to in (a) above;


SYARIKAT TELEFON WIRELESS (M) SDN. BHD.


By   _______________________


                                 Schedule 4A -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 4B

                                DRAWING NOTICE
                                 (TRANCHE II)



To: PERMATA MERCHANT BANK BERHAD
    as Agent
                                                   [Date]
Attention:

TERM LOAN FACILITY OF RM91,000,000
DRAWING NUMBER [                         ]

We refer to the term loan facility made available by a loan agreement dated 199 (the "Loan Agreement") between (1) this Company, (2) yourselves (as Arranger and Agent) and (3) the lenders listed therein. Terms defined in the Loan Agreement have the same meanings herein.

WHEREBY:-

(a) give you notice that we wish to make a Drawing of Ringgit Malaysia [specify amount] on Tranche II of the Facility on [Date];

(b) request you to remit the Drawing to (specify name of bank and account number);

(c)  confirms that each of the conditions contained in Clause 5.2(a),(c),(d) and
     (e) is satisfied as at the date hereof and we know of no reason why it should not be satisfied as at the date referred to in (a) above;

(d) enclose herewith the *invoice(s) of [specify particulars]/document(s) relating to [specify particulars] and we confirm that these *invoice(s)/document(s) have not been the subject of any previous request for Drawings.

(e) enclose herewith the Project Accountant's certificate certifying the authenticity and validity of the *invoice/documents enclosed under item (d) above.

                                  Schedule 4B -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


SYARIKAT TELEFON WIRELESS (M) SDN. BHD.



By   _____________________
*Delete as appropriate

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                                   SCHEDULE5

                                   LAMPIRAN
                                  (ANNEXURE)


     We, SEGAR KASTURI SDN. BHD., a company incorporated in Malaysia and having its registered office at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur (the "Chargor"), the proprietor of the land described in the Schedule hereinbefore appearing (the "Said Land") HEREBY CHARGE the Said Land to PERMATA MERCHANT BANK BERHAD, a company incorporated in Malaysia and having its registered office at 27th Floor, Menara Boustead, No. 69 Jalan Raja Chulan, 50200 Kuala Lumpur (the "Agent"), as agent for the Beneficiaries (as hereinafter defined) of the other part upon the terms and conditions hereinafter appearing.


     WHEREAS:-

(i) By a loan agreement to be entered into simultaneously with this Charge or shortly hereafter between (1) SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower") of the one part and (2) the Agent of the second part and (3) PERMATA MERCHANT BANK BERHAD and PERWIRA AFFIN BANK BERHAD, (the "Lenders") of the third part, the Lenders agree to make available a term loan facility in the maximum principal sum of Ringgit Malaysia -Ninety One Million (RM91,000,000.00) (the "Facility") to the Borrower upon the terms and conditions contained therein.

(ii) It is a condition precedent to the availability of the Facility that inter alia the Chargor charges the Said Land in favor of the Agent as security for the Facility.

     In consideration of the premises, the Chargor HEREBY AGREES, COVENANTS AND UNDERTAKES with the Agent as follows:-


1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defined in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Charge, and the following terms and expressions where used in this Charge bear the meanings respectively set opposite them:

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


Additional Interest  the additional interest payable by the Borrower pursuant to
                     Clause 12.5(a) of the Loan Agreement due to failure to pay any Indebtedness when so payable;

Beneficiaries        the Arranger, the Agent and the Lenders;

Code the National Land Code No. 56 of 1965 and includes any amendment, re-enactment or re-certification thereof;

Indebtedness         at any time, the aggregate of all sums advanced from time
                     to time by the Lenders to the Borrower and outstanding pursuant to the Loan Agreement together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan
                     Documents (whether in respect of principal, interest, Additional Interest, fees, prepayment premium, costs, expenses, indemnity or otherwise);

Loan Documents       the Loan Agreement, the Collateral Agreement, this Charge, the other Security Documents and any other documents for the time being constituting security for the Facility or any parts thereof;

Prescribed Rates     the rates of interest chargeable on the Loan or any parts
                     thereof stipulated in the Loan Agreement or such other rate or rates which the Lenders may at their discretion stipulate from time to time or at any time in the manner provided for therein.


1.2 The headings in this Charge Annexure are inserted for convenience only and shall not be taken read and construed as essential parts of this Charge. References to Clauses are to be construed as references to Clauses of this Charge Annexure. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


versa. Where two or more persons or parties are included or comprised in any expressions, agreements, covenants, terms, stipulation and undertakings expressed to be made to such persons or parties shall, unless expressly stated to the contrary, be enforceable by them jointly and severally and agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons or parties shall be deemed to be made by and binding upon such persons or parties jointly and severally.


2.   UNDERTAKIING TO PAY

2.1 The Chargor hereby covenants with the Agent that as and when the Indebtedness or any part thereof is due for payment in accordance with the provisions of the Loan Documents or on such earlier date as the security constituted by this Charge becomes enforceable and the Agent becomes entitled to exercise the rights and powers upon default provided under this Charge and by law the Chargor shall pay to the Agent in the manner specified in the Loan Agreement, the Indebtedness or, as the case may be, the part thereof due to be paid and, in the meantime will pay to the Agent interest and Additional Interest, (as well after as before any judgment), at the rates and calculated in the manner prescribed in the Loan Agreement on the Indebtedness from time to time outstanding.


3.   USE OF THE SAID LAND

3.1 The Chargor will not store or bring upon the Said Land articles of a specially combustible, inflammable or dangerous nature other than those required for the normal course of the Chargor's business or do or permit to occur any act, thing or event whereby the insurance effected pursuant to Clause 1 1. 1 and/or Clause 1 1. 3 may be or become avoided, vitiated, discharged or unenforceable.

3.2 The Chargor shall forthwith upon receipt of notice from the Agent, discontinue any user of the Said Land or any part thereof for any reason which, in the opinion of the Agent, would adversely affect the interest of the Agent and the other Beneficiaries under this Charge.

4.   COMPLIANCE WITH LAND CONDITIONS

4.1 The Chargor shall comply with and observe all the conditions, restrictions and category of land use, express or implied, imposed upon, relating to or affecting the Said Land or to which the Said Land

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


are subject as well as the provisions of any law for the time being in force and affecting the Said Land.


5.   PAYMENT OF OUTGOINGS

5.1 The Chargor shall punctually pay all quit rents, assessments, rates, taxes and all other outgoings whatsoever payable from time to time in respect of the Said Land as and when the same shall become due and payable and deliver the receipt therefor to the Agent.

5.2 In the event of failure by the Chargor to make any of the payments mentioned in Clause 5. 1, it shall be lawful but not obligatory upon the Agent to make such payments or any of them.


6.   INFORMATION OF MATTERS AFFECTING SECURITY

6.1 The Chargor shall inform the Agent forthwith upon its issue, publication, service or occurrence (time being of the essence in this respect) of any application, demand, notice, order, proposal or transaction in any way affecting, concerning or touching the Said Land or any part thereof and produce the same to the Agent if called upon to, do so.

6.2 The Chargor shall do all acts and take all steps necessary or expedient to safeguard and preserve the Said Land or any part thereof or the title or ownership thereto.

6.3 The Agent may, if it thinks fit, and on the Chargor's failure so to do, on behalf or in the name and the expense of the Chargor, do all such acts and employ all such persons as the Agent deems necessary or expedient, for the purpose of safeguarding and preserving the Said Land or any part thereof or the Beneficiaries' rights and interests thereon.

7.   GOVERNMENT ACQUISITION

7.1 In the event that the Said Land or any part thereof shall at any time become the subject matter of or be included in any notice, notification or declaration concerning or relating to acquisition by any government or government authority or any inquiry or proceedings in respect thereof or if any government or government authority shall condemn, nationalize, seize or otherwise expropriate all or any substantial part of the property or other assets of the Chargor or shall have assumed custody or control of such property or other assets

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


or of the business and operations of the Chargor or shall have taken any action for the winding up of the Chargor or any action that would prevent the Chargor or its officers to carry on the operations of its business or a substantial part thereof the Chargor shall forthwith inform the Agent of the same and shall forward to the Agent, a copy or copies of any such notice, notification or declaration as soon as the same is delivered to or served on the Chargor.

7.2 The Agent shall be entitled at the expense of the Chargor, to engage such advisers and agents (including solicitors and valuers) as it may think fit for the purpose of appearing or attending at or advising upon any inquiry or proceedings affecting, concerning or relating to any such acquisition expropriation or any of the matters referred to in clause 7.1 hereof at the expense of the Chargor.

7.3 All monies received as or by way of compensation in respect of any of the matters referred to in clause 7.1 shall be applied in or towards the discharge or repayment of the Indebtedness and the Chargor shall, and hereby declares that it will, hold monies so received in trust for the Agent and the Chargor agrees and confirms that the Agent may receive and give a good discharge for all such monies.

8.   DEALINGS WITH SECURITY

8.1 The Chargor shall not transfer, sell, charge or otherwise howsoever deal with the Said Land or any part thereof or any interest therein or make the same' subject to any burden, charge, encumbrance, liability or lien whatsoever or make any application for the alteration of the category of land use or for the imposition of any fresh category of land use in respect of the Said Land or for the rescission, removal or amendment of any condition or restriction affecting the Said Land without the prior written consent of the Agent. Provided, however, that if any change will, in the opinion of a valuer appointed by the Agent, enhance the value of the said Land then the consent of the Agent shall not be required.

9.   LEASING AND POSSESSION

9.1 The Chargor shall not lease or let out or grant any license or otherwise howsoever part with the possession of the Said Land except in the ordinary course of business or make or accept the surrender of any lease whatsoever of or in respect of the Said Land or any part thereof to any person firms or companies without the prior written consent in writing of the Agent.

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


9.2 The consent of the Agent referred to in Clause 9.1 may be refused without assigning any reason therefor or given either absolutely or on such terms and conditions as the Agent deems fit and the decision of the Agent shall be final and conclusive.

9.3 It is hereby expressly agreed and declared that the provisions of Section 251 of the Code shall not apply to this Charge.

10.  REPAIRS AND RIGHT OF INSPECTION

10.1 The Chargor shall keep all buildings and structures now or at any time hereafter erected on the Said Land in good repair and working condition and shall keep the Said Land clean, weeded and free from undergrowth in default whereof it shall be lawful for but not obligatory upon the Agent to carry out, at the cost and expense of the Chargor, such repairs and acts for the purpose of keeping the Said Land and structures thereon clean and in good repair and working condition and free from undergrowth as the Agent may deem necessary or expedient.

10.2 The Agent by its officers, servants, agents and/or workmen shall be at liberty at all reasonable times and after having given prior notice to enter into the Said Land and to view and inspect the state and condition thereof.

10.3 If the Agent should enter the Said Land and carry out the repairs and acts mentioned in Clause 10.1, it shall not be liable as a chargee in possession.


11.  INSURANCE

11.1 The Chargor shall insure and keep insured any buildings and structures now or at any time hereafter erected on the Said Land against loss or damage by fire, lightning, tempest, flood, landslide, riot, civil commotion, strike, theft, burglary, malicious acts collapse of any structure constructed thereon and such other risks as the Agent may require from time to time, in the full amount of its insurable value, with such insurers as may be acceptable to the Agent and the Lenders, under a policy or policies of insurance and shall forthwith have the Agent as trustee for the Beneficiaries endorsed thereon as loss payee.

11.2 The Chargor shall pay all premia for the insurance effected pursuant to Clause 11.1 on the first day on which the same ought to be paid and, if required by the Agent, deliver to the Agent on demand,

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


the policy or policies of insurance effected and the receipt for every premium payable under such policy or policies.

11.3 If the Chargor shall fail to effect, maintain or renew the insurance referred to in Clause 11.1, it shall be lawful for but not obligatory upon the Agent, at the cost and expense of the Chargor, to effect, maintain or renew any such insurance as the Agent may think fit.

11.4 Save and except at the request and with the prior written consent of the Agent, the Chargor shall not effect or keep on foot any insurance against any risk in respect of any buildings and structures now or at any time hereafter erected on the Said Land if the Agent has effected or kept on foot any such insurance.

11.5 The Agent may, at its discretion, require any money received on any insurance of any buildings and structures now or at any time hereafter erected on the Said Land, whether effected by the Agent or the Chargor, to be applied in or towards making good the loss or damage in respect of which the money is received or, as the Agent may decide, in or towards the discharge of the Indebtedness and the Chargor shall hold all such money, in the meantime, in trust for the Agent.

11.6 Upon its exercise of its powers in clause 11.5 above the Agent shall be entitle to receive and give a good discharge for any money received on any insurance of any buildings and structures now or at any time hereafter erected on the Said Land.

12.  CONTINUING SECURITY

12.1 The security created by this Charge is expressly intended to be and shall be a continuing security for all moneys whatsoever now or hereafter from time to time owing by the Borrower or the Chargor whether alone or jointly and severally with another or others to the Beneficiaries under the Loan Documents or otherwise and whether as principal or surety notwithstanding that the Borrower or the Chargor may at any time or times, cease to be indebted to any of the Beneficiaries under the Loan Documents for any period or periods.

13.  DOCUMENTS OF TITLE

13.1 The Agent shall have the custody or possession of the issue document of title in respect of the Said Land.

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


13.2 Insofar as the law shall permit, the application of Section 244(2) of the Code shall be restricted to instances where the production of any document is required for purposes of any action or matter initiated or instituted by any government or government authority, department or officer and not where such document is required for any purpose or to effect any transaction conducted or initiated by the Chargor and nothing contained or expressed in Section 244(2) of the Code shall be construed as or deemed to be consent by the Agent (whether express or implied) to any act or transaction requiring the consent of the Agent.

14.  CONSOLIDATION

14.1 Section 245 of the Code (restricting the right of consolidation) shall not apply to the security created by this Charge and it is hereby expressly agreed and declared that unless the Agent otherwise agrees, this Charge shall not be discharged except on payment by the Chargor of not only the Indebtedness but also all monies secured by any other charge created by the Chargor in favor of or vested in the Agent or any of the other Beneficiaries.

15.  REPRESENTATION AND WARRANTIES AND UNDERTAKINGS

15.1 The Chargor acknowledges that each of the Agent and the other Beneficiaries has entered into the Loan Documents and agreed to accept this Charge as security on the basis of, and in full reliance on, representations in the following terms; and the Chargor now warrants to each of them as follows:-

(a) the Chargor is duly incorporated as a private company with limited liability and validly existing under the laws of Malaysia;

(b) the Chargor is the subsidiary of the Borrower and the creation of this Charge will not contravene Section 133A of the Companies Act 1965;

(c) the documents which contain or establish the Chargor's constitution incorporate provisions which authorize, and all necessary corporate action has been taken to authorize, and all authorizations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorize, the Chargor to own its assets, carry on its business as it is now being conducted, and sign and deliver, and perform the transactions contemplated in, this Charge and to enable the Agent and the other Beneficiaries

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



     to exercise the rights, powers and authorities hereby vested in them or any of them;

(d) neither the signing and delivery of this Charge nor the performance of any of the transactions contemplated in it will:-

     (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Chargor or any of its assets is bound or affected; or

     (ii) cause any limitation on it or the powers of its directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded;

(e) no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Chargor or any of its assets is bound or affected, being a contravention or default which might either have an adverse effect on the business, assets or condition of the Chargor or adversely affect its ability to observe or perform its obligations under this Charge;

(f) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on the business, assets or condition of the Chargor or adversely affect its ability to observe or perform its obligations under this Charge is presently in progress or pending or, to the best of the knowledge, information and belief of the Chargor, threatened against the Chargor, or any of its assets;

(g) all necessary returns have been delivered by or on behalf of the Chargor to the relevant taxation authorities and the Chargor is not in default in the payment of any taxes and no claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to in paragraph
     (h) below;

(h) the audited financial statements (including the income statement and balance sheet) of the Chargor for the year ended 31st day of December, 1994 have been prepared on a basis consistently applied and give a true and fair view of the results of its operations for that year and the state of its affairs at the date, and in

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



     particular accurately disclose all the
     liabilities (actual or contingent) of the Chargor;

(i)  the Chargor is the beneficial owner and has title to the Said Land;

(j) otherwise than has been disclosed in writing to the Agent the Said Land is affected by any Security Interest, and the Chargor is not a party to, nor is it or the Said Land bound by, any order, agreement or instrument under which the Chargor is, or in certain events may be, required to create, assume or permit to arise any Security Interest;

(k) the Chargor has fully disclosed in writing to the Agent all facts relating to the Borrower and the Chargor which the Chargor knows or should reasonably know and which are material for disclosure to the Beneficiaries (or any of them) in the context of the Facility and this Charge.

15.2 The Chargor undertakes that, from the date of this Charge until all its liabilities under this Charge have been discharged:-

(a) the Chargor will prepare the financial statements referred to in clause 15.2(b) on a basis consistently applied in accordance with generally accepted accounting principles in Malaysia and those financial statements shall give a true and fair view of the results of the operations of the Chargor for the period in question and the state of its affairs for the period to which the financial statements are made up and shall disclose or reserve against all the liabilities (actual or contingent) of the Chargor;

(b) the Chargor will deliver to the Agent in sufficient numbers for each of the Beneficiaries:-

     (i) as soon as they become available (and in any event within ninety (90) days after the end of each of its financial periods) copies of its financial statements for that period which shall contain an income statement and abalance sheet and be audited and certified without adverse qualification by a firm of independent accountants;

     (ii) within sixty (60) days after the end of each half year of its financial year copies of a full report on its business for that period which shall contain full particulars of its business and an income statement and a balance sheet; and

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



     (iii) promptly, such additional financial or other information and records as the Agent may from time to time reasonably request;

(c) the Chargor will maintain in full force and effect all relevant authorizations (governmental and otherwise) and will promptly obtain any further authorization which may become necessary to enable it to carry on its business and to perform any of the transactions contemplated by this Charge;

(d) the Chargor will immediately notify the Agent upon becoming aware of the revocation or variation of any authorization;

(e) if the Chargor becomes aware of the occurrence of an Event of Default it will forthwith notify the Agent and provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

(f) the Chargor will carry out and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and industrial standards and practices;

(g)  the Chargor will, by written notice, inform the Agent of:-

     (i)   any legal proceedings, litigation or claim involving the Said Land;

     (ii) any dispute between the Chargor and any Government or statutory body in respect of the Said Land;

     (iii) any labor controversy which might result in a strike against the Chargor in relation to the Said Land; and

     (iv) any matter which has adversely affected or may adversely affect the Chargor's ability to fulfill its obligations under this Charge or its financial position;

(h) in relation to the Indebtedness the Chargor shall not take or accept any encumbrance or other security from the Borrower or any other third party, without first obtaining the Agent's written consent;

(i) after the occurrence of an Event of Default, the Chargor shall not, without first obtaining the Agent's written consent, seek to

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



     recover, whether directly or by set off, lien, counterclaim or otherwise, nor accept any moneys or other property, nor exercise any rights in respect of, any sum which may be or become due to the Chargor on any account by the Borrower or, in relation to the Indebtedness, from any third party, nor claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Indebtedness, any third party;

(j) if, notwithstanding paragraphs (h) and (i) above, the Chargor holds or receives any such security, moneys or property, it shall forthwith pay or transfer the same to the Agent;

(k) if so requested by the Agent, the Chargor will cause an update valuation on the Said Land to be made at the Chargor's cost provided that the Agent may not request for more than one (1) update valuation in each calendar year.

16. DEFAULT

    If:-

16.1 the Chargor shall fail to observe or perform any of its agreements, covenants, stipulations, terms and conditions contained in this Charge; or

16.2 an Event of Default as defined in Clause 13.1 of the Loan Agreement shall occur;

then and in either of such cases, the amount of the Indebtedness outstanding for the time being shall immediately become payable by the Chargor to the Agent on demand and the Agent shall forthwith be entitled to exercise the rights and powers upon default provided by law and this Charge without any previous notice to or concurrence on the part of the Chargor.

17.  DEMANDS

17.1 Any demand for payment of the amount of the Indebtedness for the time being outstanding may be made by a notice in writing requiring payment within seven
(7) days from the date thereof and may be signed on behalf of the Agent by a director, general manager, manager, assistant manager or any other officer of the Agent or by any solicitor or firm of solicitors purporting to act for the Agent and such notice shall be deemed to have been sufficiently served on the Chargor if it is left at the registered office for the time being of

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



the Chargor or, at the usual or last known place of business of the Chargor or, at such address as the Chargor may notify to the Agent or sent by prepaid registered letter to any of such addresses and, in the last mentioned case, the service shall be deemed to be made at the time when the registered letter would in the ordinary course of post be delivered.

18.  BREACH OF COVENANT

18.1 In the event of a default committed by the Chargor as provided in clause 16 above occurring and continuing for a period of not less than SEVEN (7) DAYS, it shall be lawful for the Agent forthwith to give the statutory notice pursuant to the provisions of the Code requiring the Chargor to remedy the said breach within a period of SEVEN (7) DAYS and service of such notice shall be effected in the same manner as a notice demanding payment as provided in Clause 17 or as may be prescribed by the Code.

19.  PERSONAL LIABILITY OF CHARGOR AND CONCURRENT ACTION

19.1 If the amount realized by the Agent on a sale of the Said Land under the provisions of the Code after deduction and payment from the proceeds of such sale of all fees, dues, costs, rents, rates, taxes and other outgoings on the Said Land is less than the amount of the Indebtedness for the time being outstanding and due to the Beneficiaries under the Loan Documents and whether at such sale the Agent or any of the other Beneficiaries is the purchaser or otherwise, the Chargor shall pay to the Agent the difference between the amount due and the amount so realized and until such payment will also pay interest on such balance at the rates in the manner prescribed in clause 12.5(a) of the Loan Agreement Provided Always that such personal liability of the Chargor to pay the aforesaid differential sum shall not in any way prejudice, reduce, affect or limit the right of the Beneficiaries or any of them to sue and recover the Indebtedness from the Chargor nor shall this clause be construed to preclude or prevent the Beneficiaries or any of them from suing the Chargor or to postpone the right of any of the Beneficiaries to sue the Chargor until after the Said Land has been sold.

19.2 It is hereby expressly agreed that notwithstanding any other provisions contained herein and in the other Loan Documents each of the Beneficiaries shall at all times be entitled, whether individually or together with each other, to exercise all its rights, powers and privileges and, in the event of any breach of default, to pursue all remedies concurrently, whether by way of sale, possession, receivership, civil suit or otherwise.

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



20.  LIENS AND OTHER SECURITIES NOT AFFECTED

20.1 Nothing contained in this Charge shall prejudice or affect any lien to which each of the Agent and the other Beneficiaries is entitled or any other securities (whether taken as additional or collateral security or otherwise howsoever) which the Agent and/or the Lenders may, at any time or from time to time hold for or on account of the Indebtedness hereby secured and no provision in this Charge shall operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security which the Agent and/or any of the other Beneficiaries may for the time being have of the Indebtedness intended to be hereby or otherwise secured or any right or remedy under such bill, note, guarantee, mortgage or other security of the Agent and/or the other Beneficiaries.


21.  INTEREST RATE IN OTHER SECURITIES

21.1 When the payment of the Indebtedness hereby secured or intended so to be shall be further secured to the Agent and/or the other Beneficiaries by any bill of exchange, promissory note, draft, receipt or other instrument reserving a higher rate of interest to be paid in respect thereof than those prescribed in the Loan Documents, such higher rate of interest shall be payable in respect of the Indebtedness and nothing contained in or to be implied from this Charge shall affect the right of the Agent to enforce and recover payment of such higher rate of interest or as the case may be the difference between such higher rate of interest and the rates payable under the Loan Documents.

22.  MODIFICATION AND INDULGENCE

22.1 The Agent and any other Beneficiary may at any time and without in any way affecting the security hereby created:-

(a) grant to the Borrower or to any other surety or guarantor any time or indulgence; and/or

(b)  renew any bill, notes or other negotiable securities; and/or

(c)  compound with the Borrower or the Chargor or any other person or guarantor.

23.  SUSPENSE ACCOUNT

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



23.1 For the purpose of enabling the Agent and the Beneficiaries to prove in the bankruptcy, liquidation or insolvency of the Chargor for the Indebtedness, or to preserve intact the liability of any other party, the Agent may on behalf of itself and the other Beneficiaries at any time place and keep, for such time as the Agent thinks prudent, any moneys received, recovered or realized under this Charge or under any other security or guarantee to the credit of an account of the Chargor or of such other person (if any) as the Agent shall think fit, without any obligation on the part of the Agent to apply the same or any part thereof in or towards the discharge of the Indebtedness. Notwithstanding any such payment in the event of any proceedings in or analogous to liquidation, composition or arrangement, the Agent may prove for and agree to accept any dividend or composition in respect of the whole or any part of the amount of the Indebtedness for the time being outstanding and due to the Beneficiaries under the Loan Documents in the -same manner as if this security had not been created.

24.  PROCEDURE ON NOTICE OF FURTHER CHARGE

24.1 It is hereby agreed that if the Chargor shall execute or create any further or subsequent charge, mortgage or encumbrance over the Said Land hereby charged or any part or parts thereof in favor of any other corporation, person or persons of which the Agent or the Lenders shall receive notice either actual or constructive, the Agent may, on receiving such notice, forthwith open a new or separate account with the Chargor in its books and if the Agent does not in fact open such new or separate account the Agent shall nevertheless be deemed to have done so as at the time when the Agent received or was deemed to have received such notice and as from and after such time, all payments in account made by the Chargor to the Agent shall (notwithstanding any legal or equitable rule of presumption to the contrary) be placed or deemed to have been placed to the credit of the new or separate account so opened or deemed to have been opened and shall not go in reduction of the amount due by the Chargor to the Agent and the Lenders at the time when the Agent received or was deemed to have received the aforesaid notice. Provided always that the provisions of this Clause shall not prejudice the security which the Agent and the Lenders otherwise would have had under this Charge for the payment of the amount of the Indebtedness for the time being outstanding and due to the Agent and the Lenders under the Loan Agreement notwithstanding that the same may become due or owing or be incurred after the time when the Agent received or was deemed to have received the aforesaid notice.

25.  NO OBLIGATION TO MAKE FURTHER ADVANCES

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



25.1 Nothing contained in this Charge shall be deemed to render it obligatory upon the Lenders either at law or in equity to make or continue to make any advances or to afford any other accommodation or facilities whatsoever to the Borrower save and except for the Facility upon terms set out in the Loan Agreement.

26. PAYMENTS BY THE AGENT

26.1 All costs, charges and expenses incurred under this Charge by the Agent (including any expenditure incurred in the creation, enforcement and/or preparation of this Charge or, in the giving of any notice or, in the making of any demand under, pursuant to or in respect of this Charge or the amount of the Indebtedness for the time being outstanding and due to the Agent and secured by this Charge) and all other monies whatsoever paid by the Agent in respect of the said costs, charges expenses and expenditure otherwise howsoever and all or any other sums and moneys paid or expended by the Agent under or pursuant to the provisions of the Code and this Charge, express or implied, and in particular the provisions of Clauses 5.2, 6.3, 7.2, 10.1 and 11.3 shall be payable by the Chargor to the Agent on demand.

26.2 Until payment to the Agent, the costs, charges, expenses, monies and sums referred to in Clause 26.1 shall bear interest calculated on the basis of actual days elapsed and a three hundred and sixty-five (365) day year (inclusive of the first day but excluding the last day of the period in respect of which interest shall be payable) at the rates and in the manner prescribed in the Loan Agreement from the date of the same having been paid or expended and such sums and interest shall on demand be paid to the Agent by the Chargor and, until payment, shall form part of the Indebtedness and be charged on the Said Land.

27.  CHANGE IN THE AGENT

27.1 The security, liabilities and or obligations created by this Charge shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Agent or of any company by which the business of the Agent may, for the time being, be carried on and shall be available to the company carrying on that business for the time being.

28.  CHANGE IN CHARGOR AND BORROWER

                                 Schedule 5 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



28.1 The security, liabilities and or obligations created by this Charge shall continue to be valid and binding for all purposes whatsoever notwithstanding any change whether by amalgamation, reconstruction or otherwise howsoever in the constitution of the Chargor or the Borrower and it is expressly declared that no change of any sort whatsoever in, relating to or affecting the Chargor or the Borrower shall in any way, affect the security, liabilities and or obligations created by this Charge in relation to any transaction whatsoever whether past, present or future.

29.  ASSIGNMENT/TRANSFER OF CHARGE

29.1 The Agent shall be at liberty to assign and transfer this Charge and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Chargor and any statement therein of the amount due to the Agent under or by virtue of this Charge shall be conclusive and binding for all purposes against the Chargor save for manifest error.

29.2 The Chargor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

29.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 29.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

29.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 29.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

29.5 If any Lender wishes to transfer all or any of its rights, benefits and/or, obligations hereunder as contemplated in Clause 29.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer

                                 Schedule 5 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Chargor and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 29.5 as "discharged rights and obligations");

(ii) the Chargor and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Chargor and such Transferee have assumed and/or acquired the same in place of the Chargor and such Lender; and

(iii)the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

30.  SUCCESSORS BOUND

30.1 This Charge shall be binding upon the liquidators, receivers, representatives, assigns and successors-in-title of the Chargor and on the successors-in-title of the Agent.

31. INCORPORATION OF LOAN AGREEMENT

31.1 The Chargor hereby covenants and agrees that all the provisions, covenants, stipulations, conditions, undertakings and agreements contained in the Loan Agreement shall unless repugnant to any of the provisions contained herein, be read as forming part of this Charge and shall be applicable with full force and effect as if the same were set out hereunder. @ere relevant, references therein to the "Agreement" shall for the purposes hereof be references to this Charge and references therein to the "Borrower" shall for purpose hereof be references to the Chargor.

32.  PRINCIPAL SUPPLEMENTAL INSTRUMENTS

                                 Schedule 5 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


32.1 It is hereby agreed and declared that this Charge and the Loan Documents are instruments employed in one transaction namely to secure the Facility in an aggregate sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal only together with interest thereon and all other monies payable by the Chargor to the Agent and the Lenders under the Loan Documents and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument and this charge shall be deemed to be the subsidiary instrument.

                                 Schedule 5 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     IN WITNESS WHEREOF the Chargor hereto has hereunto affixed its Common Seal in the presence of its officers and the Agent hereto has hereunto by its Attorneys duly authorized the day and year first above written.

The execution of this instrument      )
by SEGAR KASTURI SDN. BHD.            )
is duly effected in a manner          )
authorized by its constitution under  )
the Common Seal of SEGAR KASTURI      )
SDN. BHD. Which said seal is          )
hereunto DULY affixed                 )
on this             day of            )
                    ,199   in         )
the presence of:-                     )



______________________________ Director
NAME:


______________________________ Director/Secretary
NAME:



SIGNED by                            )
                                     )
and                                  )
                                     )
for and on behalf of                 )  ________________
PERMATA MERCHANT BANK                )
BERHAD as Agent on the               )
day of                   ,199_       )
                                        ________________

                                 Schedule 5 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


                                  SCHEDULE 6
                                                                   (FIRST PARTY)
                                   DEBENTURE


     Issued pursuant to Clause of the Borrower's Memorandum of Association and Article of the Borrower's Articles of Association and a Resolution of the
Directors passed on the day of        ,199 .

     THIS DEED OF DEBENTURE is made the      day of 199 Between SYARIKAT TELEFON
WIRELESS (M) SDN. BHD., a company incorporated in Malaysia and having its registered office at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur (the "Borrower"), of the one part And PERMATA MERCHANT BANK BERHAD, a company incorporated in Malaysia and licensed to carry on banking business and having its registered office at 27th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur (the "Agent") as agent for the Beneficiaries (as hereinafter defined) of the other part.

    WHEREAS:-

(i) By a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Debenture or shortly hereafter between (1) the Borrower (2) the Agent and (3) PERMATA MERCHANT BANK BERHAD and PERWIRA AFFIN BANK BERHAD (the "Lenders"), the Lenders agree to make available a term loan facility in the maximum aggregate principal amount of Ringgit Malaysia Ninety One Million (RM91,000,000.00) only ("the Facility") to the Borrower upon the terms and conditions contained therein.

(ii) It is a condition precedent to the availability of the Facility that inter alia, the Borrower charges all its assets in favor of the Agent as security for the Facility.

     IN PURSUANCE of the Loan Agreement and in consideration of the premises the Borrower HEREBY AGREES, COVENANTS ANI) UNDERTAKES with the Agent as follows:-

1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defined in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Debenture, and the following terms and expressions where used in this

                                 Schedule 6 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     Debenture, and the following terms and expressions where used in this Debenture bear the meanings respectively set opposite them:

Additional Interest   the additional interest payable by the Borrower pursuant
                      to Clause 12.5 (a) of the Loan Agreement and pursuant to the other Loan Documents due to failure to pay any Indebtedness when due and payable thereunder;

Beneficiaries         the Arranger, the Agent and the Lenders;

Indebtedness          at any time the aggregate of all sums advanced from time
                      to time by the Lenders to the Borrower pursuant to the Loan Agreement together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents (whether in respect of principal, interest, Additional Interest, fees, prepayment premium, costs, expenses, indemnity or otherwise);

Loan Documents        the Loan Agreement, the Collateral Agreement, this
                      Debenture and the other Security Documents and any other documents for the time being constituting security for the Facility or any part thereof,

Prescribed Rates      the respective rates of interest (including Additional
                      Interest) chargeable on the Indebtedness or any part thereof stipulated in the Loan Agreement or such other rate or rates which the Lenders may at their discretion stipulate from time to time or at any time in the manner provided for therein.

1.2 The headings in this Debenture are inserted for convenience only and shall not be taken read and construed as essential parts of this Debenture.
References to Clauses are to 'be construed as references to Clauses of this Debenture. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa. Where two or more persons or parties are included or comprised

                                 Schedule 6 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


in any expressions, agreements, covenants, terms, stipulations and undertakings expressed to be made to such persons or parties shall, unless expressly stated to the contrary, be enforceable by them jointly and severally and agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons or parties shall be deemed to be made by and binding upon such persons or parties jointly and severally.


2.   UNDERTAKING TO PAY

2.1 The Borrower hereby covenants with the Agent that as and when the Indebtedness for any part thereof is due for payment in accordance with the provisions of the Loan Documents or on such earlier date as the security constituted by this Debenture becomes enforceable and the Agent becomes entitled to exercise the rights and powers upon default provided under this Debenture and by law the Borrower shall pay to the Agent in the manner specified in the Loan Agreement, the Indebtedness or, as the case may be, the part thereof due to be paid and, in the meantime will pay to the Agent interest and Additional Interest, (as well after as before any judgment), at the rates and calculated in the manner prescribed in the Loan Agreement on the Indebtedness from time to time outstanding.

3. FIXED AND FLOATING CHARGES

3.1 For better securing the payment of the Indebtedness and discharge of the obligations of the Borrower under the Loan Documents the Borrower as beneficial owner hereby charges to the Agent as trustee for itself and the other Beneficiaries and so that the charge hereby created shall be a continuing security:-

(a) by way of a fixed charge over the Project Proceeds standing in the Project Account, all its uncalled capital, goodwill, patents, trademarks, licenses and concessions and all its plant, equipment and machinery, motor vehicles, furniture and fittings wheresoever they may be and all patents, trademarks, licenses, concessions, plant equipment machinery motor vehicles furniture and fittings hereafter acquired together with all accessories and parts pertaining thereto;

(b) by way of a floating charge over all the lands, undertakings and other properties and assets of the Borrower movable and immovable whatsoever and wheresoever situate both present and future (including without limitation the Borrower's uncalled capital, goodwill, book debts, accounts receivable, stock-in-trade and

                                 Schedule 6 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     materials (including raw materials and partly finished and finished products), shares, stocks, securities, options and other rights in securities) not otherwise charged under clause 3.1 (a).

4.   CONVERSION OF FLOATING CHARGE INTO FIXED CHARGE AND VICE VERSA

4.1 (a) Where the Borrower should, in breach of clause 5, create or attempt to create any Security Interest over or in respect of any of the assets of the Borrower covered by this Debenture such act of creating or attempting to create any such Security Interest shall forthwith convert the floating charge over the properties and assets described in clause 3.1(b) hereof into a fixed charge over all such properties and assets.

     (b) The Agent may at any time by notice in writing to the Borrower forthwith convert the floating charge over the properties and assets described in Clause 3.1(b) hereof into a fixed charge as regards any properties and assets specified in the said notice which the Agent shall in its absolute discretion consider to be in jeopardy or in danger of being seized or sold under any form of distress or execution levied or threatened and may appoint a receiver therefor.

4.2 The Agent may at any time and from time to time agree with the Borrower that all or part of the assets for the time being subject to a fixed charge under this Debenture, whether by virtue of clause 3.1(a), 4.1(a) or 4.1(b) or otherwise, shall in the future be subject to a floating charge within clause 3.1(b) until such time as such floating charge crystallizes.

5.   RESTRICTION AGAINST OTHER SECURITY INTEREST

5.1 The Borrower hereby declares that there is no mortgage charge or debenture upon any of its assets secured by this Debenture having priority to this Debenture and-

(a) the Borrower shall not during the subsistence of this Debenture without the consent in writing of the Agent execute any Security Interest (including without limitation, any form of charge mortgage debenture (whether fixed or floating) pledge or lien) over or in respect of any of the assets of the Borrower covered by this Debenture;

                                 Schedule 6 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


(b) this Debenture shall be without prejudice to any securities already given by the Borrower to any of the Beneficiaries or any security which may hereafter be given to any of the Beneficiaries whether the same be for securing repayment of the Indebtedness or any part thereof or any other money covenanted to be paid under the Loan Documents and whether such security is taken as additional or collateral security or otherwise howsoever.

6.   INFORMATION OF MATTERS AFFECTING SECURITY

6.1 The Borrower will inform the Agent forthwith upon its issue, publication, service or occurrence (time being of the essence in this respect) of any application, demand, notice, order, proposal or transaction in any way affecting, concerning or touching its assets herein secured or any part thereof and produce the same to the Agent if called upon to do so.

6.2 The Borrower will do all acts and take all steps necessary or expedient to safeguard and preserve its assets and each part thereof or the title or ownership thereto.

6.3 The Agent may, if it thinks fit, and on behalf or in the name and the expense of the Borrower, do all such acts and employ all such persons as the Agent deems necessary or expedient, for the purpose of safeguarding and preserving the assets herein secured or any part thereof or the Beneficiaries' rights and interests thereon.

7.   INSURANCE

7.1 The Borrower shall insure and keep insured the properties and assets covered by this Debenture wheresoever situate against loss or damage by fire, lightning, tempest, flood, landslide, riot, civil commotion, strike, theft, burglary, malicious acts, collapse of any structure constructed thereon and such other risks as the Agent may require from time to time, in the full amount of their insurable value, with such insurers as may be acceptable to the Agent, under a policy or policies of insurance and shall forthwith have the Agent, as trustee for the Beneficiaries, endorsed thereon as loss payee.

7.2 The Borrower will pay all premia for the insurance effected pursuant to Clause 7.1 on the first day on which the same ought to be paid and, if required by the Agent, deliver to the Agent on demand the receipt for every premium payable under such policy or policies.

                                 Schedule 6 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


7.3 If the Borrower shall fail to effect, maintain or renew the insurance referred to in Clause 7.1, it shall be lawful for but not obligatory upon the Agent, at the cost and expense of the Borrower, to effect, maintain or renew any such insurance as the Agent may think fit.

7.4 Save and except at the request and with the prior written consent of the Agent, the Borrower shall not effect or keep on foot any insurance against any risk in respect of any assets if the Agent has effected or kept on foot any such insurance.

7.5 The Agent shall be entitled to receive and give a good discharge for any money received on any insurance.

8.   CONTINUIING SECURITY

8.1 The security created by this Debenture is expressly intended to be and shall be a continuing security for all moneys whatsoever now or hereafter from time to time owing by the Borrower whether alone or jointly and severally with another or others to. the Beneficiaries under the Loan Documents or otherwise and whether as principal or surety notwithstanding that the Borrower may at any time or times, cease to be indebted to any of the Beneficiaries under the Loan Documents for any period or periods.

9.   UNDERTAKINGS

9.1  The Borrower undertakes in favor of the Agent and the other Beneficiaries:-

(a) to inform the Agent in writing forthwith if it acquires or agrees to acquire any land buildings or structures;

(b) to deposit with the Agent (which the Agent shall be entitled to retain so long as any Indebtedness remains unpaid) all documents of title relating to any land, buildings or structures, all log-books of any motor vehicles and any documents of title to plant and machinery owned by the Borrower from time to time;

(c) without the prior written consent of the Agent, not to transfer, factor, discount, sell, release, compound, subordinate, defer or vary the terms of any book or other debt or moneys due, owing or payable whether on demand, at a future time or on a contingency or otherwise to deal with the same except by getting in the same in the normal course of business, and if so required by the Agent

                                 Schedule 6 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     to execute in relation thereto a legal assignment to the Agent in terms specified by the Agent;

(d) not to transfer, sell, lease or otherwise dispose of any land, buildings or structures subject to this Debenture (and in particular not to exercise any statutory or other powers of making leases, taking surrenders of leases, nor to part with possession of nor grant any license or right to occupy any such land, buildings or structures) without the prior written consent of the Agent;

(e) not to transfer, sell, lease or otherwise dispose of any property or assets subject to this Debenture (other than the property referred to in sub-clause. (d) above) otherwise than by way of sale on arm's length terms in the ordinary course of the Borrower's day-to-day trading or in the case of property which is spent, consumed or has otherwise outlived its useful life, by way of disposal provided that such property has been replaced prior to such disposal with new and unused property of the same original quality and type;

(f) to keep in good state of repair and in proper working order and to renew and replace, when necessary, all buildings, structures, fixtures, plant, machinery and equipment belonging to or used by the Borrower;

(g) to permit the Agent (and any persons appointed in writing by the Agent) full access to the property and assets subject to this Debenture wherever situated to inspect or survey the same;

(h) punctually to pay all rents, hires, royalties and other sums reserved by and to comply with all other obligations under any lease, hiring or license under which the Borrower has the use or possession of any property or assets; and

(i) punctually to pay all governmental, municipal and other taxes, duties, rates and outgoings assessed upon or payable with reference to any property or assets subject to this Debenture.

10.  DEFAULT

     If:-

10.1 the Borrower shall fail to observe or perform any of its agreements, covenants, stipulations, terms and conditions contained in this Debenture; or

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



10.2 an Event of Default as defined in Clause 13.1 of the Loan Agreement shall occur;

then and in either of such cases, the amount of the Indebtedness outstanding for the time being shall immediately become payable by the Borrower to the Agent on demand and the Agent shall forthwith be entitled to exercise the rights and powers upon default provided by law and this Debenture without any previous notice to or concurrence on the part of the Borrower.

11.  DEMANDS

11.1 Any demand for payment of the amount of the Indebtedness or any part thereof for the time being outstanding may be made by a notice in writing requiring payment within seven (7) days from the date thereof and may be signed on behalf of the Agent by its general manager, manager, assistant manager, sub-manager, accountant or any other officer of the Agent or by any solicitor or firm of solicitors purporting to act for the Agent and shall be served in accordance with the provisions of the Loan Agreement.

12.  APPOINTMENT OF RECEIVER AND MANAGER

12.1 At any time after the moneys hereby secured shall have become immediately repayable or upon the Borrower's request:

(a) the Agent or any person authorized by the Agent may enter into and upon any land or premises where the properties or assets of the Borrower hereby charged or any of them may be without any notice and may take possession and control of such land and premises and all such properties and assets hereby charged and all books of accounts and documents relating to such properties and assets;

(b) the Agent may at its discretion be at liberty to give any notice which may be deemed necessary by the Agent to any person or persons owing money to the Borrower that all such moneys be paid to the Agent alone and the Borrower hereby irrevocably appoints the manager of the Agent or the officer in charge for the time being of the Agent and each of them jointly and severally to be its attorneys and attorney for it and in its name and on its behalf to demand sue for and take all appropriate legal proceedings to recover such moneys and to give a good receipt for the same and to give such notices to the debtors of the Borrower

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     and take all necessary steps to complete the assignment of such moneys to the Agent as may be necessary;

(c) the Agent may appoint in writing under the hand of the manager or the officer in charge for the time being of the Agent any person to be Receiver and or Manager of all or any of the properties hereby charged and may in like manner from time to time remove or accept the resignation of any Receiver and or Manager so appointed and appoint another in his stead and/or extend the appointment to relate to any other such properties.

12.2 A Receiver and Manager or Receivers and Managers so appointed shall be the agent of the Borrower and the Borrower shall be solely responsible for his or their acts and defaults and remuneration. Such Receiver and Manager or Receivers and Managers shall have power:-

(a) to take possession or collect and get in any property hereby charged and for that purpose to take any proceedings in the name of the Borrower or otherwise as may seem expedient;

(b) to carry on manage or concur in carrying on and managing and to continue the business of the Borrower or any part thereof as agent or agents for the Borrower and for any of those purposes to raise and borrow any money that may be required upon the security of the whole or any part of the property hereby charged and to apply or petition for, seek and otherwise howsoever certificates consents licenses leases permission and title convenient, expedient or necessary for all or any such purposes;

(c) subject when applicable to the provisions of any and all relevant legislation (including, but so that this provision shall be in amplification but not in derogation of the generality of the foregoing legislation relating to land and mines or mining) forthwith (obtaining when and where necessary the leave of the Court) to or to agree to sell, license, exchange, lease or otherwise dispose of or deal with the assets comprised in this security and to carry the same into effect by conveying or executing in the name or on behalf of the Borrower any deed or document whatsoever for such consideration (if any) (including cash debentures or other obligations shares stock or other valuable consideration) payable in a lump sum or by installments spread over such period as the Agent shall think fit; plant machinery and other fixtures may be recovered and sold separately from the premises containing them without the consent of the Borrower being obtained thereto;

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(d) to make any arrangements or enter into any compromise which he or they shall think expedient; bring take defend discontinue any actions suits or proceedings whatsoever civil or criminal in relation to the assets charged hereunder;

(e) to make and effect all or any repairs and improvements to the Borrower's plant machinery property and effects and to maintain and renew all insurance in respect of the Borrower's property against loss or damage by fire or any other risk in such sums as he or they shall think fit;

(f) to employ and dismiss such managers agents officers servants clerks accountants and workmen and others in respect of the Borrower's property and upon such terms and with such salaries wages or remuneration and for such purposes as he or they shall think proper;

(g)  to allow time for payment of any debts either with or without security;

(h) for such consideration and on such terms as he may think fit, to purchase outright or acquire by leasing, hiring, licensing or otherwise, any land, buildings, plant, equipment, vehicles or materials or any other property, assets or rights of any description which he considers necessary or desirable for the carrying on, improvement or realization of any business of the Borrower or otherwise for the benefit of the property and assets subject to this Debenture;

(i) in connection with the exercise, or the proposed exercise, of any of his powers or in order to obtain payment of his remuneration (whether or not it is already due) to borrow or raise money from any person, including any of the Banks, without security or on the security of the property and assets of the Borrower whether subject to this Debenture or not, and generally in such manner and on such terms as he may think fit;

(j) to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning any of the property or assets of the Borrower;

(k) to transfer all or any of the property or assets of the Borrower and/or any of the liabilities of the Borrower to any other company or body corporate, whether or not formed or acquired for the purpose;

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(l) to call up all or any portion of the uncalled capital for the time being (if any) of the Borrower;

(m) generally to carry out, or cause or authorize to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the property and assets of the Borrower which he may consider expedient as effectually as if he were solely and absolutely entitled to the property and assets of the Borrower;

(n) to repair and keep in repair the works machinery plants and other property of the Borrower comprised in the security hereby made and for this purpose to apply in the name of the Borrower for any certificate license permission or consent required under any Act Ordinance other regulations or by-law made by any competent authority;

(o) to execute and do all such other acts deeds and things as to him or them or the Agent may appear necessary or proper for or in relation to any of the purposes aforesaid and which he or they lawfully may or can do as agent or agents for the Borrower;

(p) generally to do and cause to be done such acts and things which the Borrower may have done in the ordinary conduct of its business as well as for the protection and/or for the improvement of the property hereby charged.

12.3 The powers of appointment of a Receiver and Manager or Receivers and Managers hereunder shall be in addition to and without prejudice to any statutory and other powers of the Agent whether under the Companies Act or any other legislation and so that such powers shall be and remain exercisable by the Agent in respect of any property hereby charged and of which no appointment of a Receiver and Manager or Receivers and Managers by the Agent shall from time to time be subsisting and that that an appointment under the powers of clauses 12.1 and 12.2 hereof shall have subsisted and been withdrawn in respect of that property or shall be subsisting in respect of any other property hereby charged.

12.4 The Agent may at any time after the moneys hereby secured shall have become repayable effect the sale of the properties of which it has taken possession under the provisions of Clause 12.1(a) hereof upon giving not less than twenty-four (24) hours' notice of the intended sale to the Borrower in such manner as the Agent shall deem proper with liberty to bid buy in and resell the same and the Agent shall not be liable for any loss caused to the Borrower thereby and

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

the Borrower shall do all things necessary to enable the Agent to complete any sale by the Agent of any part of the properties included in this security. The Agent shall be liable only for loss caused by its willful default.

12.5(a) For the purpose of giving effect to the Borrower's obligations under this Debenture, the Borrower hereby irrevocably appoints the Agent and/or the manager and/or the officer in charge for the time being of the Agent and/or the Receiver and/or Manager and his substitute(s) the attorney(s) of the Borrower for the Borrower and in the attorney's own name(s) or in the name of the Borrower or in the joint names of the attorney and the Borrower and on behalf of the Borrower as its act and deed to do and execute any deed assurance or act which may be required or may be deemed proper on any sale or disposition by the Agent or by any Receiver and/or Manager as aforesaid of any properties or assets of the Borrower under any power of sale or other disposition applicable thereto and to execute, seal complete, sign, transfer and deliver or otherwise perfect and do any transfer, deed, assurance, agreement, instrument, assignment, act or thing and to bring, take, defend, prosecute, compromise, submit to arbitration and/or discontinue any actions, suits or proceedings whatsoever which may be required or may be deemed proper for any of the purposes of this Debenture or which the Borrower ought to execute, seal, complete sign, transfer and deliver or otherwise perfect and do pursuant to its obligations under this Debenture with power for such attorney(s) to appoint and remove any substitute(s).

  (b) The Borrower hereby undertakes that it will ratify and confirm whatsoever the attorney or attorneys appointed pursuant to clause 12.5(a) shall lawfully do or cause to be done and hereby expressly agrees that all acts done or caused to be done by such attorney(s) shall be as good and effectual to all intents and purposes whatsoever as if the same has been done by the Borrower in its own person.

12.6 Notwithstanding the provisions hereinbefore contained the Agent shall have the full right and power at its sole and absolute discretion to appoint a Receiver or Receivers who is or are not also to be Manager or Managers and such Receiver or Receivers shall have all the powers enumerated in Clauses 12.2 and
12.3 hereof save and excluding the power to carry on or manage or continue the business of the Borrower or such other powers applicable to Managers only.

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

13.  ADDITIONAL POWERS OF AGENT

13.1 To the extent permitted by law, the terms of the statutory powers of sale and leasing available to a chargee are hereby extended to authorize the Agent at its absolute discretion:-

(a) to sell all the title to and interest in any property or assets subject to this Debenture or any interest in the same, and to do so in consideration of shares, debentures or any other securities whatsoever, or of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by a Security Interest or a guarantee, or for such other consideration whatsoever as the Agent may think fit, and also to grant any option to purchase, and to effect exchanges;

(b) with a view to selling any property or assets subject to this Debenture (or offering it for sale) to repair, replace and develop such property or assets and to apply for any appropriate permission, license or approval;

(c) to severe any fixtures and to sell them apart from the land or buildings on or to which they are affixed, and also to apportion any rent affecting the property sold, to charge such rent upon the property sold or retained and to agree to indemnify any purchaser in respect of such rent or any covenants by the limitation of a new rent, by granting powers of entry or otherwise, or to reserve any such indemnity or powers of entry;

(d) with a view to, or in connection with, the sale of any property or assets subject to this Debenture to carry out any transaction, scheme or arrangement which the Agent may, in its absolute discretion, consider appropriate;

(e) to insure any property or assets subject to this Debenture against such risks (in addition to loss or damage by fire) and for such amounts as the Agent may consider prudent; and

(f) to do all or any of the things or exercise all or any of the powers (mutatis mutandis) which are mentioned or referred to in Clause 12 (receiver's powers) and which may not be included in paragraphs (a) to (e) above.

14.  PERSONAL LIABILITY OF BORROVER AND CONCURRENT ACTION

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

14.1 If the amount realized by the Agent on a sale of the assets herein secured after deduction and payment from the proceeds of such sale of all fees, dues and other costs is less than the amount of the Indebtedness for the time being outstanding and due to the Beneficiaries under the Loan Documents and whether at such sale the Agent or any of the Beneficiaries is the purchaser or otherwise, the Borrower shall pay to the Agent the difference between the amount due and the amount so realized and until such payment will also pay interest on such balance at the rates and in the manner prescribed in the Loan Agreement Provided Always that such personal liability of the Borrower to pay the aforesaid differential sum shall not in any way prejudice, reduce, affect or limit the right of any of the Beneficiaries to sue and recover the Indebtedness from the Borrower nor shall this clause be construed to preclude or prevent any of the Beneficiaries from suing the Borrower or to postpone the right of any of the Beneficiaries to sue the Borrower until after the assets secured by this Debenture have been sold.

14.2 It is hereby expressly agreed that notwithstanding any other provisions contained herein and in the other Loan Documents each of the Beneficiaries shall at all times be entitled, whether individually or together with each other, to exercise all its rights, powers and privileges and, in the event of any breach or default, to pursue all remedies concurrently, whether by way of sale, possession, receivership, civil suit or otherwise.

15.  LIENS AND OTHER SECURITIES NOT AFFECTED

15.1 Nothing contained in this Debenture shall prejudice or affect any lien to which each of the Agent and the other Beneficiaries is entitled or any other securities (whether taken as additional or collateral security or otherwise howsoever) which any of the Agent and the other Beneficiaries may, at any time or from time to time hold for or on account of the Indebtedness hereby secured and no provision in this Debenture shall operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security which the Agent and/or the other Beneficiaries may for the time being have of the Indebtedness intended to be hereby or otherwise secured or any right or remedy under such bill, note, guarantee, mortgage or other security of the Agent and/or any of the other Beneficiaries.

16.  INTEREST RATE IN OTHER SECURITIES

16.1 When the payment of the Indebtedness hereby secured or intended so to be shall be further secured to any Beneficiary by any bill of exchange, promissory note, draft, receipt or other instrument

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

reserving a higher rate of interest to be paid in respect thereof than those prescribed in the Loan Documents, such higher rate of interest shall be payable in respect of the Indebtedness and nothing contained in or to be implied from this Debenture shall affect the right of the Agent to enforce and recover payment of such higher rate of interest or as the case may be the difference between such higher rate of interest and the rates payable under the Loan Documents.

17.  PROTECTION OF THIRD PARTIES

17.1 No purchaser from, or other person dealing with, the Agent and/or the Receiver and Manager shall be concerned to inquire whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable, or whether the whole or any part of the Indebtedness remain outstanding, or whether any case has happened to authorize the Receiver and Manager to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

17.2 The receipt of the Agent or the Receiver and Manager shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Agent or the Receiver and Manager.

17.3 In clauses 17.1 and 17.2 hereof, "purchaser" includes any person acquiring, for money or money's worth, any lease of, or security interest over, or any other interest or right whatsoever in relation to, any of the property or assets subject to this Debenture.

18.  PROTECTION OF AGENT, RECEIVER AND MANAGER

18.1 Neither the Agent nor the Receiver and Manager shall be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise any of their respective powers, unless such loss or damage is caused by its or his gross negligence or willful default.

18.2 Without prejudice to the generality of clause 18.1, entry into possession of any property or assets subject to this Debenture shall not render the Agent or the Receiver and Manager liable to account as mortgage in possession; and if and whenever the Agent enters into possession of any such property or assets, it shall be entitled at any time at its pleasure to go out of such possession.

19. INDEMNITY

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

19.1 The Borrower further covenants with the Agent fully to indemnify the Agent and each of the other Beneficiaries and the Receiver and Manager against all claims, proceedings, liabilities, costs, charges and expenses which the Agent, that other Beneficiaries or the Receiver and Manager may incur at any time:-

(a) in consequence of anything done or purported to be done by the Agent, that Lender or the Receiver and Manager under this Debenture and/or any of the Loan Documents or any other document relating thereto or of any failure by the Borrower to comply with its obligations to the Beneficiaries thereunder or otherwise in connection therewith; or

(b) in consequence of any payment in respect of the Indebtedness (whether made by the Borrower or a third person) being impeached or declared void for any reason whatsoever.

19.2 The amounts payable under clause 19.1 shall carry interest (as well after as before judgment) in accordance with the provisions of the Loan Agreement from the date on which they were paid or incurred by the Agent, that Lender or the Receiver and Manager (as the case may require) and such amounts and interest may be debited by the Agent or that Lender to any account of the Borrower, but shall, in any event, form part of the Indebtedness and accordingly be secured on the property and assets subject to this Debenture under the charges contained in this Debenture.

20.  MODIFICATION AND INDULGENCE

20.1 The Agent and any other Beneficiary may at any time and without in any way effecting the security hereby created:-

(a) grant to the Borrower or to any other surety or guarantor any time or indulgence; and/or

(b)  renew any bill, notes or other negotiable securities; and/or

(c)  compound with the Borrower or any other person or guarantor.

21.  SUSPENSE ACCOUNT

21.1 Any money received under this Debenture may be placed and kept to the credit of a suspense account for so long as the Agent thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of the amount of the Indebtedness for

                                 Schedule 6 -

Borrower  :    Syrikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

the time being outstanding and due to the Agent. Notwithstanding any such payment in the event of any proceedings in or analogous to liquidation, composition or arrangement, the Agent may prove for and agree to accept any dividend or composition in respect of the whole or any part of the amount of the Indebtedness for the time being outstanding and due to the Beneficiaries under the Loan Documents in the same manner as if this security had not been created.

22.   NO OBLIGATION TO MAKE FURTHER ADVANCES

22.1 Nothing contained in this Debenture shall be deemed to render it obligatory upon the Lenders either at law or in equity to make or continue to make any advances or to afford any other accommodation or facilities whatsoever to the Borrower save and except for the Facility.

23.   PAYMENTS BY THE AGENT

23.1 All costs, charges and expenses incurred under this Debenture by the Agent (including any expenditure incurred in the creation, enforcement and/or preparation of this Debenture or, in the giving of any notice or, in the making of any demand under, pursuant to or in respect of this Debenture or the amount of the Indebtedness for the time being outstanding and due to the Agent and secured by this Debenture) and all other monies whatsoever paid by the Agent in respect of the said costs, charges expenses and expenditure otherwise howsoever and all or any other sums and moneys paid or expended by the Agent under or pursuant to the provisions of this Debenture, express or implied, and in particular the provisions of Clauses 6.3, and 7.3 shall be payable by the Borrower to the Agent on demand.

23.2 Until payment to the Agent, the costs, charges, expenses, monies and sums referred to in Clause 23.1 shall bear interest calculated on the basis of actual days elapsed and a three hundred and sixty-five (365) day year (inclusive of the first day but excluding the last day of the period in respect of which interest shall be payable) and at the Prescribed Pates from the date of the same having been paid or expended until payment (as well after as before judgment) and such sums and interest shall on demand be paid to the Agent by the Borrower and, until payment, shall form part of the Indebtedness and be secured hereunder. In the event of default in payment by the Borrower after demand from the Agent the Borrower shall pay Additional Interest on the defaulted amounts.


24.  NOTICE OF FURTHER SECURITY INTEREST

                                 Schedule 6 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

24.1 Without prejudice to clause 5 (restriction against Security Interest), if the Agent receives notice of any Security Interest or any other interest (other than an interest arising out of a sale in the usual course of trading which is permitted by the terms hereof) affecting the property or assets subject to this
Debenture:

(a) the Agent may open a new account for the Borrower and, if it does not, it shall nevertheless be deemed to have done so at the time the Agent received such notice; and

(b) all payments made by the Borrower to the Agent or that Lender after the Agent receives such notice shall be credited or deemed to have been credited to the new account, and in no circumstances whatsoever shall operate to reduce the indebtedness as at the time the Agent received such notice.

25.  POWERS CUMULATIVE

25.1 The powers which this Debenture confers on the Agent, each of the other Beneficiaries and the Receiver and Manager are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Agent, that other Beneficiary or the Receiver and Manager thinks appropriate, the Agent, each of the Beneficiaries or the Receiver and Manager may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever, and the Borrower acknowledges that the respective powers of the Agent, the other Beneficiaries and the Receiver and Manager shall in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

26.  CHANGE IN THE AGENT

26.1 The security, liabilities and or obligations created by this Debenture shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Agent or of any company by which the business of the Agent may, for the time being, be carried on and shall be available to the company carrying on that business for the time being.

27.  CHANGE IN BORROWER

27.1 The security, liabilities and or obligations created by this Debenture shall continue to be valid and binding for all purposes

                                 Schedule 6 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

whatsoever notwithstanding any change whether by amalgamation, reconstruction or otherwise howsoever in the constitution of the Borrower and it is expressly declared that no change of any sort whatsoever in, relating to or affecting the Borrower shall in any way, affect the security, liabilities and or obligations created by this Debenture in relation to any transaction whatsoever whether past, present or future.

28.  ASSIGNMENTITRANSFER OF DEBENTURE

28.1 The Agent shall be at liberty to assign and transfer this Debenture and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Borrower and any statement therein of the amount due to the Agent under or by virtue of this Debenture shall be conclusive and binding for all purposes against the Borrower save for manifest error.

28.2 The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

28.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 28.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

28.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 28.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

28.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 28.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth (5th) Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate

                                 Schedule 6 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

falling on or after) the date of delivery of such Transfer Certificate to the
Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 28.5 as "discharged rights and obligations");

(ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Lender; and

(iii)the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

29.  SUCCESSORS BOUND

29.1 This Debenture shall be binding upon the liquidators, receivers, representatives, and successors-in-title of the Borrower and on the successors-in-title and assign of the Agent.

30.  INCORPORATION OF LOAN AGREEMENT

30.1 . The Borrower hereby covenants and agrees that all the provisions, covenants, stipulations, conditions, undertakings and agreements contained in the Loan Agreement shall unless repugnant to any of the provisions contained herein, be read as forming part of this Debenture and shall be applicable with full force and effect as if the same were set out hereunder.

31. PRINCIPAL/SUPPLEMENTAL INSTRUMENTS

31.1 It is hereby agreed and declared that this Debenture and the Loan Documents are instruments employed in one transaction namely to secure the Facility in an aggregate sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal only together with interest

                                 Schedule 6 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

thereon and all other monies payable by the Borrower to the Agent and the Lenders under the Loan Documents and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument and this Debenture shall be deemed to be the subsidiary instrument.

     IN WITNESS WHEREOF the Borrower hereto has hereunto affixed its Common Seal in the presence of its officers duly authorized and the Agent hereto has hereunto by its Attorney set its hands.

The execution of this instrument  )
by the Borrower SYARIKAT TELEFON  )
WIRELESS(M)SDN. BHD. is duly      )
effected in a manner authorized   )
by its constitution under the     )
Seal the Borrower which said      )
Seal is hereunto duly affixed on  )
this day of                 199   )
in the presence of:-              )



_________________________________ Director



_________________________________ Director/Secretary

                                 Schedule 6 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     I,                           an Advocate and Solicitor
of the High Court in Malaya practicing at Kuala Lumpur hereby certify that on
this      day of               , 199 the Common Seal of SYARIKAT TELEFON
WIRELESS (M) SDN. BHD., was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.


     Witness my hand


     ________________



SIGNED by                           )
                                    )
and                                 )
                                    )
for and on behalf of PERMATA        )
MERCHANT BANK BERHAD,               )
as Agent on the   day of            )   ________________
                     199            )



                                        ________________

                                 Schedule 6 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                                   SCHEDULE 7
                                                                   (THIRD PARTY)
                                   DEBENTURE

     Issued pursuant to Clause      of the Chargor's Memorandum of Association
and Article of the Chargor's Articles of Association and a Resolution of the Directors passed on the day of , 199 .

     THIS DEED OF DEBENTURE is made the    day of 199 Between SHUBILA HOLDINGS
SDN. BHD., a company incorporated in Malaysia and having its registered office at Suite 4015A, 4th Floor, President House, Jalan Sultan Ismail, 50250 Kuala Lumpur (the "Chargor"), of the one part And PERMATA MERCHANT BANK BERHAD, a company incorporated in Malaysia and having its business address at 27th Floor, Menara Boustead, No. 69 Jalan Paja Chulan, 50200 Kuala Lumpur (the "Agent") as agent for the Beneficiaries (as hereinafter defined) of the other part.

     WHEREAS:-

(i) By a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Debenture or shortly hereafter between (1) SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower"), (2) the Agent and
     (3) BERHAD (the "Lenders"), the Lenders agree to make available a term loan facility in the maximum aggregate principal amount of Ringgit Malaysia Ninety One Million (RM91,000,000.00) (the "Facility") to the Borrower upon the terms and conditions contained therein.

(ii) It is a condition precedent to the availability of the Facility that inter-alia the Chargor charges all its asset in favor of the Agent as security for the Facility.

     IN PURSUANCE of the Loan Agreement and in consideration of the premises the Chargor HEREBY AGREES, COVENANTS AND UNDERTAKES with the Agent as follows:-

1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defused in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Debenture, and the following terms and expressions where used in this Debenture bear the meanings respectively set opposite them:-

Additional Interest    the additional interest payable by the Borrower pursuant
                       to Clause 12.5(a) of the

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                       Loan Agreement due to failure to pay any Indebtedness when so payable;

Beneficiaries          the Arranger, the Agent and the Lenders;

Indebtedness           at any time, the aggregate of all sums advanced from time
                       to time by the Lenders to the Borrower together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents (whether in respect of principal, interest, Additional Interest, fees, commission, costs, expenses, indemnity or otherwise);

Loan Documents         the Loan Agreement, the Collateral Agreement, this
                       Debenture and the other Security Documents and any other documents for the time being constituting security for the Indebtedness of any part thereof;

Prescribed Rates       the respective rates of interest (including Additional
                       Interest) chargeable on the Indebtedness or any part thereof stipulated in the Loan Agreement or such other rate or rates which the Lenders may at their discretion stipulate from time to time or at any time in the manner provided for therein.

1.2 The headings in this Debenture are inserted for convenience only and shall not be taken read and construed as essential parts of this Debenture. References to Clauses are to be construed as references to Clauses of this Debenture. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa. Where two or more persons or parties are included or comprised in any expressions, agreements, covenants, terms, stipulations and undertakings expressed to be made to such persons or parties shall, unless expressly stated to the contrary, be enforceable by them jointly and severally and agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

persons or parties shall be deemed to be made by and binding upon such persons or parties jointly and severally.

2.   UNDERTAKING TO PAY

2.1 The Chargor hereby covenants with the Agent that as and when the Indebtedness or any part thereof is due for payment in accordance with the provisions of the Loan Documents or on such earlier date as the security constituted by this Debenture becomes enforceable and the Agent becomes entitled to exercise the rights and powers upon default provided under this Debenture and by law the Chargor shall pay to the Agent in the manner specified in the Loan Agreement, the Indebtedness or, as the case may be, the part thereof due to be paid and, in the meantime will pay to the Agent interest and Additional Interest at the rates and calculated in the manner prescribed in the Loan Agreement on the Indebtedness from time to time outstanding.

3.   FIXED AND FLOATING CHARGES

3.1 For better securing the payment of the Indebtedness and discharge of the obligations of the Borrower and the Chargor under the relevant Loan Documents the Chargor as beneficial owner hereby charges to the Agent as trustee for itself as agent and for the other Beneficiaries and so that the charge hereby created shall be a continuing security:-

(a) by way of a fixed charge over all its uncalled capital, goodwill, patents, trademarks, licenses and concessions and all its plant, equipment and machinery, motor vehicles, furniture and fittings wheresoever they may be including but not limited to all those listed in the Schedule hereto and including all patents, trademarks, licenses, concessions, plant equipment machinery motor vehicles furniture and fittings hereafter acquired together with all accessories and parts pertaining thereto;

(b) by way of a floating charge over all the lands undertakings and other properties and assets of the Chargor movable and immovable whatsoever and wheresoever situate both present and future (including without limitation the Chargor's uncalled capital, goodwill, book debts, accounts receivable, stock-in-trade and materials (including raw materials and partly finished and finished products), shares, stocks, securities, options and other rights in securities) not otherwise charged under clause 3.1 (a).

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

4.      CONVERSION OF FLOATING CHARGE INTO FIXED CHARGE AND VICE VERSA

4.1(a) Where the Chargor should, in breach of clause 5, create or attempt to create any Security Interest over or in respect of any of the assets of the Chargor covered by :this Debenture such act of creating or attempting to create any such Security Interest shall forthwith convert the floating Charge over the properties and assets described in clause 3.1(b) hereof into a fixed charge over all such properties and assets.

   (b) The Agent may at any time by notice in writing to the Chargor forthwith convert the floating charge over the properties and assets described in Clause 3. 1 (b) hereof into a fixed charge as regards any properties and assets specified in the said notice which the Agent shall in its absolute discretion consider to be in jeopardy or in danger of being seized or sold under any form of distress or execution levied or threatened and may appoint a receiver therefor.

5. RESTRICTION AGAINST OTHER SECURITY INTERESTS

5.1 The Chargor hereby declares that there is no mortgage charge or debenture upon any of its assets secured by this Debenture having priority to this Debenture and-

(a) the Chargor shall not during the subsistence of this Debenture without the consent in writing of the Agent permit any Security Interest to exist or arise over or in respect of any of the assets of the Chargor covered by this Debenture;

(b) this Debenture shall be without prejudice to any securities already given by the Borrower or the Chargor to any of the Beneficiaries or any security which may hereafter be given to any of the Beneficiaries whether the same be for securing repayment of the Indebtedness or any part thereof or any other money covenanted to be paid under the Loan Documents and whether such security is taken as additional or collateral security or otherwise howsoever.

6.   INFORMATION OF MATTERS AFFECTING SECURITY

6.1 The Chargor shall inform the Agent forthwith upon its issue, publication, service or occurrence (time being of the essence in this respect) of any application, demand, notice, order, proposal or transaction in any way affecting, concerning or touching its assets

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

herein secured or any part thereof and produce the same to the Agent if called upon to do so.

6.2 The Chargor shall do all acts and take all steps necessary or expedient to ,safeguard and preserve its assets and each part thereof or the title or ownership thereto.

6.3 The Agent may, if it thinks fit, and on behalf or in the name and at the expense of the Chargor, do all such acts and employ all such persons as the Agent deems necessary or expedient, for the purpose of safeguarding and preserving the assets herein secured or any part thereof or the Beneficiaries' rights and interests thereon.

7.   INSURANCE

7.1 The Chargor shall insure and keep insured the properties and assets covered by this Debenture wheresoever situate against loss or damage by fire, lightning, tempest, flood, riot, civil commotion, strike, theft, burglary, malicious acts and such other risks as the Agent may require from time to time, in the full amount of their insurable value, with such insurers as may be acceptable to the Agent, under a policy or policies of insurance and shall forthwith have the Agent, as trustee for the Beneficiaries endorsed thereon as loss payee.

7.2 The Chargor shall pay all premia for the insurance effected pursuant to Clause 7.1 on the first day on which the same ought to be paid and, if required by the Agent, deliver to the Agent on demand the receipt for every premium payable under such policy or policies.

7.3 If the Chargor shall fail to effect, maintain or renew the insurance referred to in Clause 7.1, it shall be lawful for but not obligatory upon the Agent, at the cost and expense of the Chargor, to effect, maintain or renew any such insurance as the Agent may think fit.

7.4 Save and except at the request and with the prior written consent of the Agent, the Chargor shall not effect or keep on foot any insurance against any risk in respect of any assets if the Agent has effected or kept on foot any such insurance.

7.5 The Agent shall be entitled to receive and give a good discharge for any money received on any insurance.

8.   CONTINUING SECURITY

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



8.1 The security created by this Debenture is expressly intended to be and shall be a continuing security for all moneys whatsoever now or hereafter from time to time owing by the Borrower or the Chargor whether alone or jointly and severally with another or others to any of the Beneficiaries under the Loan Documents or otherwise and whether as principal or surety notwithstanding that the Borrower or the Chargor may at any time or times, cease to be indebted to any of the Beneficiaries under the Loan Documents for any period or periods.

9.   REPRESENTATIONS AND WARRANTIES

9.1 The Chargor acknowledges that each of the Agent and the other Beneficiaries has entered into the Loan Documents and agreed to accept this Debenture as security on the basis of, and in full reliance on, representations in the following terms; and the Chargor now warrants to each of them as follows:-

(a) the Chargor is duly incorporated as a private company with limited liability and validly existing under the laws of Malaysia;

(b) the Chargor is the holding company of the Borrower and the creation of this Debenture will not contravene Section 133A of the Companies Act 1965;

(c) the documents which contain or establish the Chargor's constitution incorporate provisions which authorize, and all necessary corporate action has been taken to authorize, and all authorizations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorize, the Chargor to own its assets, carry on its business as it is now being conducted, and sign and deliver, and perform the transactions contemplated in, this Debenture and to enable the Agent and each of the other Beneficiaries to exercise the rights, powers and authorities hereby vested in them or any of them;

(d) neither the signing and delivery of this Debenture nor the performance of any of the transactions contemplated in it will:-

     (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Chargor or any of its assets is bound or affected; or

                                 Schedule 7 -
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                                      120


Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



     (ii) cause any limitation on it or the powers of its directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded;

(e) no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Chargor or any of its assets is bound or affected, being a contravention or default which might either have an adverse effect on the business, assets or condition of the Chargor or adversely affect its ability to observe or perform its obligations under this Debenture;

(f) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on the business, assets or condition of the Chargor or adversely affect its ability to observe or perform its obligations under this Debenture is presently in progress or pending or, to the best of the knowledge, information and belief of the Chargor, threatened against the Chargor, or any of its assets;

(g) all necessary returns have been delivered by or on behalf of the Chargor to the relevant taxation authorities and the Chargor is not in default in the payment of any taxes and no claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to in paragraph
     (h) below;

(h) the audited financial statements (including the income statement and balance sheet) of the Chargor for the year ended the 31st December, 1994 have been prepared on a basis consistently applied and give a true and fair view of the results of its operations for that year and the state of its affairs at the date, and in particular accurately disclose all the liabilities (actual or contingent) of the Chargor;

(i)  the Chargor is the beneficial owner and has title to all its assets;

(j) otherwise than has been disclosed in writing to the Agent none of the assets of the Chargor is affected by any Security Interest, and the Chargor is not a party to, nor is it or any to its assets bound by, any order, agreement or instrument under which the

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00




     Chargor is, or in certain events may be, required to create, assume or permit to arise any Security Interest;

(k) the Chargor has fully disclosed in writing to the Agent all facts relating to the Borrower and the Chargor which the Chargor knows or should reasonably know and which are material for disclosure to the Beneficiaries (or any of them) in the context of the Facility and this Debenture.


10.  UNDERTAKINGS

10.1 The Chargor undertakes with the Agent and the other Beneficiaries from the date of this Debenture until all its liabilities under this Debenture have been discharged:-

(a) to inform the Agent in writing forthwith if it acquires or agrees to acquire -any land buildings or structures;

(b) to deposit with the Agent (which the Agent shall be entitled to retain so long as this Debenture shall be in force) all documents of title relating to all assets charged under Clause 3.1 (a) herein;

(c) without the prior written consent of the Agent, not to transfer, - factor, discount, sell, release, compound, subordinate, defer or vary the terms of any book or other debt or moneys due, owing or payable whether on demand, at a future time or on a contingency or otherwise to deal with the same except by getting in the same in the normal course of business, and if so required by the Agent to execute in relation thereto a legal assignment to the Agent in terms specified by the Agent;

(d) not to transfer, sell, lease or otherwise dispose of any land, buildings or structures subject to a fixed charge under this Debenture (and in particular not to exercise any statutory or other powers of making leases, taking surrenders of leases, nor to part with possession of nor grant any license or right to occupy any such land, buildings or structures) without the prior written consent of the Agent;

(e) not to transfer, sell, lease or otherwise dispose of any property or assets subject to this Debenture (other than the property referred to in sub-clause (d) above) otherwise than by way of sale on arm's length terms in the ordinary course of the Chargor's day-to-day trading or in the case of property which is

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn.  Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     spent, consumed or has otherwise outlived its useful life, by way of disposal provided that such property has been replaced prior to such disposal with new and unused property of the same original quality and type;

(f) to keep in good state of repair and in proper working order and to renew and replace, when necessary, all buildings, structures, fixtures, plant, machinery and equipment belonging to or used by the Chargor;

(g) to permit the Agent (and any persons appointed in writing by the Agent) full access to the assets subject to this Debenture wherever situated to inspect and survey the same;

(h) punctually to pay all rents, hires, royalties and other sums reserved by and to comply with all other obligations under any lease, hiring or license under which the Chargor has the use or possession of any property or, assets;

(i) punctually to pay all governmental, municipal and other taxes, duties, rates and outgoings assessed upon or payable with reference to any assets subject to this Debenture;

(j) the Chargor will prepare the financial statements referred to in clause 10.1(k) on a basis consistently applied in accordance with generally accepted accounting principles in Malaysia and those financial statements shall give a true and fair view of the results of the operations of the Chargor for the period in question and the state of its affairs for the period to which the financial statements are made up and shall disclose or reserve against all the liabilities (actual or contingent) of the Chargor;

(k) the Chargor will deliver to the Agent in sufficient numbers for each of the Lenders:-

     (i) as soon as they become available (and in any event within ninety (90) days after the end of each of its financial periods) copies of its financial statements for that period which shall contain an income statement and a balance sheet and be audited and certified without adverse qualification by a firm of independent accountants;

     (ii) within sixty (60) days after the end of each half year of its financial year copies of a full report on its business

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


          for that period which shall contain full particulars of its business and an income statement and a balance sheet; and

     (iii)promptly, such additional financial or other information and records as the Agent may from time to time reasonably request;

(l) the Chargor will maintain in full force and effect all relevant authorizations (governmental and otherwise) and will promptly obtain any further authorization which may become necessary to enable it to carry on its business and to perform any of the transactions contemplated by this Debenture;

(m) the Chargor will immediately notify the Agent upon becoming aware of the revocation or variation of any authorization;

(n) if the Chargor becomes aware of the occurrence of an Event of Default it will forthwith notify the Agent and provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

(o) the Chargor will carry out and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and industrial standards and practices;

(p) the Chargor will not make any loans to any persons except with the prior written consent of the Instructing Group;

(q) the Chargor will not, except with the prior written consent of the Instructing Group, declare, make or pay any dividend or other distribution to its shareholders (such consent not to be unreasonably withheld)';

(r) apart from indebtedness arising out of the provisions of this Debenture the Chargor will not, except with the prior written consent of the Instructing Group, incur any indebtedness for Borrowed Money, or enter into any guarantee in respect of any indebtedness of any person, unless such indebtedness is regarded by the Chargor to be necessary for the normal course and conduct of its operations and the Chargor shall have evidenced the necessity thereof to the satisfaction of the Instructing Group;

(s)  the Chargor will punctually pay all its indebtedness when due and owing;


                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn.  Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


(t)  the Chargor will, by written notice, inform the Agent of.-

     (i)  any legal proceedings, litigation or claim involving the Chargor;

     (ii) any dispute between the Chargor and any Government or statutory body in respect of any of the Chargor's lands and other assets;

    (iii) any labor controversy which might result in a strike against the Chargor; and

     (iv) any matter which has adversely affected or may adversely affect the Chargor's ability to fulfill its obligations under this Debenture or its financial position;

(u) the Chargor will not divest in whole or in part its shareholding in the Borrower without the prior written consent of the Instructing Group being obtained through the Agent;

(v) in relation to the Indebtedness the Chargor shall not take or accept any Security Interest or other security from the Borrower or any other third party, without first obtaining the Instructing Group consent being obtained through the Agent;

(w) after the occurrence of an Event of Default, the Chargor shall not, without first obtaining the Agent's written consent, seek to recover, whether directly or by set off, lien, counterclaim or otherwise, nor accept any moneys or other property, nor exercise any rights in respect of, any sum which may be or become due to the Chargor on any account by the Borrower or, in relation to the Indebtedness, from any third party, nor claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Indebtedness, any third party;

(x) if, notwithstanding paragraphs (v) and (w) above, the Chargor holds or receives any such security, moneys or property, it shall forthwith pay or transfer the same to the Agent.


11.  DEFAULT

11.1 If:-


                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn.  Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


(a) the Chargor shall fail to observe or perform any of its agreements, covenants, stipulations, terms and conditions contained in this Debenture; or

(b)  an Event of Default as defined in the Loan Agreement shall occur;

then and in either of such cases, the amount of the Indebtedness outstanding for the time being shall immediately become payable by the Chargor to the Agent on demand and the Agent shall forthwith be entitled to exercise the rights and powers upon default provided by law and this Debenture without any previous notice to or concurrence on the part of the Chargor.

12.  DEMANDS

12.1 Any demand for payment of the amount of the Indebtedness or any part thereof for the time being outstanding may be made by a notice in writing requiring payment within seven (7) days from the date thereof and may be signed on behalf of the Agent by its general manager, manager, assistant manager, sub-manager, accountant or any other officer of the Agent or by any solicitor or firm of solicitors purporting to act for the Agent and shall be served in accordance with the provisions of the Loan Agreement.

13.  APPOINTMENT OF RECEIVER AND MANAGER

13.1 At any time after the moneys hereby secured shall have become immediately repayable:

(a) the Agent or any person authorized by the Agent may enter into and upon any land or premises where the properties or assets of the Chargor hereby charged or any of them may be without any notice and may take possession and control of such assets hereby charged and all documents relating to such properties and assets;

(b) the Agent may at its discretion be at liberty to give any notice which may be deemed necessary by the Agent to any person or persons owing money to the Chargor that all such moneys be paid to the Agent alone and the Chargor hereby irrevocably appoints the manager of the Agent or the officer in charge for the time being of the Agent and each of them jointly and severally to be its attorneys and attorney for it and in its name and on its behalf to demand sue for and take all appropriate legal proceedings to recover such moneys and to give a good receipt for the same and to give such notices to the debtors of the Chargor

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn.  Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     and take all necessary steps to complete the assignment of such moneys to the Agent as may be necessary;

(c) the Agent may appoint in writing under the hand of the manager or the officer in charge for the time being of the Agent any person to be receiver and or manager of the assets hereby charged and may in like manner from time to time remove any receiver and or manager so appointed and appoint another in his stead and/or extend the appointment to relate to any other such properties.

13.2 A Receiver and/or Manager or Receivers and/or Managers so appointed shall be the agent of the Chargor and the Chargor shall be solely responsible for his or their acts and defaults and remuneration. Such Receiver and/or Manager or Receivers and/or Managers shall have power:-

(a) to take possession or collect and get in any assets hereby charged and for that purpose to take any proceedings in the name of the Chargor or otherwise as may seem expedient;

(b) to carry on manage or concur in carrying on and managing and to continue the business of the Chargor or any part thereof as agent or agents for the Chargor and for any of those purposes to raise and borrow any money that may be required upon the security of the whole or any part of the property hereby charged and to apply or petition for, seek and otherwise howsoever certificates consents licenses leases permission and title convenient, expedient or necessary for all or any such purposes;

(c) subject when applicable to the provisions of any and all relevant legislation (including, but so that this provision shall be in amplification but not in derogation of the generality of the foregoing legislation relating to land) forthwith (obtaining when and where necessary the leave of the Court) to or to agree to sell, license, exchange, lease or otherwise dispose of or deal with the assets comprised in this security and to carry the same into effect by conveying or executing in the name or on behalf of the Chargor any deed or document whatsoever for such consideration (if any) (including cash debentures or other obligations shares stock or other valuable consideration) payable in a lump sum or by installments spread over such period as the Agent shall think fit; plant machinery and other fixtures may be recovered and sold separately from the premises containing them without the consent of the Chargor being obtained thereto;

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn.  Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


(d) to make any arrangements or enter into any compromise which he or they shall think expedient; bring take defend discontinue any actions suits or proceedings whatsoever civil or criminal in relation to the assets charged herein;

(e) to make and effect all or any repairs and improvements to the assets charged herein and to maintain and renew all insurance in respect of such assets against loss or damage by fire or any other risk in such sums as he or they shall think fit;

(f) to employ and dismiss such managers agents officers servants clerks accountants and workmen and others in respect of the assets charged herein and upon such terms and with such salaries wages or remuneration and for such purposes as he or they shall think proper;

(g)  to allow time for payment of any debts either with or without security;

(h) for such consideration and on such terms as he may think fit, to purchase outright or acquire by leasing, hiring, licensing or otherwise, any land, buildings, plant, equipment, vehicles or materials or any other property, assets or rights of any description which he considers necessary or desirable for the carrying on, improvement or realization of any business of the Chargor or otherwise for the benefit of the property and assets subject to this Debenture;

(i) in connection with the exercise, or the proposed exercise, of any of his powers or in order to obtain payment of his remuneration (whether or not it is already due) to borrow or raise money from any person, including any of the Banks, without security or on the security of the property and assets of the Chargor whether subject to this Debenture or not, and generally in such manner and on such terms as he may think fit;

(j) to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning any of the assets charged herein;

(k) to transfer all or any of the assets charged herein to any other company or body corporate, whether or not formed or acquired for the purpose;

(1) to call up all or any portion of the uncalled capital for the time being (if any) of the Chargor;

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn.  Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


(m) generally to carry out, or cause or authorize to be carried out, any action, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the assets charged herein which he may consider expedient as effectually as if he were solely and absolutely entitled to such assets;

(n) to repair and keep in repair the assets comprised in the security hereby made and for this purpose to apply in the name of the Chargor for any certificate license permission or consent required under any Act Ordinance other regulations or by-law made by any competent authority;

(o) to execute and do all such other acts deeds and things as to him or them or the Agent may appear necessary or proper for or in relation to any of the purposes aforesaid and which he or they lawfully may or can do as agent or agents for the Chargor;

(p) generally to do and cause to be done such acts and things which the Chargor may have done for the protection and/or for the improvement of the property hereby charged.

13.3 The powers of appointment of a Receiver and/or Manager or Receivers and/or Managers hereunder shall be in addition to and without prejudice to any statutory and other powers of the Agent whether under the Companies Act or any other legislation and so that such powers shall be and remain exercisable by the Agent in respect of any property hereby charged and of which no appointment of a Receiver and/or Manager or Receivers and/or Managers by the Agent shall from time to time be subsisting and that notwithstanding that an appointment under the powers of clauses 13.1 and 13.2 hereof shall have subsisted and been withdrawn in respect of that property or shall be subsisting in respect of any other property hereby charged.

13.4 The Agent may at any time after the moneys hereby secured shall have become repayable effect the sale of the properties of which it has taken possession under the rovisionsofClausel3.1(a)hereof upon giving not less than twenty-four (24) hours notice of the intended sale to the Chargor in such manner as the Agent shall deem proper with liberty to bid buy in and resell the same and the Agent shall not be liable for any loss caused to the Chargor thereby and the Chargor shall do all things necessary to enable the Agent to complete any sale by the Agent of any part of the properties included in this security. The Agent shall be liable only for loss caused by its willful default.


                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

13.5 For the purpose of giving effect to the Chargor's obligations under this Debenture, the Chargor hereby irrevocably appoints the Agent and/or the manager and/or the officer in charge for the time being of the Agent and/or the Receiver and/or Manager and his substitute(s) the attorney(s) of the Chargor for the Chargor and in the Chargor's attorney's own name(s) or in the name of the Chargor or in the joint names of the attorney and the Chargor and on behalf of the Chargor as its act and deed to execute, seal complete, sign, transfer and deliver or otherwise perfect and do any transfer, deed, assurance, agreement, instrument, assignment, act or thing and to bring, take, defend, prosecute, compromise, submit to arbitration and/or discontinue any actions, suits or proceedings whatsoever which may be required or may be deemed proper for any of the purposes of this Debenture or which the Chargor ought to execute, seal, complete, sign, transfer and deliver or otherwise perfect and do pursuant to its obligations under this Debenture with power for such attorney(s) to appoint and remove any substitute(s).

13.6 Notwithstanding the provisions hereinbefore contained the Agent shall have the full right and power at its sole and absolute discretion to appoint a Receiver or Receivers who is or are not also to be Manager or Managers and such Receiver or Receivers shall have all the powers enumerated in Clauses 13.2, 13.3 and 13.5 hereof save and excluding the power to carry or manage or continue the business of the Chargor or such other powers applicable to Managers only.

13.7 The Chargor hereby undertakes at all times to ratify and confirm whatsoever the attorney or attorneys appointed pursuant to Clause 13.5 shall lawfully do or caused to be done and the Borrower further declares that all acts done or caused to be done for the purposes herein contained shall be as good, valid and effectual to all intents and purposes whatsoever as if the same has been done by the Borrower itself.

14.       ADDITIONAL POWERS OF AGENT

14.1 To the extent permitted by law, the terms of the powers of sale and leasing available to a chargee are hereby extended to authorize the Agent at its absolute discretion:-

(a) to sell all the title to and interest in any property or assets subject to this Debenture or any interest in the same, and to do so in consideration of shares, debentures or any other securities whatsoever, or of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by


                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     an Encumbrance or a guarantee, or for such other consideration whatsoever as the Agent may fit, and also to grant any option to purchase, and to effect exchanges;

(b) with a view to selling any property or assets subject to this Debenture (or offering it for sale) to repair, replace and develop such property or assets and to apply for any appropriate permission, license or approval;

(c) to sever any fixtures and to sell them apart from the land or buildings on or to which they are affixed, and also to apportion any rent affecting the property sold, to charge such rent upon the property sold or retained and to agree to indemnify any purchaser in respect of such rent or any covenants by the limitation of a new rent, by granting powers of entry or otherwise, or to reserve any such indemnity or powers of entry;

(d) with a view to, or in connection with, the sale of any property or assets subject to this Debenture to carry out any action, scheme or arrangement which the Agent may, in its absolute discretion, consider appropriate;

(e) to insure any property or assets subject to this Debenture against such risks (in addition to loss or damage by fire) and for such amounts as the Agent may consider prudent; and

(f) to do all or any of the things or exercise all or any of the powers (mutatis mutandis) which are mentioned or referred to in Clause 13 (receiver's powers) and which may not be included in paragraphs (a) to (e) above.

15.       PERSONAL LIABILITY AND CONCURIRENT ACTION

15.1 If the amount realized by the Agent on a sale of the assets herein secured after deduction and payment from the proceeds of such sale of all fees, dues and other costs is less than the amount of the Indebtedness for the time being outstanding and due to the Beneficiaries under the Loan Documents and whether at such sale the Agent or any of the other Beneficiaries is the purchaser or otherwise, the Chargor shall pay to the Agent the difference between the amount due and the amount so realized and until such payment will also pay interest on such balance at the rates and in the manner prescribed in the Loan Agreement Provided Always that such personal liability of the Chargor to pay the aforesaid differential sum shall not in any way prejudice, reduce, affect or limit the right of the Agent to sue and recover the Indebtedness from the Chargor nor shall this clause be

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

construed to preclude or prevent the Agent and/or any of the Beneficiaries from suing the Chargor or to postpone the right of the Agent and/or any of the Beneficiaries to sue the Chargor until after the assets secured by this Debenture has been sold.

15.2 It is hereby expressly agreed that notwithstanding any other provisions contained herein and in the other Loan Documents each of the Beneficiaries shall at all times be entitled, whether individually or together with each other, to exercise all its rights, powers and privileges and, in the event of any breach or default, to pursue all remedies concurrently, whether by way of sale, possession, receivership, civil suit or otherwise.

16.       LIENS AND OTHER SECURITIES NOT AFFECTED

16.1 Nothing contained in this Debenture shall prejudice or affect any lien to which each of the Agent and/or the other Beneficiaries are entitled or any other securities (whether taken as additional or collateral security or otherwise howsoever) which the Agent and/or any of the Beneficiaries may, at any time or from time to time hold for or on account of the Indebtedness hereby secured and no provision in this Debenture shall operate so as to merge or otherwise prejudice or affect any bill, note, guarantee, mortgage or other security which the Agent and/or the other Beneficiaries may for the time being have of the Indebtedness intended to be hereby or otherwise secured or any right or remedy under such bill, note, guarantee, mortgage or other security of the Agent and/or any of the other Beneficiaries.

17.       INTEREST RATE IN OTHER SECURITIES

17.1 When the payment of the Indebtedness hereby secured or intended so to be shall be further secured to any of the Beneficiaries by any bill of exchange, promissory note, draft, receipt or other instrument reserving a higher rate of interest to be paid in respect thereof than those prescribed in the Loan Documents, such higher rate of interest shall be payable in respect of the Indebtedness and nothing contained in or to be implied from this Debenture shall affect the right of the Agent to enforce and recover payment of such higher rate of interest or as the case may be the difference between such higher rate of interest and the rates payable under the Loan Documents.

18.       PROTECTION OF THIRD PARTIES

18.1 No purchaser from, or other person dealing with, the Agent and/or the Receiver shall be concerned to inquire whether any of the powers which they have exercised or purported to exercise has arisen or

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

become exercisable, or whether the whole or any part of the Indebtedness remain outstanding, or whether any case has happened to authorize the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

18.2 The receipt of the Agent or the Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Agent or the Receiver.

18.3 In clauses 18.1 and 18.2 hereof, "purchaser" includes any person acquiring, .for money or money's worth, any lease of, or Security Interest over, or any other interest or right whatsoever in relation to, any of the property or assets subject to this Debenture.

19.    PROTECTION OF AGENT AND RECEIVER AND MANAGER

19.1 Neither the Agent nor the Receiver shall be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise any of their respective powers unless such loss or damage is caused by its or his gross negligence or willful default.

19.2 Without prejudice to the generality of clause 19. 1, entry into possession of any property or assets subject to this Debenture shall not render the Agent or the Receiver liable to account as mortgagee in possession; and if and whenever the Agent enters into possession of any such property or assets, it shall be entitled at any time at its pleasure to go out of such possession.

20.       INDEMNITY

20.1 The Chargor further covenants with the Agent fully to indemnify the Agent and each of the other Beneficiaries and the Receiver and the Manager against all claims, proceedings, liabilities, costs, charges and expenses which the Agent, that Lender or the Receiver may incur at any time:-

(a) in consequence of anything done or purported to be done by the Agent, that Lender or the Receiver under this Debenture or any of the Loan Documents or any other document relating thereto or of any failure by the Borrower or the Chargor to comply with its or their obligations to the Beneficiaries hereunder or thereunder or otherwise in connection herewith or therewith; or

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(b) in consequence of any payment in respect of the Indebtedness (whether made by the Borrower, the Chargor or a third person) being impeached or declared void for any reason whatsoever.

20.2 The amounts payable under clause 20.1 shall carry interest in accordance with the provisions of the Loan Agreement from the date on which they were paid or incurred by the Agent, that Lender or the Receiver (as the case may require) and such amounts and interest may be debited by the Agent or that Lender to any account of the Borrower or the Chargor but shall, in any event, form part of the Indebtedness and accordingly be secured on the property and assets subject to this Debenture under the charges contained in this Debenture.

21.       MODIFICATION AND INDULGENCE

21.1 Agent and/or any of the Beneficiaries may at any time and without in any way affecting the security hereby created:-

(a) grant to the Borrower or the Chargor or to any other surety or guarantor any time or indulgence; and/or

(b)    renew any bill, notes or other negotiable securities; and/or

(c) compound with the Borrower or the Chargor or any other person or guarantor.

22.       SUSPENSE ACCOUNT

22.1 Any money received under this Debenture may be placed and kept to the credit of a suspense account for so long as the Agent thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of the amount of the Indebtedness for the time being outstanding and due to the Agent. Notwithstanding any such payment in the event of any proceedings in or analogous to liquidation, composition or arrangement, the Agent may prove for and agree to accept any dividend or composition in respect of the whole or any part of the amount of the Indebtedness for the time being outstanding and due to the Beneficiaries under the Loan Documents in the same manner as if this security had not been created.

23.       NO OBLIGATION TO MAKE FURTHER ADVANCES

23.1 Nothing contained in this Debenture shall be deemed to render it obligatory upon the Lenders either at law or in equity to make or continue to make any advances or to afford any other accommodation or

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

facilities whatsoever to the Borrower save and except for the Facilities.

24.       PAYMENTS BY THE AGENT

24.1 All costs, charges and expenses incurred under this Debenture by the Agent (including any expenditure incurred in the creation, enforcement and/or preparation of this Debenture or, in the giving of any notice or, in the making of any demand under, pursuant to or in respect of this Debenture or the amount of the Indebtedness for the time being outstanding and due to the Agent and secured by this Debenture) and all other monies whatsoever paid by the Agent in respect of the said costs, charge ' s expenses and expenditure otherwise howsoever and all or any other sums and moneys paid or expended by the Agent under or pursuant to the provisions of this Debenture, express or implied, and in particular the provisions of Clauses 6.3, and 7.3 shall be payable by the Chargor to the Agent on demand.

24.2 Until payment to the Agent, the costs, charges, expenses, monies and sums referred to in Clause 24.1 shall bear interest calculated on the basis of actual days elapsed and a three hundred and sixty-five (365) day year (inclusive of the first day but excluding the last day of the period in respect of which interest shall be payable) and at the Prescribed Rates from the date of the same having been paid or expended until payment (as well after as before judgment) and such sums and interest shall on demand be paid to the Agent by the Chargor and, until payment, shall form part of the Indebtedness and be secured hereunder. In the event of default in payment by the Chargor after demand from the Agent the Chargor shall pay Additional Interest on the defaulted amounts.

25.       NOTICE OF FURTHER SECURITY INTEREST

25.1 Without prejudice to clause 5 (restriction on Security Interest), if the Agent receives notice of any Security Interest or any other interest affecting the property or assets subject to this Debenture:

(a) the Agent may open a new account for the Borrower and/or the Chargor and, if it does not, it shall nevertheless be deemed to have done so at the time the Agent received such notice; and

(b) all payments made by the Borrower and/or the Chargor to the Agent or that Lender after the Agent receives such notice shall be credited or deemed to have been credited to the new account, and

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

       in no circumstances whatsoever shall operate to reduce the indebtedness as at the time the Agent received such notice.

26.    POWERS CUMULATIVE

26.1 The powers which this Debenture confers on the Agent, each of the other Beneficiaries and the Receiver are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Agent, that Lender or the Receiver thinks appropriate, the Agent, each of the other Beneficiaries or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever, and' the Borrower acknowledges that the respective powers of the Agent, the other Beneficiaries and the Receiver shall in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

27.       CHANGE IN THE AGENT

27.1 The security, liabilities and or obligations created by this Debenture shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, reconstruction or otherwise which may be made in the constitution of the Agent or of any company by which the business of the Agent may, for the time being, be carried on and shall be available to the company carrying on that business for the time being.


28.    CHANGE IN BORROWER OR CHARGOR

28.1 The security, liabilities and or obligations created by this Debenture shall continue to be valid and binding for all purposes whatsoever notwithstanding any change whether by amalgamation, reconstruction or otherwise howsoever in the constitution of either the Borrower or the Chargor and it is expressly declared that no change of any sort whatsoever in, relating to or affecting the Borrower or the Chargor shall in any way, affect the security, liabilities and or obligations created by this Debenture in relation to any transaction whatsoever whether past, present or future.

29.    ASSIGNMENT/TRANSFER OF DEBENTURE

29.1 The Agent shall be at liberty to assign and transfer this Debenture and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Chargor and any statement therein of the amount due to the Agent under or by virtue of

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

this Debenture shall be conclusive and binding for all purposes against the Chargor save for manifest error.

29.2 The Chargor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

29.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 29.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

29.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 29.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

29.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 29.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Chargor and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 29.5 as "discharged rights and obligations");

(ii) the Chargor and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Chargor and such Transferee have assumed

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


       and/or acquired the same in place of the Chargor and such Lender; and

(iii) the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

30.    SUCCESSORS BOUND

30.1 This Debenture shall be binding upon the liquidators, receivers, representatives and successors-in-title of the Chargor and on the successors-in-title and assigns of the Agent.

31.    INCORPORATION OF LOAN AGREEMENT

31.1 The Chargor hereby covenants and agrees that during the continuance of the Loan Agreement, all the provisions, covenants, stipulations, conditions, undertakings and agreements contained in the Loan Agreement shall unless repugnant to any of the provisions contained herein, be read as forming part of this Debenture and shall be applicable with full force and effect as if the same were set out hereunder with the references therein to the "Loan Agreement" and the "Borrower" being replaced respectively by references to this "Debenture" and to the "Chargor".

32.    PRINCIPAL/SUPPLEMENTAL INSTRUMENTS

32.1 It is hereby agreed and declared that this Debenture and the other Loan Documents are instruments employed in one transaction namely to secure the Facility in an aggregate sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal only together with interest thereon and all other monies payable under the Loan Documents by the Borrower and the Chargor to the Agent and the Lenders and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument.

                                 Schedule 7 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


       IN WITNESS WHEREOF the Chargor hereto has hereunto affixed its Common Seal in the presence of its officers duly authorized and the Agent hereto has hereunto by its Attorney set its hands.

The execution of this instrument        )
by the Chargor, SHUBILA                 )
HOLDINGS SDN.  BHD. Was                 )
duly effected in a manner               )
authorized by its constitution          )
under the Seal of SHUBILA               )
HOLDINGS SDN. BHD. Which                )
said seal was hereunto duly             )
affixed on the        day of            )
                1995 in the             )
presence of:-                           )



____________________ Director



____________________ Director/Secretary


     I,                      an Advocate and Solicitor of the High Court in
Malaya practicing at Kuala Lumpur hereby certify that on this   day of
, 1995 the Common Seal of SHUBILA HOLDINGS SDN. BHD., was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.


        Witness my hand,



        ____________________

                                 Schedule 7 -

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00


SIGNED by                               )
                                        )
as Attorney for and on behalf of        )
PERMATA MERCHANT BANK BERHAD            )
as trustee for itself as Agent          )
and for the Lenders on the              )
day of          , 1995                  )
in the presence of:-                    )


                                 Schedule 7 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

                                   SCHEDULE8

                              CORPORATE GUARANTEE


THIS GUARANTEE AND INDEMNITY is issued the     day of
                ,1995 by:-

(1) SHUBILA HOLDINGS SDN. BHD., a company incorporated under the laws of Malaysia and having its registered office at Suite 4015A, 4th Floor, President House, Jalan Sultan Ismail, 50250 Kuala Lumpur (the "Guarantor") of the first part in favor of:-

(2) PERMATA MERCHANT BANK BERHAD, a company incorporated under the laws of Malaysia and having its registered office at 27th Floor, Menara Boustead, No. 69, Jalan Paja Chulan, 50200 Kuala Lumpur (the "Agent") as agent for the Beneficiaries (as hereinafter defined) of the second part.

WHEREAS:-

(A) Pursuant to a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Guarantee and Indemnity or shortly hereafter between (1) SYARIKAT TELEFON WIRELESS (M) SDN. BHD. as borrower (the "Borrower"), (2) the Agent as arranger and agent and (3) PERMATA MERCHANT BANK BERHAD and PERWIRA AFFIN BANK BERHAD, (the "Lenders) as lenders agree to provide a Ringgit Malaysia Ninety One Million (RM91,000,000.00) term loan facility (the "Facility") to the Borrower.

(B) It is a condition precedent to availability of the Facility that the Guarantor issues this Guarantee and Indemnity in favor of the Agent.

     NOW THIS GUARANTEE AND INDEMNITY WITNESSETH AND IT IS
HEREBY AGREED as follows:-

1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defused in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Guarantee and Indemnity, and the following terms and expressions where used in this Guarantee and Indemnity bear the meanings respectively set opposite them:-

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

Additional Interest  the additional interest payment by the Borrower pursuant to clause 12.5(a) of the Loan Agreement and pursuant to the other Loan Documents due to failure to pay any Indebtedness when due and payable thereunder;

Beneficiaries        the Arranger, the Agent and the Lenders;

Indebtedness         at any time, the aggregate of all sums advanced from time
                     to time by the Lenders to the Borrower together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents (whether in respect of principal, interest, Additional Interest, fees, prepayment premium, costs, expenses, indemnity or otherwise);

Loan Agreement       the agreement described in paragraph (i) of the Retital
                     hereto and includes modifications thereto as the parties to the Loan Agreement may agree upon in writing;

Loan Documents       the Loan Agreement, the Collateral Agreement, this
                     Guarantee and Indemnity, the other Security Documents and any other documents for the time being or from time to time constituting security for the obligations of the Borrower under the Loan Agreement; and references to the Loan
                     Documents shall include references to any one or more of them.

2.   GUARANTEE AND INDEMNITY

2.1 In consideration of the Agent and the other Beneficiaries acting under or in connection with the Loan Documents (unexecuted copies whereof the Guarantor acknowledges having received), the Guarantor UNCONDITIONALLY AND IRREVOCABLY GUARANTEES, as a continuing obligation, the proper and punctual payment by the Borrower of the Indebtedness and UNCONDITIONALLY AND IRREVOCABLY UNDERTAKES, as a continuing obligation, with the Agent that, if for any reason and at any time and from time to time the Borrower does not make payment of any amount of the Indebtedness, the Guarantor shall pay the amounts not so paid upon first written demand by the Agent.

3.   LIABILITY AS PRINCIPAL DEBTOR

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

3.1 The Guarantor shall be deemed to be liable for the Indebtedness as sole or principal debtor.

4.   LIABILITY TO SUBSIST UNTIL FULL PAYMENT

4.1 The liabilities and obligations of the Guarantor under this Guarantee and Indemnity shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever, except the proper and valid payment of all the Indebtedness and, subject to Clause 5 below, an absolute discharge or release of the Guarantor signed by the Agent and without prejudice to its generality, the foregoing shall apply in relation to anything which would have discharged the Guarantor (wholly or in part) or which would have afforded the Guarantor any legal or equitable defense, and in relation to any winding up or dissolution of, or any change in constitution or corporate identity or loss of corporate identity by, the Borrower or any other person.

5.   DISCHARGE TO BE VOID IF PAYMENT IS NOT VALID

5.1 Any such discharge or release referred to in Clause 4, and any composition or arrangement which the Guarantor may effect with the Agent and/or the other Beneficiaries shall be deemed to be made subject to the condition that it will be void, if any payment or security which the Agent may previously have received or may thereafter receive from any person in respect of the Indebtedness, is set aside under any applicable law or proves to have been for any reason invalid.

6.   GUARANTEE NOT TO BE IMPAIRED

6.1 Without prejudice to the generality of Clauses 3 and 4 hereof, none of the liabilities or obligations of the Guarantor under this Guarantee and Indemnity shall be impaired by the Agent or the other Beneficiaries:-

(a) agreeing with the Borrower any variation or departure (howsoever substantial) of or from any of the Loan Documents so that any such variation or departure (including any which may have been made before the signing of this Guarantee and Indemnity) shall, whatever its nature, be binding upon the Guarantor in all circumstances, notwithstanding that it may increase or otherwise affect the liability of the Guarantor provided however that if any such variation is made without the Guarantor's prior written consent increasing the amount of the Facility, the amount of the Guarantor's liability under this paragraph shall be limited to

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

     the amount for which it would have been liable had such variation not been made;

(b) releasing or granting any time or any indulgence whatsoever to the Borrower or any other guarantor or other third party and, in particular, waiving any of the conditions precedent for Drawing(s) under the Loan Agreement or any contravention by the Borrower of the Loan Documents to which it is a party or entering into any transaction or arrangement whatsoever with or in relation to the Borrower and/or any third party;

(c) taking, accepting, varying, dealing with, enforcing, abstaining from enforcing, surrendering or releasing any security for the Indebtedness in such manner as it thinks fit, or claiming, proving for, accepting or transferring any payment in respect of the Indebtedness in any composition by, or winding up of, the Borrower and/or any third party or abstaining from so claiming, proving, accepting or transferring.

7.   GUARANTEE ENFORCEABLE WHETHER OTHER SECURITY IS ENFORCED OR NOT

7.1 Demands under this Guarantee and Indemnity may be made from time to time, and the liabilities and obligations of the Guarantor under this Guarantee and Indemnity may be enforced, irrespective of.-

(a) whether any steps or proceedings are being or have been taken against the Borrower and/or any third party; or

(b) whether or in what order any security to which the Agent and the other Beneficiaries may be entitled in respect of the Indebtedness is enforced.

8.   WARRANTIES OF GUARANTOR

8.1 The Guarantor acknowledges that the Agent and the other Beneficiaries have entered into the Loan Documents on the basis of, and in full reliance on, representations in the following terms; and the Guarantor now warrants as follows:-

(a) the Guarantor is a corporation duly incorporated and validly existing under the laws of Malaysia;

(b) the documents which contain or establish the Guarantor's constitution incorporate provisions which authorize, and all necessary corporate action has been taken to authorize, and all authorizations of any governmental or other authority have been

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

     duly and unconditionally obtained and are in full force and effect which are required to authorize, the Guarantor to own its assets, carry on its business as it is now being conducted, and sign and deliver, and perform the transactions contemplated in, this Guarantee and Indemnity and to enable the Agent and the other Beneficiaries to exercise the rights, powers and authorities thereby vested in them;

(c) neither the signing and delivery of this Guarantee and Indemnity nor the performance of any of the transactions contemplated in it will:-

     (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or con -sent by which the Guarantor or any of its assets is bound or affected; or

     (ii) cause any limitation on it or the powers of its directors, whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be exceeded;

(d) no registration, recording, filing or notarization of this Guarantee and Indemnity and no payment of any duty or tax (save stamp duty in Malaysia) and no other action whatsoever is necessary or desirable to ensure the validity, enforceability or priority in Malaysia of the liabilities and obligations of the Guarantor or the rights of the Agent and the other Beneficiaries under this Guarantee and Indemnity;

(e) no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Guarantor or any of its assets is bound or affected, being a contravention or default which might either have an adverse effect on the business, assets or condition of the Guarantor or adversely affect its ability to observe or perform its obligations under this Guarantee and Indemnity;

(f) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on the business, assets or condition of the Guarantor or adversely affect its ability to observe or perform its obligations under this Guarantee and

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

     Indemnity is presently in progress or pending or, to the best of the knowledge, information and belief of the Guarantor threatened against the Guarantor, or any of its assets;

(g) all necessary returns have been delivered by or on behalf of the Guarantor to the relevant taxation authorities and the Guarantor is not in default in the payment of any taxes of a material amount, and no material claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to in paragraph (h) below;

(h) the financial statements (including the income statement and balance sheet) of the Guarantor submitted to the Agent have been prepared on a basis consistently applied and give a true and fair view of the results of its operations for that year and the state of its affairs at the date, and in particular accurately disclose all the liabilities (actual or contingent) of the Guarantor;

(i) the Guarantor has fully disclosed in writing to the Agent and the other Beneficiaries all facts relating to the Borrower and the Guarantor which the Guarantor knows or should reasonably know and which are material for disclosure to the Agent and the other Beneficiaries in the context of the Facility and the Loan Documents;

(j) the transactions on the part of the Guarantor which are contemplated in this Guarantee and Indemnity represent transactions of a purely commercial nature by the Guarantor and are not, in any sense, public or governmental acts;

(k) the Guarantor will derive commercial benefit in issuing this Guarantee and Indemnity in favor of the Agent; and

(l) the Guarantor is the holding company of the Borrower and the issuance and execution of the Guarantee will not contravene section 133A of the Companies Act 1965.

9.   UNDERTAKINGS OF GUARANTOR

9.1 The Guarantor undertakes with the Agent, from the date of this Guarantee and Indemnity until all its liabilities under this Guarantee and Indemnity have been discharged:-

(a) the liabilities of the Guarantor under this Guarantee and Indemnity will rank at least equally and ratably (pari passu) in

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

     point of priority and security with all its other liabilities (both actual and contingent) except:-

     (i) liabilities which are subject to liens or rights of set off arising in the normal course of trading and the aggregate amount of which is not material; and

     (ii) liabilities which are preferred solely by Malaysian law and not by reason of any Security Interest,

     and the Guarantor shall not create or permit to exist over all or any part of its business or assets any Security Interests other than those permitted under this Clause 9. 1 (a) without the prior written consent of the Agent and the Lenders;

(b) the Guarantor will send to the Agent (in sufficient copies) as soon as they become available, but in any event within ninety (90) days of the end of each of its financial year, copies of its financial statements for that period, which shall contain an income statement and a balance sheet, accurately disclose all its liabilities (actual or contingent), be prepared on a basis consistently applied, be audited and certified without material adverse qualification by a firm of independent accountants of recognized international standing in Malaysia and give a true and fair view, in accordance with accounting principles for the time being generally accepted in Malaysia, of the results of the operations and the state of affairs of the Guarantor, and the Guarantor will promptly supply the Agent with such additional financial or other information as it may from time to time reasonably request;

(c) the Guarantor will maintain in full force and effect all relevant authorizations (governmental and otherwise) and will promptly obtain any further authorization which may become necessary to enable it to perform any of the transactions contemplated by this Guarantee and Indemnity;

(d) the Guarantor will immediately notify the Agent upon becoming aware of the revocation or variation of any authorization;

(e) if the Guarantor becomes aware of the occurrence of an Event of Default it will forthwith notify the Agent and provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

(f) the Guarantor will punctually pay all its indebtedness when due and owing except for indebtedness which the Guarantor contests in good faith;

(g) the Guarantor will carry out and operate its business and affairs with due diligence and efficiency and in accordance with sound financial and industrial standards and practices and take out/maintain valid insurances in respect of all its assets and business against all risks which are normally insured by other companies carrying on similar business for such amounts as would in the circumstances be considered prudent by such other companies and will not do or omit to do or suffer anything to be done which might render any policies of insurance taken out by it void or voidable;

(h)  the Guarantor will, by written notice, inform the Agent of:-

     (i)   any legal proceedings, litigation or claim, involving the Guarantor;

     (ii) any dispute between the Guarantor and any Government or statutory body in respect of any of the Guarantor's lands and other assets;

     (iii) any matter which has adversely affected or may adversely affect the Guarantor's ability to fulfill its obligations under this Guarantee and Indemnity or its financial position;

(i) the Guarantor shall not take or accept any Security Interest or other security from the Borrower or, in relation to the Indebtedness, from any third party, without first obtaining the Instructing Group's written consent through the Agent;

(j) after the occurrence of an Event of Default the Guarantor shall not, without first obtaining the Instructing Group's written consent through the Agent, seek to recover, whether directly or by set off, lien, counterclaim or otherwise, nor accept any moneys or other property, nor exercise any rights in respect of, any sum which may be or become due to the Guarantor on any account by the Borrower or, in relation to the Indebtedness, from any third party, nor claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Indebtedness, any third party; and

                                 Schedule 8 -

Borrower  :  Syarikat Telefon Wireless  (M) Sdn. Bhd.
Faciltiy  :  Term Loan Facility of RM91,000,000.00

(k) if, notwithstanding Clauses (i) and (j) above, the Guarantor holds or receives any such security, moneys or property, it shall forthwith pay or transfer the same to the Agent.

10.  INDEMNITY OF GUARANTOR

10.1 As a separate, additional and continuing obligation, the Guarantor unconditionally and irrevocably undertakes with the Agent that, should the Indebtedness not be recoverable from the Guarantor under Clause 2 for any reason whatsoever (including, but without prejudice to the generality of the foregoing, by reason of any provision of the Loan Documents being or becoming void, unenforceable or otherwise invalid under applicable law) then, notwithstanding that that may have been known to the Agent or the other Beneficiaries, the Guarantor will, as a sole, original independent obligor, upon first written demand by the Agent under Clause 2, make payment of the Indebtedness by way of a full indemnity in such currency and otherwise in such manner as is provided for under the Loan Agreement or this Guarantee and Indemnity.

11.  CURRENCY INDEMNITY

11.1 If, under any applicable law, regulation or guideline whether as a result of a judgment against the Borrower and/or the Guarantor or the liquidation of the Borrower and/or the Guarantor or for any other reason, any payment under or in connection with this Guarantee and Indemnity is made or is recovered in a currency ("the other currency") other than that in which it is required to be paid hereunder ("the original currency") then, to the extent that the payment to the Agent and the other Beneficiaries (when converted at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Guarantee and Indemnity, the Guarantor shall as a separate and independent obligation, fully indemnify the Agent and the other Beneficiaries against the amount of the shortfall; and for the purposes of this subclause "rate of exchange" means the rate at which the Agent or the other Beneficiaries is able on the relevant date to purchase the original currency in Kuala Lumpur with the other currency.

12.  SUSPENSE ACCOUNT

12.1 Any money received hereunder may be placed and kept to the credit of a suspense account for so long as the Agent thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of Indebtedness or any party thereof.

                                 Schedule 8 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition or arrangement the Agent may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if this Guarantee and Indemnity had not been created.

13.  CONTINUING GUARANTEE

13.1 The guarantee and indemnity of the Guarantor herein shall be a continuing guarantee and security for all monies whatsoever now or hereafter from time to time owing to the Agent and the other Beneficiaries by the Borrower whether alone or jointly and severally with another or others and whether as principal or surety notwithstanding that the Borrower may at any time or times cease to be indebted to the Agent and the other Beneficiaries for any period or periods and notwithstanding any settlement of account or accounts or otherwise.

14.  CHANGE IN GUARANTOR

14.1 The security, liabilities and/or obligations created by this Guarantee and Indemnity shall continue to be valid and binding for all purpose whatsoever notwithstanding any change whether by amalgamation, reconstruction or otherwise howsoever in the constitution of the Guarantor and it is expressly declared that no change of any sort whatsoever in, relating to or affecting the Guarantor shall in any way affect the security, liabilities and/or obligations created by this Guarantee and Indemnity in relation to any transaction whatsoever whether past, present or future.

15.  AMENDMENTS AND SEVERABILITY

15.1 No provision of this Guarantee and Indemnity may be amended, waived, discharged or terminated orally nor may any breach of any provision of this Guarantee and Indemnity be waived or discharged orally.

15.2 If at any time any provision of this Guarantee and Indemnity is or becomes illegal, invalid or unenforceable in any respect the remaining provisions of this Guarantee and Indemnity shall in no way be affected or impaired thereby.

16. WAIVERS

16.1 No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor

                                 Schedule 8 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

shall any single or partial execution of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

17.  JURISDICTION

17.1 This Guarantee and Indemnity is governed by, and shall be construed in accordance with, the laws of Malaysia.

18.  COSTS

18.1 All costs and disbursements of and incidental to this Guarantee and Indemnity and the collection of any money due or to become due hereunder including the Agent's and the other Beneficiaries' legal costs on a full indemnity basis shall be born by the Guarantor.

19.  PAYMENTS

19.1 All payments to be made by the Guarantor for the account of the Agent and the other Beneficiaries shall be made in Ringgit Malaysia in immediately available funds not later than 11:30 a.m. on the day in question to such account as the Agent may have notified to the Guarantor.

19.2 All payments by the Guarantor under this Guarantee and Indemnity whether in respect of principal, interest, fees or any other item, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Guarantor shall:

(i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii) forthwith pay to the Agent such additional amount so that the net amount received by the Agent will equal the full amount which would have been received by it had no such deduction or withholding been made;

(iii) pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction

                                 Schedule 8 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     or withholding from any additional amount paid pursuant to this sub-clause); and

(iv) furnish to the Agent within the period for payment permitted by applicable law, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

20.  ASSIGNMENT/TRANSFER

20.1 This Guarantee and Indemnity shall be binding upon and enure to the benefit of each party hereto and its successors, Transferees and assigns.

20.2 The Guarantor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group being obtained through the Agent.

20.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 20.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

20.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 20.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

20.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 20.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

                                 Schedule 8 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Guarantor and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 20.5 as "discharged rights and obligations");

(ii) the Guarantor and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Guarantor and such Transferee have assumed and/or acquired the same in place of the Guarantor and such Lender; and

(iii) the Agent, such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

21.  INDEPENDENT LEGAL ADVICE

21.1 The Guarantor hereby declares that it has been advised to seek independent legal advice on the effect and consequence of the Guarantor signing this Guarantee and Indemnity and the Guarantor hereby agrees that the provisions contained in this Guarantee and Indemnity shall be binding on the Guarantor regardless of whether the Guarantor has resorted to any such advice.

22.  SUCCESSORS BOUND

22.1 This Guarantee and Indemnity shall be binding upon the successors-in-title of the Guarantor and the respective successors-in-title and assigns of the Agent and the Lenders.

23.  PRINCIPAL AND SUBSIDIARY INSTRUMENTS

23.1 It Is Hereby Agreed And Declared that this Guarantee and Indemnity and the Loan Documents are instruments employed in one transaction to secure the sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal only and interest thereon within the meaning of Section 4(3) of the Stamp Act, 1949 of the States of Malaya and for the purpose of the said Section, the Loan Agreement shall be

                                 Schedule 8 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

deemed to be the principal instrument and this Guarantee and Indemnity shall be deemed to be the subsidiary instrument.


     IN WITNESS WHEREOF this Guarantee and Indemnity is executed by the parties hereto.

THE GUARANTOR

The execution of this instrument             )
by the Guarantor, SHUBILA                    )
HOLDINGS SDN. BHD. was duly effected         )
in a manner authorized by its                )
constitution under the Seal of               )
the Guarantor, SHUBILA HOLDINGS SDN.         )
BHD. which said Seal was hereunto duly       )
affixed on the    day of           ,1995     )
in the presence of.-                         )


_______________ Director



_______________ Director/Secretary



THE AGENT                           )
                                    )
SIGNED by                           )
                                    )
and                                 )
                                    )
for and on behalf of                     ________________________
PERMATA MERCHANT BANK               )
BERHAD as Agent on the              )
day of          , 1995              )


                                         ________________________

                                 Scheudle 8 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 9

                            GUARANTEE AND INDEMNITY


     THIS GUARANTEE AND INDEMNITY is issued this     day of     ,1995.

by

(1)  (i)   [*] of [*];

     (ii)  [*] of [*];

    (iii)  [*] of [*],

     (together the "Guarantors") of the first part in favor of:-

(2) PERMATA MERCHANT BANK BERHAD of 27th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur (the "Agent") as agent for the Beneficiaries (as hereinafter defined) of the second part.

     RECITALS

(i) By a loan agreement(the "Loan Agreement") to be entered into simultaneously with this Guarantee and Indemnity or shortly hereafter between (1) SYARIKAT TELEFON WIRELESS (M) SDN. BHD. ("the Borrower") (2) the Agent and (3) PERMATA MERCHANT BANK BERHAD; and PERWIRA AFFIN BANK BERHAD) (the "Lenders"), the Lenders agree subject to the conditions therein appearing, to make available to the Borrower a term loan facility in a maximum aggregate principal amount of Ringgit Malaysia Ninety One Million (RM91,000,000.00) (the "Facility").

(ii) One of the conditions precedent to availability of the Facility that the Guarantors issue this Guarantee and Indenmity in favor of the Agent.


NOW THIS GUARANTEE AND INDEMNITY WITNESSETH AND IT IS

_________

*Confidential portion has been omitted and filed separately with the Commission.

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

HEREBY AGREED as follows:-

1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defined in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Guarantee and Indemnity, and the following terms and expressions where used in this Guarantee and Indemnity bear the meanings respectively set opposite them:-

Additional Interest   the additional interest payment by the Borrower pursuant
                      to clause 12.5(a) of the Loan Agreement and pursuant to the other Loan Documents due to failure to pay any Indebtedness when due and payable thereunder;

Beneficiaries         the Arranger, the Agent and the Lenders;

Loan Agreement        the agreement described in paragraph (i) of the Recital
                      hereto and includes such modifications thereto as the parties to the Loan Agreement may agree upon in writing;

Indebtedness          at any time, the aggregate of all sums advanced from time
                      to time by the Lenders to the Borrower together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents (whether in respect of principal, interest, Additional Interest, fees, prepayment premium, costs, expenses, indemnity or otherwise);

Loan Documents        the Loan Agreement, the Collateral Agreement, this
                      Guarantee and Indemnity, the other Security Documents and any other documents for the time being or from time to time constituting security for the obligations of the Borrower under the Loan Agreement; and references to the Loan Documents shall include references to any one or more of them;

1.2 The headings in this Guarantee and Indemnity are inserted for convenience only and shall not be taken read and construed as essential parts of this Guarantee and Indemnity. References to

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

clauses are to be construed as references to clauses of this Guarantee and Indemnity. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa.

2.   GUARANTEE AND INDEMNITY AND UNDERTAKIING

2.1  GUARANTEE AND INDEMNITY

     In consideration of the Agent and the other Beneficiaries acting under or in connection with the Loan Documents (the receipt of unexecuted copies whereof, each of the Guarantors hereby acknowledges) the Guarantors HEREBY JOINTLY AND SEVERALLY GUARANTEE, AGREE, UNDERTAKE AND COVENANT with the Agent and its respective successors-in-title and assigns and each of them that the Guarantors will ensure due and punctual payment of all Indebtedness by the Borrower and that the Guarantors will pay to the Agent and other Beneficiaries the Indebtedness or any part thereof forthwith upon default of such payment by the Borrower and without any demand by the Agent on any of the Guarantors AND the Guarantors HEREBY JOINTLY AND SEVERALLY UNDERTAKE to indemnify the Agent and the other Beneficiaries against all losses and expenses, including legal costs on a full indemnity basis, charges and damages incurred or suffered by the Agent and other Beneficiaries or any of them in consequence of any failure by the Borrower to pay the Indebtedness aforesaid or resulting from any breach, non-performance or non-observance by the Borrower of the obligations, terms, covenants and agreements to be performed or observed by the Borrower and contained in the Loan Documents.

3.   GUARANTORS' COVENANTS

3.1 Each Guarantor hereby agrees, undertakes and covenants with the Agent and their respective successors-in-title and assigns and each of them as follows:-

(a) that the guarantee, indemnity and undertaking herein shall not in any way be discharged, diminished or affected by the granting of time or indulgence to the Borrower or the effecting of any compromise between the Agent and the other Beneficiaries or any of them and the Borrower or any agreement between the Borrower and the Agent and the Beneficiaries or any of them not to sue the Borrower;

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(b) that the liability of the Guarantors under the guarantee, indemnity and undertaking herein shall subsist whether or not the Agent and the other Beneficiaries or any of them has or have a legal right to claim against the Borrower or any other surety or against any security which the Agent and the other Beneficiaries or any of them may now or at any time hereafter or from time to time have from or against the Borrower or any other person for any sums, loss or damage and whether or not the Agent and the other Beneficiaries or any of them has or have availed itself or themselves of its or their legal remedies against the Borrower or any other surety or against any security as aforesaid;

(c) that all sums payable by the Guarantors or any one of them under the guarantee and indemnity herein shall be paid in full without set-off, counter-claim, condition or qualification of any nature whatsoever;

(d) that the liability of the Guarantors under the guarantee, indemnity and undertaking herein shall not be affected by the Agent and the other Beneficiaries or any of them granting any relaxation, forbearance or indulgence to the Guarantors or any of them;

(e) that the Agent or the other Beneficiaries or any of them may, at any time or times, agree not to sue any of the Guarantors or release any of the Guarantors from their liability under the guarantee and indemnity herein without affecting the liability of the remaining Guarantors under the guarantee and indemnity herein and whether or not the remaining Guarantors shall have notice of or assented to such agreement or release and whether or not the Agent and the other Beneficiaries or any of them shall have reserved its or their remedies against the remaining Guarantors;

(f) that the Agent and the other Beneficiaries or any of them may, at any time or times, at its or their absolute discretion, without discharging, impairing or affecting the liability of the Guarantors or any of them under their guarantees, indemnities and undertakings herein and without giving notice to the Guarantors or any of them and without obtaining the assent of the Guarantors or any of them, vary, add to, or alter the obligations undertaken by the Borrower or refuse further credit to the Borrower;

(g) that the guarantee and indemnity of the Guarantors herein shall be in addition to any other guarantee and other security held by the Agent and the other Beneficiaries or any of them in respect

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     of the repayment of the monies and liabilities from time to time at any time due and owing by the Borrower under the Loan Documents to the Agent and the other Beneficiaries and the due performance and observance by the Borrower of the terms, provisions, covenants, agreements and obligations on the part of the Borrower to be performed and observed and contained in the Loan Documents and whether such guarantee or other security shall be given to the Agent and the other Beneficiaries by the Guarantors or any of them or otherwise and no renewal, variation, exchange, release, modification of or other dealing with or forbearance from perfecting or enforcing any such other guarantee or other security by the Agent and the other Beneficiaries or any of them shall affect the liability of the Guarantors or any of them under their guarantees and indemnities herein and whether or not the Guarantors or any of them shall have notice of or given their assent to such renewal, variation, exchange, release, modification of or other dealing with or forbearance from perfecting or enforcing such other guarantee or other security;

(h) that the guarantee and indemnity herein shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum or sums of money owing as aforesaid but shall be continuing security and shall extend to cover any sum or sums of money which shall for the time being constitute the balance due from the Borrower to the Agent and the other Beneficiaries upon any such account or accounts as herein mentioned;

(i) that the guarantee and indemnity of the Guarantors herein shall be a continuing guarantee and security for all monies whatsoever now or hereafter from time to time owing to the Agent and the other Beneficiaries by the Borrower pursuant to and under the Loan Documents notwithstanding that the Borrower may at any time or times cease to be indebted to the Agent and the other Beneficiaries or any of them for any period or periods and notwithstanding any settlement of account or accounts or otherwise;

(j) that the guarantee and indemnity of the Guarantors herein shall be binding on the Guarantors and each of them and on their respective successors-in-title for all purposes and no change whatsoever in the constitution of the Agent and the other Beneficiaries or any of them or the Borrower whether by amalgamation, reconstruction or otherwise shall affect or impair the liability of the Guarantors or any of them under the guarantee and indemnity herein;

                                 Schedule 9 -

Borrower :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :    Term Loan Facility of RM91,000,000.00

(k) that all sums of monies not recovered or recoverable from the Guarantors or any of them on the basis of a guarantee whether by reason of any legal limitation, disability or incapacity on or of the Borrower or any other fact and circumstance and, whether known or not to the Agent and the other Beneficiaries or any of them shall nevertheless be recoverable from the Guarantors or any of them as principal debtors in respect thereof and shall be repaid by the Guarantors and each of them upon demand made by the Agent or the other Beneficiaries or on the Agent's or Beneficiaries' behalf;

(l) that the death or disability or determination of liability of any one of the Guarantors shall not prejudice or affect the liability of the other Guarantors or of the liability in respect of the monies due and owing by the Borrower to the Agent and the other Beneficiaries or losses, actions, proceedings, claims, demands, costs, damages and expenses sustained or incurred by the Agent and the other Beneficiaries or any of them prior to the date of determination of the liability of that one of the Guarantors who shall have died or be under disability or whose liability hereunder shall have been determined and the Agent and the other Beneficiaries and each of them shall be at liberty without affecting its or their rights hereunder to open fresh accounts with the Borrower and, unless the person or persons paying specifically direct the Agent or the other Beneficiaries otherwise in writing, no money paid from time to time into any such account or accounts by or on behalf of the Borrower shall be appropriated towards or have the effect of payment of any part of the monies due and owing from the Borrower to the Agent and the other Beneficiaries or losses, actions, proceedings, claims, demands, costs, damages and expenses sustained or incurred by the Agent and the other Beneficiaries prior to or at the time of the cesser of liability of that one of the Guarantors who shall have died or be under disability or whose liability hereunder shall have been determined;

(m) that any accounts settled or stated by or between the Agent and the other Beneficiaries or any of them and the Borrower or admitted by or on behalf of the Borrower and duly certified by one of the officers of the Agent may be adduced by the Agent and the other Beneficiaries or any of them and shall, in that case and in the absence of manifest error, be accepted by the Guarantors and each of them as conclusive evidence that the balance or amount thereby appearing is due from the Borrower to the Agent and the other Beneficiaries and payable on demand to

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     the Agent and the other Beneficiaries by the Guarantors or any of them;

(n) that if the Borrower becomes insolvent or if an order is made or legislation enacted or an effective resolution passed for winding up the Borrower or a receiver is appointed for the debenture or debenture holders of the Borrower, the Agent and the other Beneficiaries and each of them may prove in the winding up of the Borrower for the whole amount owing or remaining due and unpaid by the Borrower to the Agent and the other Beneficiaries and each of them and no money or dividend received by the Agent and the other Beneficiaries or any of them shall be treated as received in respect of the Guarantors' guarantee, indemnity and undertaking herein or otherwise in relation to the Guarantors or any of them but the full amount hereby guaranteed shall be payable by the Guarantors until the Agent and the other Beneficiaries and each of them shall have received from all sources one hundred (100) sen to a ringgit on the ultimate balance owing and remaining due and unpaid to the Agent and the other Beneficiaries;

(o) that if the Agent and the other Beneficiaries have received such ultimate balance in full, any claim on the part of the Guarantors or any of them to any excess or any securities remaining in the hands of the Agent or any of the Beneficiaries shall be a matter of adjustment between the Agent or that Beneficiary and the Guarantors or any of them and any other person or persons laying claim thereto;

(p) that all payments received by the Agent and the other Beneficiaries from the Borrower or from its liquidators or otherwise shall be taken and applied by the Agent and the other Beneficiaries as payments in gross and the right of the Guarantors or any of them to be subrogated to the Agent and the other Beneficiaries in respect thereto shall not arise until the Agent and the other Beneficiaries shall have received the full amount of all claims of the Agent and the other Beneficiaries against the Borrower;

(q) that the Guarantors have not taken and shall not take, without the prior consent in writing of the Agent and the other Beneficiaries, whether directly or indirectly, in respect of the liability undertaken pursuant to the guarantee, indemnity and undertaking herein by the Guarantors or any of them on behalf of the Borrower, any counter security, whether involving a charge on any property whatsoever of the Borrower or otherwise, whereby the

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     Guarantors or any of them or any person or persons claiming through the Guarantors or any of them would, or might, on the insolvency or liquidation of the Borrower and to the prejudice of the Agent and the other Beneficiaries or any of them increase the proof in such insolvency or liquidation or diminish the property distributable among the creditors of the Borrower and, as regards any such counter security taken by the Guarantors or any of them with the consent of the Agent and the other Beneficiaries as aforesaid, the same shall be a security to the Agent and the other Beneficiaries for the fulfillment of the Guarantors' obligations under their guarantee, indemnity and undertaking herein;

(r) that the Agent and the other Beneficiaries shall, so long as any money remains owing under the guarantee, indemnity and undertaking herein have a lien therefor on all money now or hereafter standing to the credit of the Guarantors or any of them with the Agent and the other Beneficiaries or any of them;

(s) that a certificate by an officer of the Agent as to the money and liabilities for the time being due or incurred from or by the Borrower to the Agent and the other Beneficiaries shall, in the absence of manifest error, be conclusive evidence in any legal proceedings against the Guarantors or any of them;

(t) that any sums or security paid or given to the Agent and the other Beneficiaries by or on behalf of the Borrower or the Guarantors or any of them shall not constitute a valid settlement or discharge of the liability of the Guarantors or any of them under their guarantee and indemnity herein or any part thereof if the payment of such sums or the giving of such security shall be avoided or reduced under the provisions of any law relating to insolvency or liquidation for the time being in force and the Agent and the other Beneficiaries shall be entitled to claim against the Guarantors and each of them in the case of avoidance, the full amount or value of the aforesaid sums or security and, in the case of reduction, the amount or value by which the aforesaid sums or security shall be reduced;

(u) that the Agent and the other Beneficiaries shall be entitled to recover from the Guarantors and each of them, all sums payable by the Guarantors hereunder without first availing themselves of their legal remedies against the Borrower or any other surety or against any security the Agent and the other Beneficiaries or any of them may now or at any time hereafter or from time to time have from or against the Borrower or any other person; and

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(v) that any notice, demand or request required or permitted to be given or made under the guarantee indemnity herein shall be in writing and shall be sufficiently made or given to the Guarantors if left by hand or sent by telegram, telex or post addressed to the Guarantors at their respective addresses above written or their respective last known places of business or residence as the case may be or at such other addresses as the Guarantors shall notify the Agent and shall, in the case of a notice, demand or request sent by telegram, telex or post be deemed to have been served on and duly received by the Guarantors at the time when the same would, in the ordinary course of transmission or post, be received.

4.   WARRANTIES BY THE GUARANTORS

4.1 The Guarantors acknowledge that each of the Agent and the other Beneficiaries has entered into the Loan Agreement on the basis of, and in full reliance on, representations in the following terms; and each of the Guarantors now warrants as follows:-

(a) neither the signing and delivery of this Guarantee and Indemnity nor the performance of any of the transactions contemplated in it will contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Guarantor or any of his assets is bound or affected;

(b) no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Guarantor or any of his assets is bound or affected, being a contravention or default which might either have an adverse effect on the business or assets of the Guarantor or adversely affect his ability to observe or perform his obligations under this Guarantee and Indemnity;

(c) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on the business or assets of the Guarantor or adversely affect his ability to observe or perform his obligations under this Guarantee and Indemnity is presently in progress or pending or, to the best of the knowledge, information and belief of the Guarantor, threatened against the Guarantor, or any of his assets;

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(d) all necessary returns have been delivered by or on behalf of the Guarantor to the relevant taxation authorities and the Guarantor is not in default in the payment of any taxes of a material amount, and no material claim is being asserted with respect to taxes which has not been disclosed to the Agent' and the other Beneficiaries; and

(e) the Guarantor has fully disclosed in writing to the Agent and the other Beneficiaries all facts relating to the Borrower and the Guarantor which the Guarantor knows or should reasonably know and which are material for disclosure to the Agent and the other Beneficiaries in the context of the Loan Documents and this Guarantee and Indemnity.

5.   UNDERTAKING BY THE GUARANTORS

5.1 Each of the Guarantors undertakes with the Agent, from the date of this Guarantee and Indemnity until all his liabilities under this Guarantee and Indemnity have been discharged:-

(a) the Guarantor will ensure that the Borrower pays the Indebtedness and each and every part thereof as it falls due;

(b) the liabilities of the Guarantor under this Guarantee and Indemnity will rank at least equally and ratably (pari passu) in point of priority and security with all his other unsecured liabilities (both actual and contingent);

(c) the Guarantor will maintain in full force and effect all relevant authorizations (governmental and otherwise) and will promptly obtain any further authorization which may become necessary to enable him to perform any of the transactions contemplated by this Guarantee and Indemnity;

(d) the Guarantor will immediately notify the Agent upon becoming aware of the revocation or variation of any authorization;

(e) if the Guarantor becomes aware of the occurrence of an Event of Default he or she will forthwith notify the Agent and provide the Agent with full details of any steps which he or she is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it;

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(f) the Guarantor will punctually pay all his indebtedness when due and owing except for indebtedness which the Guarantor contests in good faith;

(g) the Guarantor will, by written notice, inform the Agent of any dispute or matter which has adversely affected or may adversely affect the Guarantor's ability to fulfill his obligations under this Guarantee and Indemnity of his financial position;

(h) the Guarantor will not take or accept any Security Interest or other security from the Borrower or, in relation to the Indebtedness, from any third party, without first obtaining the written consent of the Instructing Group through the Agent;

(i) after the occurrence of an Event of Default, the Guarantor will not, without first obtaining the written consent of the Instructing Group through the Agent, seek to recover, whether directly or by set-off, lien, counterclaim or otherwise, nor accept any moneys or other property, nor exercise any rights in respect of, any sum which may be or become due to the Guarantor on any account by the Borrower or, in relation to the Indebtedness, from any third party, nor claim, prove for or accept any payment in any composition by, or any winding up of, the Borrower or, in relation to the Indebtedness, any third party;

(j) if, notwithstanding paragraphs (h) and (i) above, the Guarantor holds or receives any such security, moneys or property, it or he shall forthwith pay or transfer the same to the Agent for the account of the Beneficiaries;

(k) the Guarantor will maintain the Borrower's solvency and provide the Borrower (by way of fully subordinated loans or contribution of further share capital or by way of any other means acceptable to the Agent and the other Beneficiaries) with sufficient funds to meet its obligations and ensure that the Project is completed according to the schedule made known to and accepted by the Agent and the other Beneficiaries.

6.   INDEMNITY

6.1 As a separate, additional and continuing obligation each of the Guarantors unconditionally and irrevocably undertakes with the Agent that, should the Indebtedness not be recoverable from any Guarantor under paragraph 2 for any reason whatsoever (including, but without prejudice to the generality of the foregoing, by reason of any

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

provision of the Loan Documents being or becoming void, unenforceable or otherwise invalid under any applicable law) then, notwithstanding that that may have been, known to the Agent and the other Beneficiaries or any of them, each Guarantor will, as a sole, original and independent obligor, upon first written demand by the Agent under paragraph 2.1, make payment of the Indebtedness by way of a full indemnity in such currency and otherwise in such manner as is provided for in the Loan Agreement.

7.   PAYMENTS

7.1 All payments to be made by the Guarantors for the account of the Lenders shall be made in Ringgit Malaysia in immediately available funds not later than
11.30 a.m. on the day in question to such account as the Agent may have notified to the Guarantors.

7.2 All payments by the Guarantors under this Guarantee and Indemnity whether in respect of principal, interest, fees or any other item, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Guarantors shall:

(i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii) forthwith pay to the Agent such additional amount so that the net amount received by the Beneficiaries will equal the full amount which would have been received by it had no such deduction or withholding been made;

(iii)pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(iv) furnish to the Agent within the period for payment permitted by applicable law, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

7.3 If, under any applicable law, regulation or guideline, whether as a result of a judgment against the Guarantors or the bankruptcy of the Guarantors or for any other reason, any payment under or in connection

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

with this Guarantee and Indemnity is made or is recovered in a currency (the "foreign currency") other than that in which it is required to be paid hereunder (the "original currency") then, to the extent that the payment to the Beneficiaries (when converted at the rate of exchange on the date of payment or, in the case of a bankruptcy, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Guarantee and Indemnity, the Guarantors shall as a separate and independent obligation, fully indemnify the Beneficiaries against the amount of the shortfall; and for the purposes of this sub-clause "rate of exchange" means the rate at which the Agent is able on the relevant date to purchase the original currency in Kuala Lumpur with the foreign currency.

8.   AMENDMENTS AND SEVERABILITY

8.1 No provision of this Guarantee and Indemnity may be amended, waived, discharged or terminated orally nor may any breach of any provision of this Guarantee and Indemnity be waived or discharged orally.

8.2 If at any time any provision of this Guarantee and Indemnity is or becomes illegal, invalid or unenforceable in any respect the remaining provisions of this Guarantee and Indemnity shall in no way be affected or impaired thereby.

9.   INDEPENDENT LEGAL ADVICE

9.1 The Guarantors hereby declare that they have been advised to seek independent legal advice on the effect and consequence of the Guarantors signing this Guarantee and Indemnity and the Guarantors hereby agree that the provisions contained in the Guarantee and Indemnity shall be binding on the Guarantors regardless of whether the Guarantors have resorted to any such advice.

10.  WAIVERS

10.1 No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial execution of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

11.  LAW AND JURISDICTION

                                 Schedule 9 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

11.1 This Guarantee and Indemnity is governed by, and shall be construed in accordance with, the laws of Malaysia.

11.2 The Guarantors irrevocably:-

     (a) submits to the exclusive jurisdiction of the Courts of Malaysia PROVIDED ALWAYS in the case of the foreign Guarantor, he will irrevocably submits to the non-exclusive jurisdiction of the Courts of Malaysia and the Courts of Sweden;

     (b) waives any objections on the ground of venue or forum non convenience or any similar grounds;

     (c) consents to service of process by mall or in any other manner permitted by the relevant law.

1l.3 [*] shall at all times maintain an agent for service of process in Malaysia. Such agent shall be:-

     Name:

     Address:

     and the said Guarantor abovenamed undertakes not to revoke the authority of the above agent and if, for any reason, such agents or any successor agent no longer serves as agent of the said Guarantor to receive service of process, the said Guarantor shall promptly appoint another such agent and advise the Agent thereof.

 12. COSTS

 12.1All costs and disbursements of and incidental to this Guarantee and Indemnity and the collection of any money due or to become due hereunder including the legal costs of the Agent and the other Beneficiaries on a full indemnity basis shall be borne by the Guarantors.

13.   ASSIGNMENT/TRANSFER

13.1 This Guarantee and Indemnity shall be binding upon and enure to the benefit of each party hereto and its successors, Transferees and assigns.
__________
*Confidential portion has been omitted and filed separately with the Commission.

                                 Schedule 9 -

Borrower  :    Facility Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

13.2 The Guarantors shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

13. 3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 13.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

13.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 13.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having, the rights against each of them which it would have had if it had been such a party hereto.

13.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 13.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Guarantors and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 13.5 as "discharged rights and obligations");

(ii) the Guarantors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Guarantors and such Transferee have assumed and/or acquired the same in place of the Guarantors and such Lender; and

                                 Schedule 9 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

(iii) the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

14.    SUCCESSORS BOUND

14.1 This Guarantee and Indemnity shall be binding upon the respective successors-in-title of the Guarantors and the respective successors-in-title and assigns of the Agent.

15.    PRINCIPAL/SUBSIDIARY INSTRUMENTS

15.1 It is hereby agreed and declared that this Guarantee and Indemnity and the Loan Documents are instruments employed in one transaction namely to secure the Facility in an aggregate sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal only together with interest thereon and all other monies payable by the Borrower to the Agent and the other Beneficiaries under the Loan Documents and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument and this Guarantee and Indemnity shall be deemed to be the subsidiary instrument.

       IN WITNESS WHEREOF this GUARANTEE AND INDEMNITY is executed by the parties hereto.


THE AGENT


SIGNED by                           )
                                    )
and                                 )
                                    )
for and on behalf of PERMATA        )     ________________
MERCHANT BANK BERHAD,               )
as Agent on the        day of       )
                ,199                )


                                          ________________


                                  Schedule 9 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

THE GUARANTORS


SIGNED by [*]                       )
as Guarantor on                     )
the      day of          ,          )
199   in the presence of:-          )



SIGNED by [*]                       )
as                                  )
Guarantor on the     day of         )
                   ,199             )
in the presence of:-                )



SIGNED by [*]                       )
as Guarantor on the                 )
     day of               ,         )
199   in the presence of:-          )



________

*Confidential portion has been omitted and filed separately with the Commission.

                                 Schedule 9 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 10

                                  ASSIGNMENT


THIS DEED OF ASSIGNMENT is made on the    day of           ,199_

BETWEEN:

(1) SYARIKAT TELEFON WIRELESS (M) SDN. BHD., a company incorporated in Malaysia and having its registered office at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur (the "Borrower") of the one part; and

(2) PERMATA MERCHANT BANK BERHAD (the "Agent") of a company incorporated in Malaysia and licensed to carry on banking business and having its registered office at 27th Floor, Menara Boustead, No. 69, Jalan Paja Chiilan, 50200 Kuala Lumpur as agent for the Beneficiaries (as hereinafter defined) of the other part.

WHEREAS:-

(A) By a loan agreement to be entered into simultaneously within this Assignment or shortly hereafter (the "Loan Agreement") between (1) the Borrower and (2) the Agent and (3) PERMATA MERCHANT BANK BERHAD and PERWIRA AFFIN BANK BERHAD, (the "Lenders"), the Lenders agree to make available to the Borrower a term loan facility of up to the maximum principal sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) (the "Facility") upon and subject to the terms and conditions therein set out.

(B) It is a condition precedent to the availability of the Facility that inter-alia the Borrower executes this Assignment in favor of the Agent as security for the Facility.



     NOW THIS ASSIGNMENT WITNESSETH AND IT IS HEREBY AGREED as follows:-


1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defined in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Assignment, and the


                                  Schedule 10 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bdn.
Facility :  Term Loan Facility of RM91,000,000.00

following terms and expressions where used in this Assignment bear the meanings respectively set opposite them:-

Beneficiaries        the Agent, the Arranger and the Lenders;

Credit Balance       all amounts (whether of principal or interest) from time to time and at any time standing to the credit of the Project
                     Account;

Project Account      the bank account opened and maintained, or to be opened and maintained with the Project Account Bank, by the Borrower for the purpose of receiving the Project Proceeds;

Project Account Bank PERWIRA AFFIN BANK BERHAD or such other licensed bank acceptable to the Agent and appointed by the Borrower with whom the Borrower shall open and maintain the Project Account;

Project Accountant   COOPERS & LYBRAND or such other firm of accountants
                     acceptable to the Agent to be appointed by the Borrower as accountant of the Project to monitor all incoming and outgoing funds in relation to the Project Account;

Project Proceeds     all amounts payable to the Borrower including but not
                     limited to all equity, shareholders' advances, loan drawings and revenue proceeds received by the Borrower in respect of the Project;

Indebtedness         at any time, the aggregate of all sums advanced from time
                     to time by the Lenders to the Borrower together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents (whether in respect of principal, interest, Additional Interest, fees, commission, costs expenses, indemnity or otherwise).

1.2  HEADINGS

     Clause headings are for ease of reference only.


2.   COVENANT TO PAY INDEBTEDNESS

                                 Schedule 10 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

2.1 The Borrower hereby covenants with the Agent and the other Beneficiaries that it will duly pay the Indebtedness.

3.   ASSIGNMENT

3.1  ASSIGNMENT

     The Borrower as beneficial owner hereby assigns and agrees to assign absolutely to the Agent as security for the payment of the Indebtedness all its present and future rights, title and interest in and to--

(a)  the Project Account; and

(b)  the Credit Balance.

3.2  REASSIGNMENT

     The Borrower may, at its own cost, call for a reassignment of the rights, title and interest hereby assigned at any time after all amounts payable under the Loan Documents have been paid in full.

4.   PROJECT ACCOUNT

4.1  PROJECT ACCOUNT

To give proper effect to the intent and purposes of the assignment herein contained, the Borrower shall open and maintain the Project Account with the Project Account Bank and all the Project Proceeds shall be deposited and paid into the Project Account.

4.2  NO DEALINGS

      Until such time as the Borrower is entitled to call for a reassignment of the rights, title and interest hereby assigned under Clause 3.2, no part of the Credit Balance shall be repayable or payable to the Borrower save and except with the express written consent of the Agent.

4.3  NO ASSIGNMENT

     The Credit Balance (and any part thereof), the rights, title and interest of the Borrower in and to the Project Account and the Credit Balance, any right of the Borrower against the Project Account Bank in relation to the Project Account and the Credit Balance and the right

                                 Schedule 10 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

of the Borrower to call for a reassignment pursuant to clause 3.2 shall not be capable of assignment, transfer or encumbrance (otherwise than in favor, or with the prior written consent of the Agent). Without prejudice to the foregoing, the Borrower undertakes not to, and not to purport to, sell, assign, transfer, mortgage, charge or otherwise deal with or encumber the Project Proceeds, the Credit Balance (or any part thereof), any of its rights, title and interest in and to the Project Account and the Project Proceeds and the Credit Balance, any right in relation to the Project Account and the Project Proceeds or the Credit Balance or the right of the Borrower to call for a reassignment pursuant to clause 3.2, to the extent that any such sale, assignment, transfer, mortgage, charge or other dealing shall be void.

4.4  APPLICATION OF THE CREDIT BALANCE

     Subject to Clause 6 the Credit Balance shall be applied upon the following terms and conditions and in the following manner:-

(a) the Borrower shall be at liberty to make withdrawals from the Project Account for the following purposes only:-

     (i) for purchase of materials, goods, equipment and machinery pertaining to the Project and the meeting of the other development costs of the Project;

     (ii) for making installment repayment of the principal sum and payment of interest, fees and commissions due and payable under the Facility; and

     (iii) for meeting operating, maintenance, overhead and administrative costs and expenses incurred in the day to day management and administration of the Borrower,

     PROVIDED AILWAYS THAT:

     (aa) all withdrawals from the Project Account shall be verified by the Project Accountant;

     (bb) withdrawals to be utilized for the purpose stipulated under item (i) above shall be supported by official invoices; and

     (cc)  withdrawals to be utilized for the purpose stipulated under item
           (iii) above shall be supported by bills and/or statement of request for payment; and

                                 Schedule 10 -

Borrower : Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility : Term Loan Facility of RM91,000,000.00

(b) the Borrower shall cause the Project Accountant to provide the Agent with a statement of account in respect of the Project Account within fifteen (15) days from the end of each month.

5.   UNDERTAKINGS

5.1 The Borrower hereby undertakes to the Agent that it will do or permit to be done each and every act or thing, including executing any documents, which the Agent may from time to time require to be done for the purpose of enforcing the Agent's rights under this Assignment or for perfecting any security created or intended to be created by this Assignment, or for obtaining the full benefits of this Assignment and of the rights and powers herein, and will allow its name to be used as and when required by the Agent for that purpose.

5.2 The Borrower undertakes that forthwith upon execution of this Assignment to deliver a notice of assignment in the form set out in Appendix A hereto to the Project Account Bank and shall procure an acknowledgment by the Project Account Bank to the Agent of the receipt of such notice of assignment in the form set out in Appendix B hereto.

6.  DEFAULT

6.1  If:-

(a) the Borrower shall fail to observe or perform any of its agreements, covenants, stipulations, terms and conditions contained in this Assignment; or

(b) an Event of Default as defined in Clause 13.1 of the Loan Agreement shall occur,

then and in either of such cases, the Indebtedness outstanding for the time being shall immediately become payable by the Borrower to the Agent on demand and the Agent shall forthwith be entitled to exercise the rights and power upon default provided by law and this Assignment without previous notice to or concurrence on the part of the Borrower and no further withdrawals from the Project Account shall be made by the Borrower.

7.  ENFORCEMENT OF SECURITY

7.1  ENFORCEMENT

                                 Schedule 10 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     The security hereby created shall immediately become enforceable if the Loan is declared immediately due and payable Pursuant to Clause 6.1 above.

7.2  AGENT'S RIGHTS

     At any time after the security hereby created becomes enforceable the Agent may apply, or cause to be applied, all or any part of the Credit Balance in accordance with Clause 14.2 of the Loan Agreement as if the same had been held or received by the Agent thereunder.

7.3  APPLICATION OF MONEYS

     All moneys held or received by the Agent after the security hereby created becomes enforceable shall be applied by the Agent, or paid to the Agent for application, in accordance with Clause 14.2 of the Loan Agreement.

8.   CONTINUING SECURITY

8.1  CONTINUING SECURITY

     The security hereby constituted shall be a continuing security and is in addition to, and shall not be merged in or in any way prejudice any other Security Interest which the Agent may now or at any time hold OR have regard to the Borrower or any other person in respect of the obligations of the Borrower under the Loan Documents.

9.   MISCELLANEOUS

9.1  NO LIABILITY

     Notwithstanding the provisions of Clause 3.1, the Borrower shall remain liable to perform all the obligations assumed by it in relation to the Project Account and the Credit Balance and the Agent shall be under no obligation of any kind whatsoever in relation thereto nor be under any liability whatsoever in relation thereto in the event of any failure by the Borrower to perform such obligations.

9.2  GOVERNING LAW

This Assignment is governed by, and shall be construed in accordance with, the laws of Malaysia.

9.3  INDEMNITY

                                 Schedule 10 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     The Borrower shall fully indemnify the Agent against all costs, charges, expenses and liabilities which the Borrower may incur under or by virtue of the assignment herein contained except such as arises or arise as a result of the fraud or willful misconduct of the Agent.

10.  ASSIGNMENT/TRANSFER OF ASSIGNMENT

10.1 The Agent shall be at liberty to assign and transfer this Assignment and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Borrower and any statement therein of the amount due to the Agent under or by virtue of this Assignment shall be conclusive and binding for all purposes against the Borrower save for manifest error.

10.2 The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

10.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 10.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

10.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 10.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

10.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 10.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

                                 Schedule 10 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 10.5 as "discharged rights and obligations");

(ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Lender; and

(iii)the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

11.  PRINCIPAL/SUBSIDIARY INSTRUMENTS

11.1 PRINCIPAL/SUBSIDIARY INSTRUMENTS

     It is hereby agreed and declared that this Assignment and the Loan Documents are instruments employed in one transaction namely to secure the Facility in an aggregate sum of Ringgit Malaysia Ninety One Million (RM91,000,000.00) for principal only together with interest thereon and all other monies payable by the Borrower to the Agent and the Lenders under the Loan Documents and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument and this Assignment shall be deemed to be the subsidiary instrument.

                                 Schedule 10 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     IN WITNESS WHEREOF the parties hereto have executed this Assignment the day and year herein written.

The execution of this instrument        )
by the Borrower, SYARIKAT               )
TELEFON WIRELESS (M) SDN.               )
BHD., was duly effected in              )
a manner authorized by its              )
constitution under the Seal             )
of the Borrower, SYARIKAT               )
TELEFON WIRELESS (M) SDN. BHD.,         )
which said Seal was hereunto duly       )
affixed on the    day of        ,       )
199  in the presence of:-               )



_______________ Director



_______________ Director/Secretary



SIGNED by                               )
                                        )
and                                     )
                                        )
for and on behalf of PERMATA            )   _______________
MERCHANT BANK BERHAD,                   )
as Agent on the      day of             )
     ,199                               )

                                            _______________

                                 Schedule 10 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


                                  APPENDIX A

                             NOTICE OF ASSIGNMENT



From      SYARIKAT TELEFON WIRELESS (M) SDN. BHD.

To        [Name of Project Account Bank]

                                                                          [Date]


Dear Sirs

RE:   PROJECT ACCOUNT NO. [        ](THE "PROJECT ACCOUNT") OPENED AND
      MAINTAINED WITH YOUR BANK BY SYARIKAT TELEFON WIRELESS (M) SDN. BHD.
      ("STW")

We hereby give you notice that by a deed of assignment dated the      day of
, 199   (the "Assignment") and made between STW and PERMATA MERCHANT BANK BERHAD as agent for itself and your bank (the "Agent"), STW has assigned absolutely to the Agent all STW's rights, title and interest in and to all moneys held under the Project Account referred to above.

You are hereby authorized and directed to pay to the Agent pursuant to the Assignment upon notice from the Agent all monies standing in the credit of the Project Account which are due and payable to STW.

This notice and the instructions herein contained are irrevocable and may not be modified or varied without the consent in writing of the Agent.

Please acknowledge to the Agent the receipt of this notice in the form of the acknowledgment attached.

Yours faithfully



____________________
for and on behalf of
SYARIKAT TELEFON WIRELESS
(M) SDN. BHD.

                                 Schedule 10 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


                                  APPENDIX B


From:     [Name of Project Account Bank]

To:       PERMATA MERCHANT BANK BERHAD

          [Date]


Dear Sir

RE:   PROJECT ACCOUNT NO. [       ] (THE "PROJECT ACCOUNT")
      OPENED AND MAINTAINED WITH OUR BANK BY SYAIRIKAT TELEFON WIRELESS SDN. BHD. ("STW")


We acknowledge receipt of a notice of assignment of the moneys held under the Project Account in your favor and hereby confirm our agreement to the assignment (the "Assignment") upon terms as contained therein. We note that henceforth all payments under the Project Account to be made to STW should be made to yourselves or as you may otherwise direct upon the terms of the Assignment and shall forthwith forward all monies standing in the credit of the Project Account to you upon notification from you to do so.

We confirm that we will not effect any amendments or variations to the Project Account without your prior written consent.


Yours faithfully


____________________
for and on behalf of
[Name of Project Account Bank]


c.c. STW

                                 Schedule 10 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


                                  SCHEDULE 11

                           DECLARATION BY DIRECTORS

To: PERMATA MERCHANT BANK BERHAD
    as Agent

[Date]

Attention:  [          ]

LOAN AGREEMENT DATED [          ] 199[]

I refer to the term loan facility for Ringgit Malaysia Ninety One Million (RM91,000,000.00) (the "Facility") constituted by a loan agreement (the "Loan
Agreement") dated [ ] day of [           ], 1995 and made between (1)

Syarikat Telefon Wireless (M) Sdn. Bhd., (the "Borrower") as borrower (2) your bank as Arranger and Agent and (3) the financial institutions listed in Schedule 1 of the Loan Agreement (the "Lenders") as lenders. Terms defined in the Loan Agreement have the same meanings herein.

I am a director of the Borrower.

As required by the Loan Agreement:-

(i) I hereby confirm that 1 am not and none of my parents, spouse and children is a director, officer or employee of any of the Lenders; and

(ii) I hereby irrevocably confirm and undertake that all present and future loans granted by me to the Borrower will be subordinated to the Loan and will not be repaid in whole or in part without the prior written consent of the Lenders.



____________________
[Name of Director]

                                 Schedule 11 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


                                  SCHEDULE 12

                             COLLATERAL AGREEMENT

     THIS AGREEMENT is made on [             ],1995

BETWEEN:-

(1)  (a) [TO INSERT NAMES OF THE SHAREHOLDERS OF THE
         BORROWER];
     (b) [                                         ];
     (c) [                                         ];

     (collectively the "Shareholders");

(2)  SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower");

(3) PERMATA MERCHANT BANK BERHAD (the "Agent") as agent for the Beneficiaries (as hereinafter defined).

WHEREAS:-

(A) PERMATA MERCHANT BANK BERHAD AND PERWIRA AFFIN BANK BERHAD (the "Lenders") have agreed at the request of the Borrower and the Shareholders to provide a Ringgit Malaysia Ninety One Million (RM91,000,000) term, loan facility (the "Facility") to the Borrower upon the terms and conditions set out in a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Agreement or shortly hereafter between (1) the Borrower as borrower, (2) the Agent as arranger and agent and (3) the Lenders as lenders.

(B)  The Shareholders are shareholders of and lenders to the Borrower.

(C) It is a condition precedent to availability of the Facility that the Shareholders and the Borrower execute this Agreement in favor of the Agent.

     NOW THEREFORE IN CONSIDERATION of the above premises the parties hereto agree as follows:-

1.  INTERPRETATION

     In this Agreement terms defined in the Loan Agreement shall bear the same meanings when used herein, unless otherwise defused herein, and in addition when used herein:

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


(i)   "BENEFICIARIES" means the Arranger, the Agent and the Lenders;

(ii) "INDEBTEDNESS FOR BORROWED Money" means any indebtedness of the Borrower owed to any Shareholder for or in respect of any monies borrowed by the Borrower from any Shareholder or amounts raised under any other transaction having the commercial effect of a borrowing by the Borrower from any Shareholder;

(iii) "LOAN DOCUMENTS" means the Loan Agreement, the Security Documents and this Agreement;

(iv) "MEMORANDUM OF DEPOSIT" means the memorandum of deposit to be executed by each of the Shareholders pursuant to Clause 12.1 in favor of the Agent creating a fixed charge over its portion of the Shares as security for the Facility substantially in the form set out in Appendix B;

(V)   "ORIGINAL FINANCIAL STATEMENTS" means:-

      (a)  in relation to [       ], the audited consolidated financial
           statements of [       ] for the financial year ended the
           [                  ]; and

      (b)  in relation to [       ], the audited consolidated financial
           statements of [       ] for the financial year ended the
           [        ];

      (c)  in relation to [       ], the audited consolidated financial
           statements of                   for the financial year ended
           the [          ];


(vi) "SENIOR LIABILITIES" means the Loan, all interest thereon and all fees and other amounts expressed to be payable to the Beneficiaries under the Loan Documents;

(vi) "SHARES" all those shares in the Borrower which shall represent 100% of the total issued paid up capital of the Borrower;

(vii) "SHAREHOLDERS" means the shareholders of the Borrower as specified in the preamble of this Agreement and where the context so requires or admits, references to Shareholders shall be construed as references to any of them;

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


(viii) "SUBORDINATED LIABILITIES" means all monies, whether in the nature of principal, interest or otherwise, from time to time due and to become due to any Shareholder from the Borrower in respect of any:-

      (a) Indebtedness for Borrowed Money owed to any Shareholder by the Borrower at any time; and

      (b)  any preference shares in the Borrower owned by any Shareholder,

      and shall include additional loans granted to the Borrower and preference shares in the Borrower subscribed for under Clause 5.1 (ii) herein.

2.    REPRESENTATIONS

2.1   Each Shareholder represents that:-

(i) it is a corporation duly incorporated under the laws of Malaysia with power to enter into this Agreement and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorize its execution of this Agreement and its performance of its obligations hereunder has been duly taken;

(ii) in any proceedings taken in Malaysia in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(iii) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding and (c) to make this Agreement admissible in evidence have been done, fulfilled and performed;

(iv) under the laws in force at the date hereof, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority or that (save for stamp duty of a nominal amount) any stamp, registration or similar tax be paid on or in relation to this Agreement; and

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


(v) the obligations expressed to be assumed by it in this Agreement are legal and valid obligations binding on it in accordance with the terms hereof,

(vi) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

(vii) it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition;

(viii)no action or administrative proceeding of or before any court or' agency which might have a material adverse effect on its business or financial condition has been started or threatened;

(ix) all of the written information supplied by it to the Agent and the other Beneficiaries in connection with this Agreement is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Agent and the other Beneficiaries and which might, if disclosed, adversely affect the decision of the Agent and the other Beneficiaries to enter into the Loan Documents to which it is a party;

(x) the execution of this Agreement and its exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets;

(xi) the execution of this Agreement and its exercise of its rights and performance of its obligations hereunder do not and will not:

      (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

      (b)  conflict with its constitutive documents and rules and regulations;
           or

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


      (c) conflict with any applicable law, regulation or official or judicial order;

(xii) the execution of this Agreement constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes; and

(xiii) it is an exempt private company and as such, Section 133A of the Companies Act, 1965 is not in any way contravened.

2.2   Each of the Shareholders further represents that:-

(i) its respective Original Financial Statements were prepared in accordance with accounting principles generally accepted in Malaysia and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition as at the date as of which they were prepared and the results of its operations during the financial year ended on such date;

(ii) since publication of its respective Original Financial Statements there has been no material adverse change in its respective business or financial condition;

(iii) as at the date as of which its respective Original Financial Statements were prepared, there were no liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor were there at that date any unrealized or anticipated losses arising from its respective commitments entered into by it which were not so disclosed or reserved against; and

(iv) as at the date hereof the only Indebtedness for Borrowed -Money owed by the Borrower to the various Shareholders are owed to the Shareholders being of the nature described in item 1 of the First Schedule hereto.

2.3 Each of the Shareholders hereby represents and warrants that it is the beneficial owner of the Shares in such proportion as stated in item 2 of the First Schedule hereto and such Shares are free from all claims, charges, liens and any other encumbrances whatsoever.


3.    SUBORDINATION

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


3.1 Each of the parties hereto agrees that the Senior Liabilities shall rank in all respects in priority to the Subordinated Liabilities and that accordingly all of the Subordinated Liabilities shall be fully subordinated to the Senior Liabilities.


4.    UNDERTAKINGS OF THE BORROWER

4.1 From and after the date hereof and so long as any of the Senior Liabilities are outstanding the Borrower shall not without the prior written consent of the Agent:-

(i) pay, prepay or repay (or permit the payment prepayment or repayment of) or make any distribution (or permit any distribution to be made) in respect of any of the Subordinated Liabilities in cash or in kind;

(ii) discharge any of the Subordinated Liabilities by set off or any right of combination of accounts;

(iii) waive or release any term of the Subordinated Liabilities; or

(iv) take or omit to take any action whereby the subordination of the Subordinated Liabilities or any part thereof to the Senior Liabilities might be terminated, impaired or adversely affected.


5.    UNDERTAKINGS OF THE SHAREHOLDERS

5.1 From and after the date hereof and so long as any of the Senior Liabilities are outstanding or in force, the Shareholders:-

      (i)  shall not without the prior written consent of the Agent;

           (aa) receive payment, prepayment or repayment of, or any distribution in respect of (or on account of), any of the Subordinated Liabilities in cash or in kind or apply any money or property in discharge of any Subordinated Liabilities;

           (bb) discharge the Subordinated Liabilities by set-off or any right of combination of accounts; or

           (cc) amend, vary, waive or release any term of the Subordinated Liabilities;

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     (ii) shall ensure that the Borrower--

          (aa) remains solvent and able to meet all its financial -liabilities as and when they fall due; and

          (bb) will complete the Project timeously,

          and to this end shall whenever necessary put the Borrower in funds including funds to meet costs-overrun in respect of the Project, whether by way of provision of additional loans or subscription for additional preference shares, in each case ranking pari passu in priority with then existing Subordinated Liabilities or by way of subscription for additional equity in the Borrower;

     (iii)shall ensure that each Shareholder will remain an exempt private company and in the event that any of them shall cease to be an exempt private company, then that Shareholder shall render such financial assistance to the Borrower by way of equity or preference shares or in any other manner that is in conformity to the laws of Malaysia.

5.2 From and after the date hereof and so long as any of the Senior Liabilities are outstanding or in force, the Shareholders shall not reduce their respective shareholdings in the Borrower without the prior written consent of the Instructing Group save and except if the aggregate of all reduction(s) is equal or less than seven point five per cent (7.5%) of the total paid up capital of the Borrower.

6.   SUBORDINATION PRIOR TO INSOLVENCY PROCEDURES

6.1  If in breach of Clause 5.1: -

(i) any Shareholder receives a payment or distribution in cash or in kind of, or on account of, any of the Subordinated Liabilities;

(ii) the Borrower makes any payment or distribution in cash or in kind on account of the Subordinated Liabilities;

(iii)any of the Subordinated Liabilities are discharged by set-off or by exercise of any right of combination of accounts; or

(iv) any Shareholder receives any other payment or value in respect of the Subordinated Liabilities,

                      Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

the Shareholder receiving or otherwise obtaining the benefit of such payment, set-off or combination of accounts will hold in trust on behalf of the Beneficiaries and forthwith pay an amount equal to the amount of the payment so received by it to the Agent for application against or retention by the Agent on account of the Senior Liabilities, which amount shall be treated, as between such Shareholder, the Borrower and the Beneficiaries, as originally paid to the Beneficiaries and not to such Shareholder.

7.   SUBORDINATION ON INSOLVENCY

7.1  If:-

     (i) any resolution is passed or order made for the winding up, liquidation, dissolution, or reorganization of the Borrower;

     (ii) the Borrower becomes subject to any insolvency, bankruptcy, reorganization, receivership, liquidation, dissolution or other similar proceeding whether voluntary or involuntary (and whether or not involving insolvency);

     (iii)the Borrower assigns its assets for the benefit of its creditors or enters into any agreement with its creditors generally; or

     (iv) the Borrower becomes subject to any distribution of its assets, or if any analogous event occurs anywhere,

     then--

     (a) the Agent and the other Beneficiaries may, (i) claim, enforce and prove for the Subordinated Liabilities, (ii) file claims and proofs, give receipts and take all such proceedings and do all such things as it sees fit to recover the Subordinated Liabilities and (iii) receive all distributions on the Subordinated Liabilities for application towards the Senior Liabilities;

     (b) if and to the extent that the other Beneficiaries are not entitled to claim, enforce, prove, file claims or proofs, or take proceedings for the Subordinated Liabilities, each Shareholder will do so in good time as reasonably requested by the Agent and the other Beneficiaries;


                      Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     (c) any payment or distribution of any kind. or character, whether in cash, securities, or other property which is payable or deliverable upon or with respect to the Subordinated Liabilities -or any part thereof to any Shareholder by the Borrower shall be held in trust by such Shareholder for the benefit of the other Beneficiaries and shall forthwith be paid or delivered directly to the Agent for application against the Senior Liabilities until the Senior Liabilities have been fully paid and satisfied;

     (d) if the trust in paragraph (c) above fails or cannot be given effect to, such Shareholder (so as to bind any agent or trustee on its behalf) will, upon demand, pay an amount equal to such payment or distribution to the Agent for application towards the Senior Liabilities until the Senior Liabilities have been fully paid and satisfied; and

     (e) the trustee, liquidator, assignee or other person distributing the assets of the Borrower or their proceeds shall, and is hereby directed to, pay distributions on the Subordinated Liabilities direct to the Agent until the Senior Liabilities are irrevocably paid in full.

8.   ENFORCEMENT BY THE SHAREHOLDERS

8.1 Unless the Instructing Group has previously consented thereto in writing no Shareholder will:-

(i) demand or accelerate any of the Subordinated Liabilities or otherwise declare any of the Subordinated Liabilities prematurely payable for any reason whatsoever;

(ii) enforce the Subordinated Liabilities by execution or otherwise;

(iii)petition for (or vote in favor of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganization, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the Borrower, whether by petition convening a meeting, voting for a resolution or otherwise.

9.   ASSIGNMENT OF CLAIM


                      Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

9.1 No Shareholder will assign or transfer to any person the whole or any part of the Subordinated Liabilities or any interest therein otherwise than to the Beneficiaries in respect of the Loan Agreement.


10.  CONTINUING AGREEMENT

10.1 The subordination effected by this Agreement shall continue to apply in respect of the Subordinated Liabilities notwithstanding any intermediate payment in whole or in part of the Senior Liabilities.

11.  WAIVER OF DEFENCES

11.1 The subordination effected by this Agreement and the obligations of each of the Borrower and the Shareholders hereunder shall remain in full force and effect without regard to, and shall not be impaired or affected by:-

(i) any time or indulgence granted to or composition with the Borrower, the Shareholders or any other person; or

(ii) the taking, variation (no matter how fundamental or extensive), compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against or granted by the Borrower, the Shareholders or any other person; or

(iii)any legal limitation, disability, incapacity or other circumstances relating to the Borrower, the Shareholders or any other person or, any amendment to or variation of the terms of any document or security; or

(iv) any other act, omission or circumstances, whether or not the Borrower or the Shareholders shall have notice or knowledge thereof.


12.  CHARGIING OF THE SHARES

12.1 In consideration of the Lenders at the request of the Shareholders making and continue to make available the Facility to the Borrower each Shareholder hereby irrevocably covenants and undertakes that upon written notification from the Agent, it shall forthwith execute in favor of the Agent the Memorandum of Deposit and such other relevant documents as the Agent may prescribe to enable each of the Shareholders to create a fixed charge over their respective portion of the Shares in favor of the Agent as trustee for the Beneficiaries as

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

security for the Facility and all expenses incurred in connection with the above shall be borne solely by the Borrower.

12.2 In connection with the Shareholders' covenant and undertaking stipulated in Clause 12.1 above, each Shareholder shall deposit the share certificates of
its/his portion of the   Shares together with the corresponding duly executed
registrable transfer form thereof with the Agent who shall hold the same as stakeholder.

13.  COVENANTS

13.1 The Borrower and each Shareholder shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of Malaysia to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in Malaysia.

14. NOTICES

14.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

14.2 Any communication or document to be made or delivered by one person to another hereunder shall (unless such person has by fifteen days written notice to the Agent) specified another address, person or department be made or delivered to such other person at the address and marked for the attention of the person and/or the department identified with its signature to the Loan Agreement or, in the case of a Shareholder, hereunder and shall be deemed to have been delivered (i) in the case of any communication made by telex, on the date of transmission with confirmed answerback,(ii) in the case of any communication made by facsimile, when transmission thereof is confirmed by an activity report stating the correct number of pages sent and that such transmission is error free (or equivalent) or (iii) in the case of any communication made by letter, when left at that address or (as the case may be) five (5) days after the same has been deposited in the post first class postage prepaid in an envelope addressed to it at that ,address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent.

15.  ASSIGNMENT/TRANSFER

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

15.1 The Agent shall be at liberty to assign and transfer this Agreement and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Borrower and any statement therein of the amount due to the Agent under or by virtue of this Agreement shall be conclusive and binding for all purposes against the Borrower save for manifest error.

15.2 The Shareholders and the Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

15.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 15.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

15.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 15.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

15.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 15.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Shareholders, the Borrower and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 15.5 as "discharged rights and obligations");


                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(ii) the Shareholders, the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Shareholders, the Borrower and such Transferee have assumed and/or acquired the same in place of the Chargor and such Lender; and

(iii)the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

16. DISCLOSURE

16.1 The Agent may disclose to any actual or potential assignee, to any person who may otherwise enter into contractual relations with the Agent and the other Beneficiaries in relation to this Agreement or to any governmental agency or authority requiring the same such information about any Shareholder as the Agent shall consider appropriate.

17. INDEMNITY

17.1 The Shareholders each hereby jointly and severally undertake to indemnify the Agent and the other Beneficiaries from and against any loss or expense, including legal fees, which it may sustain as a consequence of any default by any Shareholder in the performance of any of the obligations expressed to be assumed by it under this Agreement.

18. GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

18.2 The Borrower and each Shareholder irrevocably agrees that the Courts of Malaysia shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purpose, irrevocably submits to the jurisdiction of such courts.


                      Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and in the year first above written.

The execution of this Agreement by  )
[                                ]  )
as a Shareholder is duly effected   )
in a manner authorized by its       )
constitution under the Seal of      )
[                                ]  )
which said Seal is hereunto duly    )
affixed on this       day of        )
          , 1995                    )
in the presence of:-                )




_______________ Director


_______________ Director/Secretary

Correspondence particulars of [                           ]

Address:


Facsimile:

Attention:


                      Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


The execution of this Agreement by      )
[                             ]         )
as a Shareholder is duly effected in    )
a manner authorized by its              )
constitution under the Seal of          )
[                             ]         )
which said Seal is hereunto duly        )
affixed on this      day of             )
             ,1995                      )
in the presence of:-                    )



_______________ Director



_______________ Director/Secretary


Correspondence particulars of [                           ]

Address:


Facsimile:

Attention:


                      Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Snd. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


The execution of this Agreement by      )
[                             ]         )
as a Shareholder is duly effected in    )
a manner authorized by its              )
constitution under the Seal of          )
[                             ]         )
which said Seal is hereunto duly        )
affixed on this      day of             )
             ,1995                      )
in the presence of:-                    )



_______________ Director



_______________ Director/Secretary


Correspondence particulars of [                           ]

Address:


Facsimile:

Attention:


                      Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


The execution of this Agreement by    )
[                             ]       )
as a Shareholder is duly effected in  )
a manner authorized by its            )
constitution under the Seal of        )
[                             ]       )
which said Seal is hereunto duly      )
affixed on this      day of           )
             ,1995                    )
in the presence of:-                  )



_______________ Director



_______________ Director/Secretary


Correspondence particulars of [                           ]

Address:


Facsimile:

Attention:

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


The execution of this Agreement by    )
the Borrower, SYARIKAT TELEFON        )
WIRELESS (M) SDN. BHD. is duly        )
effected in a manner authorized by    )
its constitution under the Seal       )
of the Borrower, SYARIKAT TELEFON     )
WIRELESS (M) SDN. BHD. which said     )
Seal is hereunto duly affixed on      )
this     day of          , 199        )
in the presence of:-                  )



_______________ Director



_______________ Director/Secretary


                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


THE AGENT


SIGNED by                             )
                                      )
and                                   )
                                      )
for and on behalf of                  )
PERMATA MERCHANT BANK                 )  _______________
BERHAD as Agent on the                )
day of                 ,1995          )

                                         _______________

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


                                  APPENDIX A

                      DETAILS OF SUBORDINATED LIABILITIES
                   EXISTING AS AT THE DATE OF THIS AGREEMENT

ITEM 1

Subordinated Liabilities owed to the Shareholders:-

NAME                   AMOUNT OF SUBORDINATED LIABILITIES



ITEM 2

Shareholdings of the Shareholders:-

NAME              SHAREHOLDINGS               NO. OF SHARES

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


                                  APPENDIX B

                      MEMORANDUM OF DEPOSIT OF STOCK AND
                           NON-MARKETABLE SECURITIES


To:  PERMATA MERCHANT BANK BERHAD
    27th Floor, Menara Boustead
     No. 69 Jalan Paja Chulan
     50200 Kuala Lumpur


I/We [               ] of [               ] refer to the loan agreement dated
the     day of          1995 (the "Loan Agreement") entered into between:-

(1)  SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower");

(2)  PERMATA MERCHANT BANK BERHAD (the "Agent");

(3)  (i)  [                    ]; and

     (ii) [                    ],

        (collectively the "Lenders"),

pursuant to which the Lenders have subject to the terms and conditions therein contained granted and made available to the Borrower a term loan facility of Ringgit Malaysia Ninety One Million (RM91,000,000) only (the "Facility").

I/We also refer to the shareholder's agreement dated the    day of         ,1995
(the "Shareholders' Agreement") entered into between (1) myself/ourselves and the other shareholders of the Borrower (together the "Shareholders") (2) the Borrower and (3) the Agent, wherein the Shareholders have agreed that in consideration of the Lenders making available the Facility to the Borrower at the Shareholders' request, each of the Shareholders shall upon written notification from the Agent create a fixed charge over such shares in the Borrower owed by each of the Shareholders respectively in favor of the Agent as agent for the Beneficiaries (as hereinafter defined) as security for the Facility.

In consideration of the above premises and [further consideration to be specified at the time of execution], the Chargor has executed this

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

Memorandum of Deposit in favor of the Agent as trustee for the Beneficiaries upon the following terms and conditions.

1.   DEFINITIONS

1.1 Words and expressions defined in the Loan Agreement bear, except where the context otherwise requires or as otherwise specified, the same meanings when used herein.

1.2 The following words and expressions, when used in this Memorandum bear the meanings respectively set opposite them:-

     Additional Interest      the additional interest payable by the Borrower
                              pursuant to Clause 12.5(a) of the Loan Agreement due to failure to pay any Indebtedness when so payable;

     Actual Security Value    the Total Value of the Mortgaged Securities, or,
                              where the Mortgaged Securities are denominated in a currency other than Ringgit Malaysia, the equivalent in Ringgit Malaysia for the time being as determined by the Agent, of such Total Value;

     Additional Security      such further Qualifying Securities as are required
                              so that the Actual Security Value will, following
                              the making of the relative Advance, as the case
                              may be, equal or exceed the Required Security
                              Value and thereafter such Qualifying Securities
                              as, by virtue of Clause 6.1 below, are for the
                              time being subject to this Memorandum and includes
                              all and any securities, rights, moneys and
                              property whatsoever which may at any time after
                              the date hereof be derived from, accrued on or
                              offered in respect of any Additional Securities or
                              any other Qualifying Securities charged in
                              substitution therefor pursuant hereto then in
                              existence, whether by way of redemption, exchange,
                              conversion, rights, bonus, capital reorganization
                              or otherwise   howsoever;

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00


     Advance the amount of each drawdown made or to be made to the Borrower pursuant to and under the Facility;

     Beneficiaries            the Arranger, the Agent and the Lenders;

     Chargor                  [                 ] of
                              [                    ] and includes its
                              representatives, successors-in-title;

     Event of Default         any of the events or states of affairs specified
                              in clause 13.1 in the Loan Agreement;

     Indebtedness             at any time, the aggregate of all sums advanced
                              from time to time by the Lenders to the Borrower together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents
                              (whether in respect of principal, interest, Additional Interest, fees, commission, costs, expenses, indemnity or otherwise);

     Loan Agreement           the loan agreement dated the               day of
                              , 1995 between (1) the Borrower; (2) the Agent;
                              and (3) the Lenders and includes any subsequent renewals and variations thereof permitted by the Agent and the Lenders;

     Mortgaged Securities     the Originally Charged Shares and the Additional
                              Security, as well as any other Qualifying
                              Securities which are charged in addition to or in substitution for any Mortgaged Securities for the time being pursuant hereto and includes all and any securities rights moneys and property whatsoever which may at any time after the date hereof be derived from,

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

                              accrued on or be offered in respect of the Originally Charged Shares and Additional Security so charged or any other Mortgaged Securities then in existence, whether by way of redemption, exchange, conversion, rights, bonus, capital reorganization or otherwise howsoever;

     Originally Charged
     Shares those Shares as are charged pursuant to this Memorandum which are more particularly described in the Schedule hereto;

     Power of Attorney        the Power of Attorney granted by the Chargor to
                              the Agent pursuant to Clause 3 hereof;

     Qualifying Securities    securities acceptable to the Agent, which are in
                              the absolute beneficial ownership of the Chargor, free from any Security Interest;

     Required Security Value  the required security value as may be determined by the Lenders from time to time at their absolute discretion;

     Security Interest        any mortgage, charge, pledge, lien, right of set-
                              off or any security interests howsoever created or arising;

     Total Value              the total value of the Mortgaged Securities as
                              determined by the Agent at their absolute discretion from time to time.

1.3 The headings in this Memorandum are inserted for convenience only and shall be ignored in construing the provisions of this Memorandum.

1.4  Words denoting the singular includes the plural number and vice versa.

1.5 If the name of the Chargor hereinbefore inserted is that of a limited company or other corporation any of the provisions herein

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     contained which are primarily and literally applicable to the case of a single and individual person only shall be construed and take effect so as to give the Agent hereunder a security for the money owing from that limited company or corporation as identical or analogous as may be with or to that which would have been given for the money owing from a single individual if the Chargor had been a single individual and any money shall be deemed to be so owing notwithstanding any defect informality or insufficiency in the borrowing powers of the Chargor or in the exercise thereof which might be defense as between the Chargor and the Agent.

1.6 References to clauses, sub-clauses and paragraphs are to be construed as references to clauses, sub-clauses and paragraphs of this Memorandum.

1.7 References to any statute or legislation includes any statutory amendment or re-enactment thereof.

2.   CHARGE

2.1 As a continuing security for the payment of the Indebtedness and the performance by the Borrower of its obligations under the relevant Loan Documents and the Chargor of its obligations under this Memorandum, the Chargor as beneficial owner hereby charges by way of mortgage to the Agent all its rights, title and interest in and to:-

     (a)  the Originally Charged Shares; and

     (b)  the Additional Security,

     as well as any other Qualifying Securities from time to time charged in addition to and or in substitution for any of the securities referred to in
     (a) and (b) above.

2.2 The Chargor shall deliver or procure that there are delivered to or to order of the Agent all certificates or other documents of title in relation to the Mortgaged Securities together with duly executed blank transfers in respect thereof.

2.3 The charge hereby created shall be in addition to, and shall not merge with, or in any way prejudice, any other Security Interest or right which the Agent and the other Beneficiaries may now, or at any time hereafter, hold or have, as against the Chargor or any other person or property, in respect of the Indebtedness,

                                 Schedule 12 -

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     including, without limitation, any liens to which the Agent may become entitled on the certificates or other documents of title relating to any of the Mortgaged Securities.

3.   POWER OF ATTORNEY

3.1 In consideration of the aforesaid premises the Chargor hereby irrevocably and by way of security for the payment by the Chargor of the Indebtedness and the performance by the Borrower of its obligations under the relevant Loan Documents and the Chargor of its obligation under this Memorandum appoints the Agent or any of its directors or any of its officers (from time to time duly appointed or authorized in writing by the Agent for the purposes herein and the certificate of the Agent of such appointment shall be final and conclusive) to be the Chargor's attorney or attorneys (hereinafter collectively called "the Attorney") for or in the name of the Chargor or through the Chargor's nominee or otherwise in the name of the Chargor to do and execute the following acts and deeds or any of them as and when the Attorney shall think fit:-

     (a) to demand, sue for and receive from any person, registered company, corporation, government or other body politic all dividends, interests, bonuses or any other sums that may become due to the Chargor in respect of any of the Mortgaged Securities and likewise any capital sum represented by or complied in any of the Mortgaged Securities as and when the same shall respectively be payable or repayable;

     (b) for any such purpose to sign, endorse and execute all receipts, dividend and interest warrants, cheques, releases, discharges, reconveyances, or other deeds or documents whatsoever that may be necessary or usual in the circumstances;

     (c) to attend, vote at and otherwise take part in all meetings held in connection with any company or corporation in relation to any of the Mortgaged Securities and to sign proxies for the purpose of voting thereat or for any other purpose connected therewith as freely as the Chargor could do;

      (d) out of any of the money of the Chargor in the Attorney's hands or under the control of the Attorney to pay all calls that may lawfully be made upon the Chargor or other expenses

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


          that may be incurred in relation to any of the Mortgaged Securities and to give security for the payment of the same;

     (e) to receive all notices, reports, accounts, circulars and other documents which are sent to the registered holders of the Mortgaged Securities;

     (f) to receive or accept service of, or agree to waive, all or any notices or to agree to accept short notice for and to attend all or any meetings or class meetings of the registered holders of the Mortgaged Securities and exercise all voting and other rights and powers which may at any time be exercisable in respect thereof at any such meetings;

     (g) to transfer or procure the transfer of all or any of the Mortgaged Securities into the name of the Attorney or its nominee or nominees or the name of any purchaser of the Mortgaged Securities (and for such purpose to complete, make and/or execute any form or forms of transfer in respect of any thereof) and to execute and deliver all other deeds or documents and to do all acts and things which the Attorney may consider necessary or advisable to perfect or to give proper effect to the intent and purpose of this Memorandum, or to procure the registration of any transfer of the Mortgaged Securities in the name of any such transferee;

     (h) to sell, transfer, exchange or otherwise dispose of all or any part of the title to and interest in and any rights attaching to all or any of the Mortgaged Securities for such consideration (which may comprise or include shares or debentures) and upon such terms and generally in such manner as the Attorney may in its absolute discretion think fit and for this purpose to enter into any contract for such sale or disposition on such terms (including the giving of such warranties and indemnities) and subject to such conditions as the Attorney shall in its absolute discretion think fit;

     (i) to receive or authorize the receipt of the consideration for such sale, transfer, exchange or disposition as is referred to in paragraph
          (h) above and to apply any proceeds thereof in or towards the discharge of the Indebtedness in the manner stipulated in this Memorandum;

     (j) to execute and deliver all and any other or further instruments of charge and other documents that the Chargor is at any time and from time to time obliged to execute

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


          pursuant to this Memorandum, and to effect all such registrations and do all such other things as may be necessary or as may seem to the Attorney advisable in order properly to give effect thereto, and to execute all such documents and to do all such other acts and things in relation to all or any stock or shares the subject of any such further or other charges as the Attorney is by this instrument entitled or empowered to execute or do in relation to this Memorandum;

     (k) to assent (if it seems to the Attorney necessary or desirable) to any arrangement modifying the Chargor's rights;

     (l) generally to exercise all rights and privileges and perform all duties which now or hereafter may appertain to the Chargor in relation to any of the Mortgaged Securities;

     (m) to cause this Power of Attorney to be registered at the registry of the High Court of Malaya and in the books of any company or corporation or elsewhere as may be necessary or desirable;

     (n) to disclose to any person or party who may be concerned with the exercise of the powers hereby conferred, including any purchaser or potential purchaser of any of the Mortgaged Securities the terms of this Memorandum and such other documents or information as may be related thereto or to the exercise of the Agent's powers hereunder or to the Mortgaged Securities where such disclosure is deemed by the Attorney to be necessary for or expedient to the exercise of the powers hereunder;

     (o) to appoint and at the Attorney's discretion to remove from time to time any substitute for or agent under the Attorney in connection with any of the purposes aforesaid upon such terms as the Attorney shall think fit.

3.2 The Chargor hereby declares that this Power of Attorney shall be irrevocable so long as this Memorandum shall remain in effect or so long as the Borrower shall remain under any liability (contingent or otherwise) under the Loan Documents and or in respect of the Facility.

3.3 The Chargor hereby further declares that the Attorney shall not be held responsible or liable to the Chargor for any loss or

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     damage howsoever and whatsoever arising as a result of any act neglect omission of the Attorney arising out of the exercise of the powers granted to the Attorney herein (save and except for any loss or damage caused by the gross negligence of the Attorney) and the Chargor shall keep the Attorney indemnified against all costs expenses and charges which the Attorney may incur in the exercise of the powers aforesaid and the provisions of this paragraph shall continue in force notwithstanding the discharge by the Chargor of all its obligations under this Memorandum.

3.4 The Chargor hereby further declares that all and every receipt(s), deed(s), matter(s) and thing(s) which shall be by the Attorney given, made, executed or done for the aforesaid purposes shall be as good, valid and effectual to all intents and purposes whatsoever as if the same had been signed, sealed, delivered, given or made or done by the Chargor itself.

3.5 The Chargor hereby undertakes at all times to ratify whatsoever the Attorney shall lawfully do or cause to be done in or concerning the premises by virtue of this Power of Attorney.

4.   CALLS

The Chargor shall forthwith make payment of all calls or other amounts which may be or become due in respect of the Mortgaged Securities whether or not the Chargor is the registered holder. The Agent shall not under any circumstance be liable for such calls or other payments whether or not the Agent or its nominee is a registered holder of any or all of such Mortgaged Securities. If the Chargor shall fail to make any such payment, the Agent may make payment of the amounts of any such calls or other amounts on behalf of the Chargor or such registered holder. In such event, the Chargor shall forthwith on demand indemnify the Agent against each and every such payment, together with interest thereon (as well after as before judgment) from the date of payment by the Agent until the date of repayment by the Chargor under this indemnity at the rate or rates specified in the Loan Agreement.


5.   EXERCISE OF RIGHTS

5.1 Unless an Event of Default shall have occurred and be continuing, the Chargor shall be entitled to receive all income derived from the Mortgaged Securities and to exercise all rights attaching to any part thereof as he may think fit, but shall deliver to the

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     Agent forthwith upon receipt copies of all notices, reports, accounts and circulars issued to the registered holders of the Mortgaged Securities (unless the Agent or its nominee is the registered holder).

5.2 The Chargor will procure that, following the occurrence of any Event of Default and whilst any Event of Default is continuing, all income derived from the Mortgaged Securities shall be paid to or to the order of the Agent, (and if received by the Chargor, the Chargor shall forthwith pay the same to the Agent) and any such income received by the Agent shall be retained by the Agent in a cash collateral deposit account maintained for that purpose until:-

     (a) the Event of Default shall have been remedied to the satisfaction of the Agent whereupon any such income shall subject to no other Event of Default having occurred and be continuing and if the Agent and the Lenders so agrees, be released to the Chargor;

     (b)  payments in full by the Chargor of the Indebtedness; or

     (c) recall and or termination of the Facility pursuant to the terms of the Loan Documents.

5.3 The security constituted by this Memorandum and any further or other security constituted pursuant hereto, shall become enforceable immediately on the occurrence of any Event of Default, and the Agent shall be entitled then, and at any time thereafter, and without prior notice to the Chargor to sell or otherwise dispose of all the Chargor's title to and interest in the Mortgaged Securities for such consideration (which may comprise or include shares or debentures), upon such terms and generally in such manner as the Agent may, in its absolute discretion think fit and so that the Agent shall be entitled as against the Chargor, to retain and apply the proceeds of any sale or disposal and all and any amounts then standing to the credit of any cash collateral deposit account pursuant to Clause 5.2 above, in or towards the discharge of the Indebtedness as the same fall due, in such manner as the Agent may in its absolute discretion think fit (and for that purpose to effect any currency conversion that the Agent may consider appropriate) with any surplus being paid to the Chargor or other person entitled thereto. The Agent shall not be liable for any loss howsoever arising out of such sale.

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


5.4 The rights, powers and authorities of the Agent pursuant to the Power of Attorney hereunder shall be in addition to, and shall not in any way prejudice or affect the rights and powers of the Agent under this Memorandum; notwithstanding any other provision herein contained the Agent and or any substitute or agent of the Agent under the said Power of Attorney may at any time prior to the discharge of all moneys hereby secured without notice to the Chargor transfer the Mortgaged Securities into the name of the Agent or its nominees and the Chargor shall upon demand and at the Chargor's cost execute and do all such transfers acts assurances or things as the Agent may require for assuring and vesting the full legal title in the Mortgaged Securities or any of them to and in the name(s) of the Agent or its nominees PROVIDED ALWAYS that save as aforesaid and as is otherwise stated herein neither the Agent nor any of its substitutes or agents under the Power of Attorney will exercise any of the other rights, powers or authorities conferred by the said Power of Attorney (other than powers of substitution and appointment of agents and the powers conferred in paragraph (o) of Clause 3.1 of the said Power of Attorney) unless and until an Event of Default has occurred, whereupon and whereafter the Agent (or its substitute or agent) shall be entitled to exercise all and any such rights, powers and authorities as it may in its absolute discretion think fit.

6.   FURTHER SECURITY

6.1 If at any time any Mortgaged Security shall cease to be a Qualifying Security or the Agent shall determine the Actual Security Value is less than the Required Security Value then the Agent may, at any time whilst such circumstances are continuing, require the Chargor to provide to the Agent further and other security in the form of further Qualifying Securities, and to execute and deliver to the Agent or procure the execution and delivery to the Agent by any nominee of such instrument or instruments of charge in favor of the Agent in relation thereto, in such form and on such terms, as the Agent may require, so that such shares and securities become part of the Additional Securities.

6.2 In the event of the Agent requiring further security pursuant to Clause 6.1 above, the Chargor will do all such acts and things, and execute all such further or other documents, as may be necessary or as the Agent may require in order to constitute, render enforceable or perfect such security and to protect the rights of the Agent in relation thereto, and in particular will,

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


     within fourteen (14) days of notice of such requirement, identify, and offer to the Agent further Qualifying Securities as aforesaid to be charged, having an aggregate Actual Security Value which is not less than the difference between the Required Security Value and the Actual Security Value of the existing Mortgaged Securities already charged and execute all and any instruments of charge and other documents relating thereto as required and forthwith upon being so requested by the Agent.

6.3 Any securities which cease for any reason to be acceptable to the Agent shall cease to be Qualifying Securities.

6.4 Any determination of the Agent as to the Actual Security Value of, or attributable to, all or any part of the Mortgaged Securities and any further security provided (or proposed to be provided) pursuant to this Clause 6 shall, in the absence of manifest error, be conclusive.


7.   REASSIGNMENT

7.1 In the event of any Mortgaged Securities ceasing to be Qualifying Securities (the "Disqualified Securities") the Agent shall, upon the provision of other Qualifying Securities in accordance with Clause 6 having in the aggregate an Actual Security Value not less than the value, so assessed, of the Disqualified Securities on the last day on which they are accepted by the Agent, release the Disqualified Securities from this Memorandum.

7.2 Upon payment in full of the Indebtedness in accordance with the terms hereof and of the Loan Documents and upon there being no further moneys to be lent by the Lenders pursuant to the Loan Agreement the Agent will, at the request and cost of the Chargor, release the Mortgaged Securities then charged hereunder from the charge hereby created and transfer the same to the Chargor or as the Chargor may direct in writing.

8.   RIGHTS TO RESORT TO OTHER SECURITIES

     The Agent shall at any time be at liberty (without being bound to do so) to resort for the benefit of the Beneficiaries to any other means of payment at any time and in any order as it may think fit without thereby diminishing the Chargor's liability hereunder and the Agent may exercise its rights hereunder for the payment of the amount hereby intended to be secured either after resorting to other means of

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


payment or at any time notwithstanding that other means of payment have not been resorted to.

9.   REPRESENTATIONS AND WARRANTIES

9.1 In the event the Chargor is a corporation the Chargor hereby represents and warrants to and undertakes with the Agent as follows

     (a) the Chargor is duly incorporated with limited liability and validly existing under the laws of Malaysia;

     (b) the Chargor is an exempt private company and by virtue thereof, the creation of this Memorandum has not contravened Section 133A of the Companies Act, 1965 in any way;

     (c) the documents which contain or establish the Chargor's constitution incorporate provisions which authorize, and all necessary action has been taken to authorize, and all authorizations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorize, the Chargor to own the Mortgaged Securities, carry on its business as they are now being conducted, and sign and deliver, and perform the transactions contemplated in this Memorandum and the Power of Attorney and to enable the Agent to exercise the rights, powers and authorities hereby and thereby vested in the Agent;

     (d) it is in the interest of the Chargor as a related company to assist the Chargor in the manner herein provided;

     (e) neither the signing and delivery of this Memorandum and the Power of Attorney nor the performance of any of the transactions contemplated in them will :-

          (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Chargor or any of its assets is bound or affected; or

          (ii) cause any limitation on its powers whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be executed;

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


          (iii) result in the creation or imposition of any obligation to create or impose, any mortgage, lien, pledge or charge on any of the Chargor's assets pursuant to the provisions of any mortgage, contract or other undertaking or instrument;

     (f) this Memorandum and the Power of Attorney when signed will constitute the legal, valid and binding obligations of the Chargor in accordance with their terms;

     (g) the Chargor is the beneficial owner of and has title to the Mortgaged Securities;

     (h) the property and rights of the Chargor to the Mortgaged Securities is not affected by any Security Interest, and the Chargor is not a party to nor is it nor any of the property and rights hereby mortgaged bound by, any order, agreement or instrument under which the Chargor is, or in certain events may be, required to create, assume or permit to arise any Security Interest;

     (i) no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Chargor or any of its assets is bound or affected, being a contravention or default which might either have an adverse effect on the business, assets or condition of the Chargor or adversely affect its ability to observe or perform its obligation under this Memorandum and the Power of Attorney;

     (j) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on any of the Chargor's business, assets or condition or adversely affect its ability to observe or perform its obligations under this Memorandum and the Power of Attorney is presently in progress or pending or, to the best of the knowledge, information and belief of the Chargor, threatened against the Chargor or any of its assets;

     (k) no extraordinary circumstance or change of law or other government action shall have occurred which shall make it improbable that the business of the Chargor can be carried out or that the Chargor will be able to observe and perform

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


          the covenants and obligations on its part to be performed and observed under this Memorandum and the Power of Attorney;

     (l) no violation of any provisions of legislation, Court orders, judgment and others have been committed by the Chargor;

     (m) no information furnished by the Chargor in connection with this Memorandum contains any untrue statement or omits to state any fact the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the Chargor;

     (n) the Chargor has fully disclosed in writing to the Agent all facts relating to the Chargor which the Chargor knows or should reasonably know and which are material for disclosure to the Agent in the context of this Memorandum and the Power of Attorney.

9.2 In the event the Chargor is an individual the Chargor hereby represents and warrants to and undertakes with the Agent as follows:-

     (a) That neither the signing and delivery of this Memorandum nor the performance of any of the transactions contemplated in them will:-

          (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Chargor or any of his assets is bound or affected; or

          (ii) result in the creation or imposition of any obligation to create or impose, any mortgage, lien, pledge or charge on any of the Chargor's assets pursuant to the provisions of any mortgage, contract or other undertaking or instrument;

     (b) no extraordinary circumstance or change of law or other government action shall have occurred which shall make it improbable that the business of the Chargor can be carried out or that the Chargor will be able to observe and perform

                                 Schedule 12 -

Borrower  :   Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :   Term Loan Facility of RM91,000,000.00


          the covenants and obligations on his part to be performed and observed under this Memorandum;

     (c) that this Memorandum constitute the legal, valid and binding obligations of the Chargor enforceable in accordance with their terms and the obligations of the Chargor in respect of the payment of principal, interest, fees and other expenses and charges do not contravene any legislation or regulation binding on the Chargor;

     (d) that the Chargor is not in default this Memorandum or any other contract or agreement binding on the Chargor or to which he is subject;

     (e) that there is no order of any Court or other governmental agency or any provision of any existing agreement binding on the Chargor or to which he is subject which would be contravened or breached by the execution, delivery and performance of this Memorandum;

     (f) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have a material adverse effect on his business, assets or condition or materially and adversely affect his ability to observe or perform his obligations under this Memorandum is presently in progress or pending or, to the best of the knowledge, information and belief of the Chargor, threatened against the Chargor or any of his assets;

     (i) all necessary returns have been delivered by or on behalf of the Chargor to the relevant taxation authorities and the Chargor is not in default in the payment of any taxes of a material amount, and no material claim is being asserted with respect to taxes which has not been disclosed in the financial statements submitted to the Agent;

     (j) that the Chargor has fully disclosed in writing to the Agent all facts relating to the Chargor which the Chargor knows or should reasonably know and which are material for disclosure to the Agent in the context of this Memorandum;

     (k) that no lawsuits or investigations by governmental agency, body or other regulatory authority are pending or to be instituted against the Chargor;

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     (l) that no violation of any provision of legislation court orders and judgment has been committed by the Chargor.

9.3 The Chargor acknowledges that the Beneficiaries have, at the request of the Chargor accepted this Memorandum and the Power of Attorney on the basis of, and in full reliance on, the aforesaid representations and warranties, which will be correct and complied with in all material respects so long as, this Memorandum, the Power of Attorney and the other Loan Documents shall remain in force.

10.  MISCELLANEOUS

10.1 No provision of any law restricting a mortgagee's or chargee's right of consolidation of mortgages shall apply to this Memorandum or to any further or other charge created pursuant hereto.

10.2 The Chargor shall and hereby undertakes to fully indemnify the Agent and the other Beneficiaries from and against any expense, loss, damage or liability (as to the amount of which the certificate of the Agent and the other Beneficiaries shall, in the absence of manifest error, be conclusive) which it may incur as the consequence of the occurrence of an Event of Default or otherwise in connection with this Memorandum and/or other Loan Documents. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees and other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties.

10.3 (a) Every notice or demand under this Memorandum shall be in writing but may be given or made by telex, telegram, facsimile or cable.

     (b) Any notice required to be given by the Chargor shall, if given by telex, be subsequently confirmed by letter posted or delivered as soon as practicable thereafter.

     (c) Subject as aforesaid any notice or certificate required to be given by the Chargor to the Agent hereunder shall be in writing and shall be addressed to the Agent at 27th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur or at such other address as may from time to time be notified by the Agent to the Chargor for that purpose. Any

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

          notice or certificate required to be given to the Chargor hereunder shall be given by telex, facsimile, telegram, cable or letter addressed to the Chargor at its address hereinbefore specified or such other address as may from time to time be notified by the Chargor to the Agent for the purpose.

     (d) Any notice or certificate delivered personally shall be deemed to be given at the time of such delivery. Any notice or certificate dispatched by first class inland letter shall be deemed to have been given 48 hours after posting. Any notice or certificate transmitted by telex or facsimile shall be deemed to have been given at the time of transmission and any notice or certificate sent by cable shall be deemed to have been given 24 hours after dispatch. All notices or certificates given hereunder by telex, facsimile, telegram or cable shall be subsequently confirmed by letter posted or delivered as soon as practicable thereafter.

10.4 The security liabilities and or obligations under this Memorandum shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation reconstruction or otherwise which may be made in the constitution of the Agent and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Chargor shall in any way affect the security, liabilities and or obligations created hereunder.

10.5 This Memorandum shall be governed by and construed in accordance with the laws of Malaysia and the service of any writ or summons or any legal process in respect of any such action or proceeding may be effected on the Chargor by the Agent by forwarding a copy of the writ or summons statement of claim or other legal process by prepaid registered post to its address as indicated herein as the case may be.


10.6 Any term condition stipulation provision covenant or undertaking of @s instrument which is illegal, prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof and any such illegality, voidness, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such term condition

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

      stipulation provision covenant or undertaking in any other jurisdiction.

10.7 This Memorandum is expressly intended to be and shall be a continuing security for all moneys whatsoever now or from time to time owing by the Chargor notwithstanding that the Chargor may at any time or times cease to be indebted to the Agent and the other Beneficiaries for any period or periods and notwithstanding any settlement of account or accounts.

10.8 No failure to exercise nor any delay in exercising on the part of the Agent and the other Beneficiaries any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy prevent any further or other exercise hereof or the exercise of any action right or remedy.

10.9 This Memorandum shall be binding on the representatives successors-in-title of the Chargor and the successors-in-title and assigns of the Agent.

10.10 The terms of the Loan Agreement shall where the context so permits and unless repugnant to the context, apply to this Memorandum as if set out herein.

11.   PRINCIPAL/SUBSIDIARY INSTRUMENTS

11.1 It is hereby agreed and declared that this Memorandum and the Loan Agreement are instruments employed in one transaction namely 'to secure the Indebtedness in an aggregate sum of Ringgit Malaysia Ninety One Million (P-M9 1,000,000) for principal only together with interest thereon and all other monies payable under the Loan Agreement and the Security Documents to the Agent and the Lenders and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument and this Memorandum shall deemed to be the subsidiary instrument.

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     IN WITNESS WHEREOF the Chargor has executed this Memorandum this    day of
         ,1995.


*[The Common Seal of the abovenamed   )
 Chargor,                             )
 was hereunto duly affixed in         )
 accordance with its Constitution     )
 in the presence of:-                 )



     Director                 Director/Secretary



I,                                        an Advocate and Solicitor of the High
Court in Malaya practicing at Kuala Lumpur hereby certify that on this       day
of          ,             1995 the Common Seal of [
], was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.


        Witness my hand,



        _______________]

or

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



*[SIGNED by                         )
 the abovenamed Chargor             )
  [                    ]            )
 in the presence of:-               )



  I,                                     an Advocate and Solicitor of the High
Court in Malaya practicing at Kuala Lumpur hereby certify that the signature of
the donor abovenamed was written in my presence on this      day of
,199 and is, to my own personal knowledge, the true signature of who has acknowledged to me that he/she is of full age and that he/she has voluntarily executed this instrument.


        Witness my hand


        _______________



*Delete as appropriate

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                     THE SCHEDULE HEREINBEFORE REFERRED TO
                         THE ORIGINALLY CHARGED SHARES


DESCRIPTION OF SECURITY       SHARE CERTIFICATE NO.        NO. OF SHARES

                                 Schedule 12 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 13

                             TRANSFER CERTIFICATE


 To: PERMATA MERCHANT BANK BERHAD


relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Loan Agreement") dated [             ] , 1995 whereby a term
loan facility was made available to SYARIKAT TELEFON WIRELESS (M) SDN. BHD. as borrower by a group of lenders on whose behalf PERMATA MERCHANT BANK BERHAD acted as agent in connection therewith.

1. Terms defined in the Loan Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Lender, Transferee, Lender's Participation and Amount Transferred are defined in the schedule hereto.

2. The Lender confirms that the Lender's Participation is an accurate summary of its participation in the Loan Agreement and requests the Transferee to accept and procure the transfer to the Transferee of the portion(s) of the Lender's Participation as set forth in paragraph 5 of the Schedule hereto by counter-signing and delivering this Transfer .Certificate to the Agent at its address for the service of notices specified in the Loan Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 19 of the Loan Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of each of the Loan Documents together with such other information as it has required in Connection with this transaction and that it has not relied and will not hereafter rely on the Lender to check or inquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

                                 Schedule 13 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

5. The Transferee hereby undertakes with the Lender and each of the other parties to the Loan Documents that it will perform in accordance with their terms all those obligations which by the terms of the Loan Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Loan Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower, any Third Party or any other person or for the performance and observance by the Borrower or any Third Party or any other person of any of its obligations under the Loan Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Lender hereby gives notice that nothing herein or in the Loan Documents (or any document relating thereto) shall oblige the Lender to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Documents transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower, any Third Party or any other party to the Loan Documents of its obligations under any document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. The Transferee confirms that it is an entity falling within the description of Section 38(1B)(c) of the Companies Act, 1965, of Malaysia.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Malaysia.


                                 THE SCHEDULE

1    Lender:

2.   Transferee:

                                 Schedule 13 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

3.   Transfer Date:

4.   Lender's Participation:

     COMMITMENT                     Portion of Loan*

     [specify Commitment of         [specify Lender's portion of the
     the Lender                     Loan]


5.   Amount Transferred:

     PORTION OF COMMITMENT          PORTION OF LOAN
     TRANSFERRED                    TRANSFERRED*

     [specify percentage of         [specify amount in dollars
     the Commitment                 corresponding to percentage
     transferred]                   of Lender's portion of the Loan
                                    transferred]


6.   Adjusted Commitments under the Loan Agreement after Transfer:-

     Lender              :

     Transferee  :


[Transferor Lender]               [Transferee Lender]

By:                               By:

Date:                             Date:



*Complete only if the Loan or such portion thereof has been drawn.

                                 Schedule 13 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                     ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

Telex:

Facsimile:

Telephone:

                                 Schedule 13 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE 14

                             MEMORANDUM OF PLEDGE


     THIS MEMORANDUM OF PLEDGE is made the                       day of
,199 Between SYARIKAT TELEFON WIRELESS (M) SDN. BHD., a company incorporated in Malaysia and having its registered office at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur (the "Borrower"), incorporated in Malaysia and licensed to carry on banking business and having its registered office at 27th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur (the "Agent") as agent for the Beneficiaries (as hereinafter defined) of the other part.

     WHEREAS:-

(i) By a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Memorandum or shortly hereafter between the Borrower of the first part, the Agent of the second part and the Lenders of the third part, the Lenders agree subject to the conditions therein appearing, to make available to the Borrower a term loan facility (the "Facility") in the maximum aggregate principal amount of Ringgit Malaysia Ninety One Million (RM91,000,000.00)only. -

(ii) The Borrower undertook in the Loan Agreement that the Borrower will inter alia execute this Memorandum in favor of the Agent as trustee for itself as agent and for the Lenders as further security for the Facility.

IN PURSUANCE of the Loan Agreement and in consideration of the premises the Borrower HEREBY AGREES, COVENANTS AND UNDERTAKES with the Agent as follows:-

1.   DEFINITIONS

1.1 Except where the context otherwise requires, terms and expressions defined in the Loan Agreement and not otherwise defined herein bear the same meanings where used in this Memorandum, and the following terms and expressions where used in this Memorandum bear the meanings respectively set opposite them:

Additional Interest  the additional interest payable by the Borrower pursuant to
                     Clause 12.5 (a) of the Loan Agreement and pursuant to the other Loan Documents due to

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                    failure to pay any Indebtedness when due and payable thereunder;

Beneficiaries       the Arranger, the Agent and the Lenders;

Fixed Deposit       the fixed deposit(s) held under the certificate(s) more
                    particularly described in Schedule A hereto and any renewal(s) thereof;

Fixed Deposit Bank  the bank in which the Borrower has placed the Fixed Deposit;

Indebtedness        at any time the aggregate of all sums advanced from time to time by the Lenders to the Borrower pursuant to the Loan
                    Agreement together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents (whether in respect of principal, interest, Additional Interest, fees, prepayment premium, costs, expenses, indemnity or otherwise);

Loan Documents      the Loan Agreement, the Collateral Agreement, this
                    Memorandum and the other Security Documents and any other documents for the time being constituting security for the Facility or any part thereof,

Prescribed Rates    the respective rates of interest (including Additional
                    Interest) chargeable on the Indebtedness or any part thereof stipulated in the Loan Agreement or such other rate or rates which the Lenders may at their discretion stipulate from time to time or at any time in the manner provided for therein.

1.2 The headings in this Memorandum are inserted for convenience only and shall not be taken read and construed as essential parts of this Memorandum. References to Clauses are to be construed as references to Clauses of this Memorandum. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

versa. Where two or more persons or parties are included or comprised in any expressions, agreements, covenants, terms, stipulations and undertakings expressed to be made to such persons or parties shall, unless expressly stated to the contrary, be enforceable by them jointly and severally and agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons or parties shall be deemed to be made by and binding upon such persons or parties jointly and severally.

2.    THE PLEDGE

2.1 In consideration of the Lenders having agreed at the Borrower's request to make available the Facility to the Borrower pursuant to the provisions of the Loan Agreement, the Borrower hereby irrevocably pledges the Fixed Deposit and any renewal(s) thereof up to the principal sum of Ringgit Malaysia One Million (PM 1,000,000.00) to the Agent to be held by the Agent as continuing security for the due payment by the Borrower to the Lenders of the Indebtedness together with interest thereon at the Prescribed Rate(s).

3.   NO WITHDRAWAL AND ENCUMBRANCES

3.1 During the continuance of this Memorandum the Borrower shall not be entitled, except with the prior written consent of the Agent, to withdraw the whole or any part of the Fixed Deposit.

3.2 During the continuance of this Memorandum the Borrower shall not assign, transfer or in any way deal with the Fixed Deposit or the Borrower's rights, title or interest therein or any rights in relation thereto.

4.   DEFAULT

4.1 The Borrower hereby further authorizes the Agent in default of payment by the Borrower to the Lenders of the Indebtedness or any part thereof under its account in respect of the Facility and/or if the Borrower shall fail to observe and perform any of its covenants and undertakings hereunder and under the Loan Documents without further notice to the Borrower to forthwith appropriate all or any part of the amount(s) from the Fixed Deposit in or towards payment or discharge of any or all of the Indebtedness together with interest aforementioned up to the date of actual payment (as well after as before judgment).

5.   POWER OF ATTORNEY

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

5.1 For the purpose of giving effect to the Borrower's obligations under this Memorandum the Borrower hereby irrevocably appoints the Agent and/or the manager and/or the officer in charge for the time being of the Agent, the attorney(s) of the Borrower for the Borrower and in the Borrower's attorney's own name(s) or in the name of the Borrower or in the joint names of the attorney and the Borrower and on behalf of the Borrower as its act and deed to execute sign and deliver, any documents pertaining to the Fixed Deposit, to collect all sums of monies as are due under the Fixed Deposit, to renew the Fixed Deposit for such period(s) as the Agent may direct, to issue good receipts therefor and to do such act, deed and/or things as the Agent may require in respect of this Memorandum with power for such Attorney to substitute and appoint one or more Attorneys under them or each of them for all or any of the purposes aforesaid as they or each of them shall think fit AND the Borrower hereby agrees and undertakes at all times hereafter to ratify and confirm whatsoever the said Attorney or his Attorneys shall lawfully do or cause to be done in and concerning the premises by virtue of this Memorandum.

6.   CHANGES IN CONSTITUTION

6.1 Any change in the constitution(s) of the Lenders, the Agent and or the Borrower or the Agent's and or the Borrower's absorption in or amalgamation with any other person or the acquisition of all or any part of the Agent's and or Borrower's undertaking, as the case may be, by any other person shall not in any way prejudice or affect the Agent's rights hereunder.

7.   ASSIGNMENT/TRANSFER OF THE MEMORANDUM

7.1 The Agent shall be at liberty to assign and transfer this Memorandum and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Borrower and any statement therein of the amount due to the Agent under or by virtue of this Memorandum shall be conclusive and binding for all purposes against the Borrower save for manifest error.

7.2 The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

7.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 7.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

7.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 7.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender, the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such. a party hereto.

7.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 7.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Borrower and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 7.5 as "discharged rights and obligations");

(ii) the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Lender; and

(iii) the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

8. UNDERTAKING

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     The Borrower hereby undertakes to forthwith upon the execution of this Memorandum issue the Notice substantially in the form set out in Schedule B1 to the Fixed Deposit Bank and to procure the Acknowledgment from the Fixed Deposit Bank substantially in the form set out in Schedule B2 addressed to the Agent.

9.   CONTINUING SECURITY

     This security shall not be considered as satisfied by any conditional payment or satisfaction of the whole or any sum or sums of money owing or by any payment made to be held in suspense but shall be a continuing security and extend to cover all or any sum or sums of money which shall for the time being or from time to time be due and owing by the Borrower to the Lenders under or in connection with or arising from the Facility and/or this Memorandum.

10. WAIVER

     No failure or delay on the Agent's part in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the Agent under this Memorandum upon any default on the part of the Borrower shall impair any such right, power, privilege or remedy or to be construed as a waiver thereof or an acquiescence in such default nor shall any waiver or action by the Agent in respect of any default or any acquiescence in any such default affect or impair any of the Agent's rights, power, privilege or remedy in respect of any other or subsequent default.

11.  NOTICES

(a) Notices to be given or served under the provisions of this Memorandum shall be deemed properly given or served if given in writing delivered personally or by post by prepaid letter, telex or facsimile transmission addressed to the relevant party at its address stated above or to any telex number or facsimile number which is published as belonging to it (or such other address or telex or facsimile number as is notified by any party to the other party hereunder). Every notice or other communication shall be deemed to have been received in the case of a telex message or facsimile transmission the next working day after the date of dispatch, subject to such telex message or facsimile transmission being confirmed forthwith thereafter by written notice delivered by post to the party entitled to receive the same as aforesaid, and in the case of a letter the next working day after the date of delivery when delivered personally or forty-eight
     (48) hours after it has been put into post.

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

(b) In proving the giving of a notice hereunder it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the telex bears the correct answerback or that the facsimile transmission report bears the correct transmission receipt confirmation of the party to whom the notice was sent.


12.  GOVERNING LAW

     This Memorandum shall be governed by and construed in accordance with the laws of Malaysia.

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     AS WITNESS WHEREOF this Memorandum is executed by the parties hereto.


The execution of this instrument     )
by the Borrower SYARIKAT TELEFON     )
WIRELESS (M) SDN. BHD. is duly       )
effected in a manner authorized      )
by its constitution under the        )
Seal of the Borrower which said      )
Seal is hereunto duly affixed on     )
this   day of             , 199      )
in the presence of.-                 )



_______________ Director



_______________Director/Secretary



I,                                 an Advocate and Solicitor of the High Court
in Malaya practicing at Kuala Lumpur hereby certify that on this         day of
,199 the Common Seal of SYARIKAT TELEFON WIIRELESS (M) SDN. BHD., was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.


     Witness my hand



     _______________

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

SIGNED by                     )    PERMATA MIERCHANT BANK BERHAD
                              )         by its Attorneys
and                           )
                              )
for and on behalf of          )
PERMATA MERCHANT BANK BERHAD  )
in the presence of:-          )

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00



                                  SCHEDULE A


CERTIFICATE NO.     ISSUED BY         AMOUNT          IN THE NAME OF

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE B1

                                     NOTICE


            [Letterhead of Syarikat Telefon Wireless (M) Sdn.  Bhd.]

Date: [               ]

To:   [Name of the Fixed Deposit Bank]

Dear Sirs,

      We refer to the fixed deposit receipt No. [            ] and such other
fixed deposit(s) to be placed with you up to the aggregate principal sum of Ringgit Malaysia One Million (RM1,000,000.00) under our fixed deposit account
No.[           ] (collectively, the "Deposit").

      We enclosed herewith a copy of the memorandum of pledge dated      day of
          ,1995 (the "Pledge") between us and PERMATA MERCHANT BANK BERHAD as trustee (the "Agent") and we hereby give you notice that pursuant to the Pledge, the Deposit whether additional or by way of renewals or otherwise have been pledged to the Agent as trustee upon the terms of the Pledge.

      We irrevocably and unconditionally instruct and authorize you:-

(i) to disclose to the Agent without any reference to or further authority from us and without any inquiry by you as to the justification for such disclosure, such information relating to the Deposit as the Agent may, at any time and from time to time, request you to disclose to it;

(ii)  to hold the Deposit to the order of the Agent;

(iii) at any time and from time to time upon receipt by you of instructions in writing from the Agent to release the Deposit or any part thereof to act in accordance with such instructions, without any reference to or further authority from us and without any inquiry by you as to the justification for such instructions or the validity of them; and

(iv) to comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Pledge and/or the Deposit which you receive at any time and from time to time from the Agent without any reference to or further

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

     authority from us and without any inquiry by you as to the justification for such notice, statement or instructions or the validity of them.

     The instructions and authorizations which are contained in this letter shall remain in full force and effect until the Agent give you notice in writing revoking them.

     Kindly acknowledge receipt of this letter and your acceptance of the instructions and authorizations contained in it by signing the attached form of acknowledgment and returning it to the Agent.


Yours faithfully



____________________
(signature of authorized signatory)
(SYARIKAT TELEFON WIRELESS (M) SDN. BHD)

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

                                  SCHEDULE B2

                                ACKNOWLEDGEMENT

                     [Letterhead of the Fixed Deposit Bank]

Date:

To:

PERMATA MERCHANT BANK BERHAD

Dear Sirs,

We, [               ] acknowledge receipt of a notice dated the     day
of             ,1995 (the "Notice") addressed to us by SYARIKAT TELEFON WIRELESS
(M) SDN. BHD. (the "Company") regarding the fixed deposit(s) (collectively, the "Deposit") more specifically mentioned in the Notice and we undertake to act in accordance and comply with the terms of the Notice. A copy of the Notice is annexed hereto.

We acknowledge and confirm:-

(i) we do not have, and will not make or exercise, any claims or demands, any rights of counterclaim, rights of set-off or any other equities against the Company in respect of the Deposit or any parts thereof;

(ii) we have not, as at the date of this Acknowledgment, received any notice that any third party has or will have any right or interest whatsoever in or has made or will be making any claim or demand or taking any action whatsoever against the Deposit or any parts thereof.

We undertake that, in the event of our becoming aware at any time that any person or entity other than yourselves or the Company has or will have any right or interest whatsoever in or has or will be making any claim or demand or taking any action whatsoever against the Deposit or any parts thereof, we will immediately give written notice of the terms of such right or interest claim or demand or action to both yourselves and the Company.

We have made the acknowledgments and confirmations and have given the undertakings set out in this letter in the knowledge that they are required by you in connection with the security which has been consisted by the Company in
your favor under a memorandum of pledge dated the           day of
1995.

                                 Schedule 14 -

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00

We confirm that we shall not permit the whole or any part of the Deposit to be withdrawn without your prior written authority.



Yours faithfully

                                 Schedule 14 -

                     DATED THIS 2/ND/ DAY OF OCTOBER, 1995



                                    BETWEEN


                          PERMATA MERCHANT BANK BERHAD



                                      AND



                   INTERNATIONAL WIRELESS COMMUNICTIONS, INC.



                           *************************

                                OPTION AGREEMENT

                           *************************



                               ADNAN SUNDRA & LOW
                             ADVOCATES & SOLICITORS
                                  KUALA LUMPUR



                           PMB/00503.95/JC/pa/ek(ar3)


                                   AGREEMENT

     THIS AGREEMENT is made the 2nd day of October, 1995, Between:-

PERMATA MERCHANT BANK BERHAD, a company incorporated in Malaysia and having its registered office at 27th Floor, Menara Boustead, No 69, Jalan Raja Chulan, 50200 Kuala Lumpur (the "Bank") of the one part; and

INTERNATIONAL WIRELESS COMMUNICATIONS INC., a company incorporated in the State of Delaware in the United States of America and having its registered office at 15E, North Street, Dover, Kent County, Delaware ( the "Grantor") of the other part.

     WHEREAS:

1. SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Company") is a company incorporated in Malaysia and having its registered office at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur and has an authorised capital of Ringgit Malaysia Fifty Million (RM50,000,000) divided into fifty million (50,000,000) ordinary shares of Ringgit Malaysia One (RMI100) each of which forty six million four hundred and eighteen thousand (46,418,000) shares have been issued and fully paid up or credited as fully paid up (the "Issued Shares").

2. As at the date hereof, the Grantor is the beneficial owner of thirty two per cent (32%) of the Issued Shares (the "Grantor's Shares").

At the request of the Company and its shareholders (including the Grantor), the Bank has agreed to the following:

          to arrange for the Company a syndicated term loan facility of Ringgit Malaysia Ninety One Million (RM91,000,000.00) (the "Facility");

          to participate in the granting of the Facility to the Company together with PERWIRA AFFIN BANK BERHAD ("PERWIRA"); and

          to act as the agent for the lenders in respect of the Facility,

     upon the terms and conditions set out in a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Agreement or shortly hereafter between (1) the Company, (2) the Bank as arranger and agent (the "Agent") and (3) the Bank and PERWIRA as lenders (together the "Lenders").

In consideration of the above thereof the Grantor has irrevocably agreed to do the following:

to grant the Bank a call option (the "Call Option") over such number of the Grantor's Shares (the "Option Shares") constituting seven point five per cent (7.5%) of the Grantor's Shares; and

to give the Bank the right of first refusal in respect of matters more specifically stated under Clause 9.1 hereof,

          upon the terms and conditions hereinafter contained.

All the other shareholders of the Company (the "Other Shareholders") have on even date granted to the Bank call options over seven point five percent (7.5%) of their shares in the Company respectively (the "Other Options") on terms and conditions similar to the terms and conditions of the Call Option herein contained.

     NOW IT IS HEREBY AGREED as follows:

1.   THE CALL OPTION

1.1 In consideration of the above premises, the Grantor hereby grants to the Bank the Call Option which is an unconditional and irrevocable right exercisable at any time within the Call Option Period (as hereinafter defined) by the Bank to purchase from the Grantor all or part of the Option Shares, free from all encumbrances together with all rights and bonuses attaching thereto from the date hereof at the price and on the terms and conditions hereinafter contained.

2.   EXERCISE OF CALL OPTION

2.1 The Bank shall be entitled to exercise the Call Option at any time commencing from the date hereof and ending on a date that is seven (7) years from the date of the first drawndown of the Facility under the Loan Agreement (the "Option Period") upon the occurrence of the following events, in the manner as set out in Clause 2.2 hereof:

     (a) the approval of the Securities Commission ("SC") being obtained for the listing ("the Listing") of the Company on the first board or the second board of the Kuala Lumpur Stock Exchange ("the KLSE") as the case may be; or

     (b) an agreement ("the Sale Agreement") being executed between the Grantor and the Other Shareholders of the one part and a company listed on the KLSE ("the Listed Company") of the other part for the sale of the Issued Shares (excluding the Option Shares) by the Grantor and the Other Shareholders to the Listed Company; or

     (c) five (5) years having expired from the date of the first drawdown of the Facility under the Loan Agreement without either of the events stated in Clauses 2.1 (a) or 2.1 (b) having occurred.

2.2 The Call Option may be exercised by the Bank by way of a notice in writing (the "Option Notice") issued by the Bank to the Grantor as follows:

     (i) in respect of the exercise of the Call Option upon occurrence of the event set out in Clause 2.1 (a) or 2.1 (b) shall be substantially in the form set out in Schedule I Part A; and

     (ii) in respect of the exercise of the Call Option upon occurrence of the event set out in Clause 2.1(c) shall be substantially in the form set out Schedule I Part B. The Call Option shall be exercised upon service of the Option Notice by the Bank in accordance with the provisions of Clause 10.1 and the Grantor shall sell and the Bank shall purchase such number of the Option Shares as specified in the Option Notice (the "Sale Shares").

3.   PRICE

3.1 The parties hereto hereby agree that the price payable by the Bank for the Sale Shares shall be determined as follows:

     (a) If the Bank exercises the Call Option pursuant to Clause 2.1(a) hereof, the price payable by the Bank for each of the Sale Shares shall be fifty per cent (50%) of the listing price of each of the Issued Shares as approved or determined by the SC; or

     (b) If the Bank exercises the Call Option pursuant to Clause 2.1(b) hereof, the price payable by the Bank for each of the Sale Shares shall be fifty percent (50%) of the purchase price of each of the Issued Shares as set out in the Sale Agreement; or

     (c) If the Bank exercises the Call Option pursuant to Clause 2.1(c) hereof; the price payable by the Bank for the Sale Shares shall be determined by the following person(s) and in the following manner:

          (i) the Bank shall notify the Grantor in the Option Notice of the independent firm of auditors or merchant bankers appointed by the Bank (the "Bank's Appointee") to certify the fair value of the Sale Shares valued on a going concern basis as between a willing buyer and willing seller and without adjustment on grounds that the shareholding represents a minority or majority interest in the Borrower;

          (ii) If the Grantor does not appoint its own independent firm of auditors or merchant bankers ("the Grantor's Appointee") to certify the fair value of the Sale Shares on the above basis and notify the Bank of such appointment within seven (7) days from the date of the Option Notice, the Grantor shall be deemed to have consented to the appointment of the Bank's Appointee and the price as certified by the Bank's Appointee shall be final and binding on the parties.

          (iii) In the event that the Grantor wishes to appoint the Grantor's Appointee, the Grantor shall do so within seven (7) days from the date of the Option Notice and shall inform the Bank within the said seven (7) days period and the price payable by the Bank for the Sale Shares shall be the average of the two (2) prices certified (a) by the Bank s Appointee and (b) by the Grantor's Appointee as the fair value of the Sale Shares.

          (iv) The parties shall procure their respective appointees to certify the fair value of the Sale Shares within seven (7) days from the date of the Option Notice. All fees and expenses of the Bank's Appointee and the Grantor's Appointee (if applicable) shall be borne and paid solely by the Grantor.

4.   COMPLETION

4.1 Upon the exercise of the Call Option by the Bank, the parties shall within a period of seven (7) days from the date of the exercise of the Call Option pursuant to Clause 2.2(i) hereof or within seven (7) days from the date the last of the Bank's Appointee and the Grantor's Appointee (if applicable) certifies the fair value of the Sale Shares in the case of Clause 2.2(ii) hereof (the "Completion Date") comply simultaneously with their obligations as follows:

     (a) the Bank shall on Completion Date subject to the Grantor complying with Clause 4.1(b)(i) and (ii) hereof pay to the

          Grantor the price for the Sale Shares calculated in accordance with Clause 3 hereof by way of a bankers draft or cashier's order; and

     (b)  the Grantor shall :

          (i) cause the Agent with whom the Grantor has deposited the share certificates of the Grantor's Shares and the corresponding duly executed registrable transfer forms in respect of the Grantor's Shares (collectively the "Share Documents") pursuant to the Shareholders' Agreement (as defined in the Loan Agreement) to release to the Bank or its nominee on the Completion Date the Share Documents in respect of the Sale Shares; and

          (ii) deliver to the Bank or its nominee on the Completion Date any form of waiver or consent required to enable the Sale Shares to be registered in favour of the Bank or its nominee.

5.   VENUE FOR COMPLETION

5.1 The parties hereto agree that the completion of the sale and purchase transaction on the Completion Date as stipulated in Clause 4.1 shall be carried out at the venue nominated by the Bank in the Option Notice at its absolute discretion.

6.   VARIATION OF SHARE CAPITAL

6.1 If, while the Call Option is outstanding, the Company shall effect or carry out any capitalisation issue, subdivision, consolidation or reduction of its share capital or any variation of its issued share capital, including without limitation any rights or bonus issue or special or restricted issue, then the number of shares which shall remain the subject of the Call Option shall be adjusted accordingly in such manner as shall place the Bank in the same position as regards the percentage of the Grantor's shares in the Company which the Bank shall be entitled to purchase pursuant to the exercise of the Call Option and the purchase price of each such share shall be adjusted accordingly. In connection with the above, the Grantor hereby covenants that it shall take up all capitalisation issues which the Company may undertake from time to time such that the Grantor's shareholding in the Company shall at all times remain at the percentage that the Grantor's Shares represent in the share capital of the Company.

7.   WARRANTY AND UNDERTAKING OF THE GRANTOR

7.1 The Grantor hereby warrants to the Bank that at the time of execution of this Agreement, it is the beneficial owner of all the Grantor's Shares and that the Option Shares will be sold to the Bank free of encumbrances and with all rights attaching thereto as at the date of exercise of the Call Option by the Bank and, subject to Clause 7.2 hereof, the Grantor has full power and authority to exercise and enjoy all rights attaching thereto without the consent of any other person and to grant an option in respect of the same upon the terms and conditions of this Agreement.

7.2 The Grantor hereby undertakes that it shall not sell transfer assign dispose pledge encumber or in any way deal with their shares in the Company during the Option Period, unless with the prior written consent of the Bank. Upon the exercise of the Call Option, the Grantor shall procure and ensure that all the Sale Shares are free from any liens, charges, pledges, equities, adverse interests and encumbrances whatsoever and shall be freely transferable to the Bank.

7.3 The Grantor hereby covenants that in the event the Call Option is exercised, the Grantor shall procure the registration of the transfer of the Sale Shares in favour of the Bank or its nominees and do such acts and things and execute such documents as shall be necessary to give effect to the sale of the Sale Shares.

7.4 The Grantor hereby warrants that all voting and other rights attached to the Sale Shares shall accrue to the Bank or its nominee on the date of deliverance of the Option Notice to the Grantor and following that time the Grantor shall exercise all voting and other rights at the direction of the Bank or its nominee and shall account for all dividends or other distributions of the Company declared or paid by reference to a record date which is subsequent to such date of deliverance of the Option Notice.

8.   RIGHT OF FIRST REFUSAL

8.1 The Grantor hereby agrees and undertakes to procure or cause the Company to give the Bank the right of first refusal to act for the Company in respect of (a) the corporate exercises undertaken by the Company in respect of the Listing or the Sale and (b) any exercises undertaken by the Company for raising of finance and/or such other corporate exercises for any form of capital raising of the Company.

9.   MISCELLANEOUS

9.1 Notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been validly given to the parties hereto if delivered at or sent by hand to the addresses stated herein or to their respective last known address and if so given shall be deemed to have been received when delivered (if delivered by hand) or on the third day of despatch (if delivered by mail).

9.2 The stamp duties and all other fees and expenses in connection with or incidental to this Agreement (including the Bank's solicitors fees) shall be borne by the Grantor.

9.3  Time shall be of the essence of this Agreement.

9.4 This Agreement shall be binding on the successors-in-title of the Grantor and the successors-in-title and assigns of the Bank. The Bank may assign all or any of its rights and benefits hereunder to such party(ies) as the Bank may determine at its absolute discretion without reference to or the consent of the Grantor.

9.5 The Schedule hereto shall have full force and effect and shall be read as part of this Agreement as if they were incorporated herein.

9.6 This Agreement is governed by and shall be construed in accordance with, the laws of Malaysia.

9.7  The Grantor irrevocably:-

     (a) submit to the non-exclusive jurisdiction of the course of Malaysia and the courts of the State of Delaware in the United States of America;

     (b) waives any objections on the ground of venue or form non-convenience or any similar grounds;

     (c) consents to service of process by mail or in any other manner permitted by the relevant law.

9.8 The Grantor shall at all times maintain an agent for service of process in Malaysia. Such agent shall be:-

     Name      :    M/S PRASAD ABRAHAM & ASSOCIATES

     Address   :    No. 02-02, 2nd Floor
                    Bangunan Ming
                    Jalan Bukit Nanas
                    50250 Kuala Lumpur
     and the Grantor undertakes not to revoke the authority of the above agent and if, for any reason, such agent or any successor agent no longer serves as the agent of the Grantor to received service of process, the Grantor shall promptly appoint another such agent and advise the Bank thereof.

          IN WITNESS WHEREOF the parties hereto have set their respective hands the day and year first above written.



SIGNED BY                          )
JAN-OLOF CONNY DOLONIUS            )
as attorney (P.A. No. 45465/95)    )
for and on behalf of               )         /s/
INTERNATIONAL WIRELESS             )
COMMUNICATIONS INC.                )
in the presence of:-               )


               /s/
            LOO YEN NI
       Advocate & Solicitor
           Kuala Lumpur



SIGNED BY                          )
Hassan Hussain                     )
for and on behalf of               )         /s/
PERMATA MERCHANT BANK              )
BERHAD in the presence of:-        )


               /s/
         CHONG YEE CHOUN
       ADVOCATE & SOLICITOR
           KUALA LUMPUR

                           UNDERTAKING BY THE COMPANY



     We, SYARIKAT TELEFON WIRELESS (M) SDN BHD, a company incorporated in Malaysia and having its registered address at 2nd Floor, Wisma Tai Yoon, 9B Lorong Medan Tuanku Satu, Medan Tuanku, 50300 Kuala Lumpur hereby agrees and undertakes that the right of first refusal, shall be given to PERMATA MERCHANT BANK BERHAD ("the Bank"), to act for us in respect of :

(a) any corporate exercises undertaken by us for the Listing or the Sale (as defined in this Agreement; and

(b) any exercises undertaken by us for the raising of finance and/or the corporate exercises undertaken by us for any form of capital raising.


     Dated the 19th day of September, 1995.



SIGNED BY Joseph Vijay             )
Kumar a/L Arulnathan               )
for and on behalf of               )         /s/
SYARIKAT TELEFON                   )
WIRELESS (M) SDN. BHD.             )
in the presence of:-               )


               /s/
         CHONG YEE CHOUN
       ADVOCATE & SOLICITOR
           KUALA LUMPUR

                                  SCHEDULE I

                                   (PART A)


                 [Letterhead of PERMATA MERCHANT BANK BERHAD]

To:   [Name of Grantor]

RE:   NOTICE OF EXERCISE OF CALL OPTION TO PURCHASE [            ] SHARES IN THE
      CAPITAL OF SYARIKAT TELEFON WIRELESS (M) SDN. BHD. ("STW")

(i)   We refer to the call option (the "Call Option") granted by you to us under
      and pursuant to the agreement dated the       day of                , 1995
      (the "Agreement") made between (1) you as grantor and (2) ourselves as option holder. Terms defined in the Agreement shall have the same meanings herein.

(ii) We hereby exercise our rights under the Call Option to purchase [specify the number] shares in STW from you (the "Sale Shares").

(iii) Payment for the Sale Shares amounting to Ringgit Malaysia [____________ (RM___________)] shall be made by us to you at the office of [specify the address] on the Completion Date in accordance with Clause 4.1 of the Agreement.



Yours faithfully,



____________________________________
PERMATA MERCHANT BANK BERHAD

                                   SCHEDULE I

                                    (PART B)

                  [Letterhead of PERMATA MERCHANT BANK BERHAD]

To:  [Name of Grantor]

RE:  NOTICE OF EXERCISE OF CALL OPTION TO PURCHASE [            ] SHARES IN THE
     CAPITAL OF SYARIKAT TELEFON WIRELESS (M) SDN. BHD. ("STW")

We refer to the call option (the "Call Option") granted by you to us under and pursuant to the agreement dated the ________ day of ________, 1995 (the "Agreement") made between (1) you as grantor and (2) ourselves as option holder. Terms defined in the Agreement shall have the same meanings herein.

We hereby exercise our rights under the Call Option to purchase [specify the number] shares in STW from you (the "Sale Shares").

Please be informed that we have or shall appoint [name of independent firm of auditors or merchant bank] ("Our Appointee") to certify the fair value of the Sale Shares. In the event that you do not appoint another independent firm of auditors or merchant bank and inform us of such appointment within seven (7) days from the date of this Notice, it shall be deemed that you have consented to the appointment of Our Appointee for purposes of Clause 3.1(c) of the Agreement.

Payment for the Sale Shares determined in accordance with Clause 3.1(c) of the Agreement shall be made by us to you at the office of [specify the address] on the Completion Date in accordance with Clause 4.1 of the Agreement.


Yours faithfully



____________________________________
PERMATA MERCHANT BANK BERHAD

                      DATED THIS 2ND DAY OF OCTOBER, 1995



                                    BETWEEN


                   INTERNATIONAL WIRELESS COMMUNICATIONS INC.

                                      and

                           SHUBILA HOLDING SDN. BHD.

                                      and

                               LARANDA SDN. BHD.


                                      AND


                    SYARIKAT TELEFON WIRELESS (M) SDN. BHD.


                                      AND


                          PERMATA MERCHANT BANK BERHAD


                            ***********************

                              COLLATERAL AGREEMENT

                            ***********************



                               ADNAN SUNDRA & LOW
                             ADVOCATES & SOLICITORS
                                  KUALA LUMPUR

                               PMB/00503.95/JC/ek

                                                                          [SEAL]


                              COLLATERAL AGREEMENT


               THIS AGREEMENT is made the 2/nd/ day of October, 1995 BETWEEN:

(1)  (a)  INTERNATIONAL WIRELESS COMMUNICATIONS INC. ("IWC");

     (b)  SHUBILA HOLDING SDN. BHD. ("SHUBILA"); and

     (c)  LARANDA SDN. BHD. ("LARANDA"),

     (collectively the "Shareholders");

(2)  SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower");

(3) PERMATA MERCHANT BANK BERHAD (the "Agent") as agent for the Beneficiaries (as hereinafter defined).

     WHEREAS:

(A) PERMATA MERCHANT BANK BERHAD AND PERWIRA AFFIN BANK BERHAD (the "Lenders") have agreed at the request of the Borrower and the Shareholders to provide a Ringgit Malaysia Ninety One Million (RM91,000,000) term loan facility (the "Facility") to the Borrower upon the terms and conditions set out in a loan agreement (the "Loan Agreement") to be entered into simultaneously with this Agreement or shortly hereafter between (1) the Borrower as borrower, (2) the Agent as arranger and agent and (3) the Lenders as lenders.

(B)  The Shareholders are shareholders of and lenders to the Borrower.

(C) It is a condition precedent to availability of the Facility that the Shareholders and the Borrower execute this Agreement in favor of the Agent.

     NOW THEREFORE IN CONSIDERATION of the above premises the parties hereto agree as follows:

1.   INTERPRETATION

     In this Agreement terms defined in the Loan Agreement shall bear the same meanings when used herein, unless otherwise defined herein, and in addition when used herein:

(i)  "BENEFICIARIES" means the Arranger, the Agent and the Lenders;

Borrower   :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility   :    Term Loan Facility of RM91,000,000.00


(ii) "INDEBTEDNESS FOR BORROWED MONEY" means any indebtedness of the Borrower owed to any Shareholder for or in respect of any monies borrowed by the Borrower from any Shareholder or amounts raised under any other transaction having the commercial effect of a borrowing by the Borrower from any Shareholder;

(iii) "LOAN DOCUMENTS" means the Loan Agreement, the Security Documents and this Agreement;

(iv) "MEMORANDUM OF DEPOSIT" means the memorandum of deposit to be executed by each of the Shareholders pursuant to Clause 12.1 in favor of the Agent creating a fixed charge over its portion of the Shares as security for the Facility substantially in the form set out in Appendix B;

(v)   "ORIGINAL FINANCIAL STATEMENTS" means:

      (a) in relation to SHUBILA, the audited consolidated financial statements of SHUBILA for the financial year ended the 31st day of December, 1994; and

      (b) in relation to LARANDA, the audited consolidated financial statements of LARANDA for the financial year ended the 28/th/ day of February, 1995;

      (c)  in relation to IWC, the audited consolidated financial statements of
           IWC for the financial year ended       the day of              , 199

(vi) "SENIOR LIABILITIES" means the Loan, all interest thereon and all fees and other amounts expressed to be payable to the Beneficiaries under the Loan Documents;

(vi) "SHARES" all those shares in the Borrower which shall represent 100% of the total issued paid up capital of the Borrower;

(vii) "SHAREHOLDERS" means the shareholders of the Borrower as specified in the preamble of this Agreement and where the context so requires or admits, references to Shareholders shall be construed as references to any of them;

(viii)"SUBORDINATED LIABILITIES" means all monies, whether in the nature of principal, interest or otherwise, from time to time due

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

      and to become due to any Shareholder from the Borrower in respect of any:


      (a) Indebtedness for Borrowed Money owed to any Shareholder by the Borrower at any time; and

      (b)  any preference shares in the Borrower owned by any Shareholder,

      and shall include additional loans granted to the Borrower and preference shares in the Borrower subscribed for under Clause 5.1(ii) herein;

(ix)  "STATE" means the State of Delaware in the United States of America.

2.    REPRESENTATIONS

2.1   Each Shareholder represents that:

(i) SHUBILA and LARANDA are corporations duly incorporated under the laws of Malaysia and IWC is a corporation duly incorporated under the laws of the State with power to enter into this Agreement and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorize its execution of this Agreement and its performance of its obligations hereunder has been duly taken;

(ii) in any proceedings taken in Malaysia (or the State in respect of IMC) in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

(iii) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal, valid and binding and (c) to make this Agreement admissible in evidence have been done, fulfilled and performed;

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

(iv) under the laws in force at the date hereof, it is not necessary that this Agreement be filed, recorded or enrolled with any court or other authority or that (save for stamp duty of a nominal amount) any stamp, registration or similar tax be paid on or in relation to this Agreement; and

(v) the obligations expressed to be assumed by it in this Agreement are legal and valid obligations binding on it in accordance with the terms hereof;

(vi) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

(vii) it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a material adverse effect on its business or financial condition;

(viii) no action or administrative proceeding of or before any court or agency which might have a material adverse effect on its business or financial condition has been started or threatened;

(ix) all of the written information supplied by it to the Agent and the other Beneficiaries in connection with this Agreement is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Agent and the other Beneficiaries and which might, if disclosed, adversely affect the decision of the Agent and the other Beneficiaries to enter into the Loan Documents to which it is a party;

(x) the execution of this Agreement and its exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige it to create any encumbrance over all or any of its present or future revenues or assets;

(xi) the execution of this Agreement and its exercise of its rights and performance of its obligations hereunder do not and will not:

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

      (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

      (b)  conflict with its constitutive documents and rules and regulations;
           or

      (c) conflict with any applicable law, regulation or official or judicial order;

(xii) the execution of this Agreement constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes; and

(xiii)SHUBILA and LARANDA are exempt private companies and as such, Section 133A of the Companies Act, 1965 is not in any way contravened.

2.2   Each of the Shareholders further represents that:

(i) its respective Original Financial Statements were prepared in accordance with accounting principles generally accepted in Malaysia (and in the case of IWC, the State) and consistently applied and give (in conjunction with the notes thereto) a true and fair view of its financial condition as at the date as of which they were prepared and the results of its operations during the financial year ended on such date;

(ii) since publication of its respective Original Financial Statements there has been no material adverse change in its respective business or financial condition;

(iii) as at the date as of which its respective Original Financial Statements were prepared, there were no liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor were there at that date any unrealized or anticipated losses arising from its respective commitments entered into by it which were not so disclosed or reserved against; and

(iv) as at the date hereof the only Indebtedness for Borrowed Money owed by the Borrower to the various Shareholders are owed to the

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

     Shareholders being of the nature described in item 1 of the First Schedule hereto.

2.3 Each of the Shareholders hereby represents and warrants that it is the beneficial owner of the Shares in such proportion as stated in item 2 of the First Schedule hereto and such Shares are free from all claims, charges, liens and any other encumbrances whatsoever.

3.   SUBORDINATION

3.1 Each of the parties hereto agrees that the Senior Liabilities shall rank in all respects in priority to the Subordinated Liabilities and that accordingly all of the Subordinated Liabilities shall be fully subordinated to the Senior Liabilities.

4.   UNDERTAKINGS OF THE BORROWER

4.1 From and after the date hereof and so long as any of the Senior Liabilities are outstanding the Borrower shall not without the prior written consent of the Agent:

     (i) pay, prepay or repay (or permit the payment prepayment or repayment of) or make any distribution (or permit any distribution to be made) in respect of any of the Subordinated Liabilities in cash or in kind;

     (ii) discharge any of the Subordinated Liabilities by set off or any right of combination of accounts;

     (iii) waive or release any term of the Subordinated Liabilities; or

     (iv) take or omit to take any action whereby the subordination of the Subordinated Liabilities or any part thereof to the Senior Liabilities might be terminated, impaired or adversely affected.

5.   UNDERTAKINGS OF THE SHAREHOLDERS

5.1 From and after the date hereof and so long as any of the Senior Liabilities are outstanding or in force, the Shareholders:

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

     (i)    shall not without the prior written consent of the Agent;

            (aa) receive payment, prepayment or repayment of, or any
                 distribution in respect of (or on account of), any of the Subordinated Liabilities in cash or in kind or apply any money or property in discharge of any Subordinated Liabilities;

            (bb) discharge the Subordinated Liabilities by set-off or any right of combination of accounts; or

            (cc) amend, vary, waive or release any term of the Subordinated
                 Liabilities;

     (ii)   shall ensure that the Borrower:

            (aa) remains solvent and able to meet all its financial liabilities as and when they fall due; and

            (bb) will complete the Project timeously,

            and to this end shall whenever necessary put the Borrower in funds including funds to meet costs-overrun in respect of the Project, whether by way of provision of additional loans or subscription for additional preference shares, in each case ranking pari passu in priority with then existing Subordinated Liabilities or by way of subscription for additional equity in the Borrower;

     (iii) shall ensure that each Shareholder namely SHUBILA and LARANDA will remain an exempt private company and in the event that any of them shall cease to be an exempt private company, then that Shareholder shall render such financial assistance to the Borrower by way of equity or preference shares or in any other manner that is in conformity to the laws of Malaysia.

5.2 From and after the date hereof and so long as any of the Senior Liabilities are outstanding or in force, the Shareholders shall not reduce their respective shareholdings in the Borrower without the prior written consent of the Instructing Group save and except if the aggregate of all reduction(s) is equal or less than seven point five per cent (7.5%) of the total paid up capital of the Borrower.

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

6.    SUBORDINAT10N PRIOR TO INSOLVENCY PROCEDURES

6.1   If in breach of Clause 5.1:

(i) any Shareholder receives a payment or distribution in cash or in kind of, or on account of, any of the Subordinated Liabilities;

(ii) the Borrower makes any payment or distribution in cash or in kind on account of the Subordinated Liabilities;

(iii) any of the Subordinated Liabilities are discharged by set-off or by exercise of any right of combination of accounts; or

(iv) any Shareholder receives any other payment or value in respect of the Subordinated Liabilities,

the Shareholder receiving or otherwise obtaining the benefit of such payment, set-off or combination of accounts will hold in trust on behalf of the Beneficiaries and forthwith pay an amount equal to the amount of the payment so received by it to the Agent for application against or retention by the Agent on account of the Senior Liabilities, which amount shall be treated, as between such Shareholder, the Borrower and the Beneficiaries, as originally paid to the Beneficiaries and not to such Shareholder.

7.    SUBORDINATION ON INSOLVENCY

7.1   If:

      (i) any resolution is passed or order made for the winding up, liquidation, dissolution, or reorganization of the Borrower;

      (ii) the Borrower becomes subject to any insolvency, bankruptcy, reorganization, receivership, liquidation, dissolution or other similar proceeding whether voluntary or involuntary (and whether or not involving insolvency);

      (iii) the Borrower assigns its assets for the benefit of its creditors or enters into any agreement with its creditors generally; or

      (iv) the Borrower becomes subject to any distribution of its assets, or if any analogous event occurs anywhere,

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

     then:

     (a) the Agent and the other Beneficiaries may, (i) claim, enforce and prove for the Subordinated Liabilities, (ii) file claims and proofs, give receipts and take all such proceedings and do all such things as it sees fit to recover the Subordinated Liabilities and (iii) receive all distributions on the Subordinated Liabilities for application towards the Senior Liabilities;

     (b) if and to the extent that the other Beneficiaries are not entitled to claim, enforce, prove, file claims or proofs, or take proceedings for the Subordinated Liabilities, each Shareholder will do so in good time as reasonably requested by the Agent and the other Beneficiaries;

     (c) any payment or distribution of any kind or character, whether in cash, securities, or other property which is payable or deliverable upon or with respect to the Subordinated Liabilities or any part thereof to any Shareholder by the Borrower shall be held in trust by such Shareholder for the benefit of the other Beneficiaries and shall forthwith be paid or delivered directly to the Agent for application against the Senior Liabilities until the Senior Liabilities have been fully paid and satisfied;

     (d) if the trust in paragraph (c) above fails or cannot be given effect to, such Shareholder (so as to bind any agent or trustee on its behalf) will, upon demand, pay an amount equal to such payment or distribution to the Agent for application towards the Senior Liabilities until the Senior Liabilities have been fully paid and satisfied; and

     (e) the trustee, liquidator, assignee or other person distributing the assets of the Borrower or their proceeds shall, and is hereby directed to, pay distributions on the Subordinated Liabilities direct to the Agent until the Senior Liabilities are irrevocably paid in full.

8.   ENFORCEMENT BY THE SHAREHOLDERS

8.1 Unless the Instructing Group has previously consented thereto in writing no Shareholder will:

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

(i) demand or accelerate any of the Subordinated Liabilities or otherwise declare any of the Subordinated Liabilities prematurely payable for any reason whatsoever;

(ii)  enforce the Subordinated Liabilities by execution or otherwise;

(iii) petition for (or vote in favor of any resolution for) or initiate or support or take any steps with a view to any insolvency, liquidation, reorganization, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the Borrower, whether by petition convening a meeting, voting for a resolution or otherwise.

9.    ASSIGNMENT OF CLAIM

9.1 No Shareholder will assign or transfer to any person the whole or any part of the Subordinated Liabilities or any interest therein otherwise than to the Beneficiaries in respect of the Loan Agreement.

10.   CONTINUING AGREEMENT

10.1 The subordination effected by this Agreement shall continue to apply in respect of the Subordinated Liabilities notwithstanding any intermediate payment in whole or in part of the Senior Liabilities.

11.   WAIVER OF DEFENSES

11.1 The subordination effected by this Agreement and the obligations of each of the Borrower and the Shareholders hereunder shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(i) any time or indulgence granted to or composition with the Borrower, the Shareholders or any other person; or

(ii) the taking, variation (no matter how fundamental or extensive), compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against or granted by the Borrower, the Shareholders or any other person; or

(iii) any legal limitation, disability, incapacity or other circumstances relating to the Borrower, the Shareholders or any

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

     other person or, any amendment to or variation of the terms of any document or security; or

(iv) any other act, omission or circumstances, whether or not the Borrower or the Shareholders shall have notice or knowledge thereof.

12.  CHARGING OF THE SHARES

12.1 In consideration of the Lenders at the request of the Shareholders making and continue to make available the Facility to the Borrower each Shareholder hereby irrevocably covenants and undertakes that upon written notification from the Agent, it shall forthwith execute in favor of the Agent the Memorandum of Deposit and such other relevant documents as the Agent may prescribe to enable each of the Shareholders to create a fixed charge over their respective portion of the Shares in favor of the Agent as trustee for the Beneficiaries as security for the Facility and all expenses incurred in connection with the above shall be borne solely by the Borrower.

12.2 In connection with the Shareholders' covenant and undertaking stipulated in Clause 12.1 above, each Shareholder shall deposit the share certificates of its/his portion of the Shares together with the corresponding duly executed registrable transfer form thereof with the Agent who shall hold the same as stakeholder.

13.  COVENANTS

13.1 The Borrower and each Shareholder shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of Malaysia to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in Malaysia.

14.  NOTICES

14.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex, facsimile or letter.

14.2 Any communication or document to be made or delivered by one person to another hereunder shall (unless such person has by fifteen

Borrower  :     Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :     Term Loan Facility of RM91,000, 000.00

days' written notice to the Agent) specified another address, person or department be made or delivered to such other person at the address and marked for the attention of the person and/or the department identified with its signature to the Loan Agreement or, in the case of a Shareholder, hereunder and shall be deemed to have been delivered (i) in the case of any communication made by telex, on the date of transmission with confirmed answerback, (ii) in the case of any communication made by facsimile, when transmission thereof is confirmed by an activity report stating the correct number of pages sent and that such transmission is error free (or equivalent) or (iii) in the case of any communication made by letter, when left at that address or (as the case may be) five (5) days after the same has been deposited in the post first class postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent.

15.  ASSIGNMENT/TRANSFER

15.1 The Agent shall be at liberty to assign and transfer this Agreement and the costs and expenses of the Agent and incidental to such assignment or transfer shall be paid by the Borrower and any statement therein of the amount due to the Agent under or by virtue of this Agreement shall be conclusive and binding for all purposes against the Borrower save for manifest error.

15.2 The Shareholders and the Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Instructing Group obtained through the Agent.

15.3 Any Lender may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 15.5 all or any of its rights, benefits and obligations hereunder to any financial institution provided that at the same time it assigns or, as the case may be, transfers an equal portion of its rights, benefits and obligations under the other Loan Documents to the same financial institution.

15.4 If any Lender assigns all or any of its rights and benefits hereunder in accordance with Clause 15.3, then, unless and until the assignee has agreed with the Agent and the other Beneficiaries that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender,

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000,000.00



the Agent and the other Beneficiaries shall not be obliged to recognize such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

15.5 If any Lender wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 15.3, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

(i) to the extent that in such Transfer Certificate the Lender party thereto seeks to transfer its rights, benefits and obligations hereunder, the Shareholders, the Borrower and such Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause 15.5 as "discharged rights and obligations");

(ii) the Shareholders, the Borrower and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Shareholders, the Borrower and such Transferee have assumed and/or acquired the same in place of the Chargor and such Lender; and

(iii) the Agent such Transferee and the other Beneficiaries shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer.

16.   DISCLOSURE

16.1 The Agent may disclose to any actual or potential assignee, to any person who may otherwise enter into contractual relations with the Agent and the other Beneficiaries in relation to this Agreement or to any governmental agency or authority requiring the same such information about any Shareholder as the Agent shall consider appropriate.

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000,000.00



17.   INDEMNITY

17.1 The Shareholders each hereby jointly and severally undertake to indemnify the Agent and the other Beneficiaries from and against any loss or expense, including legal fees, which it may sustain as a consequence of any default by any Shareholder in the performance of any of the obligations expressed to be assumed by it under this Agreement.

18.   GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

18.2 The Borrower and each Shareholder irrevocably agrees that the Courts of Malaysia shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purpose, irrevocably submits to the jurisdiction of such courts.

18.3 IWC shall at all times maintain an agent for service of process in Malaysia. Such agent shall be:

      Name:    M/S PRASAD ABRAHAM & ASSOCIATES

      Address: No. 02-02,  2nd Floor, Bangunan Ming
               Jalan Bukit Nanas
               50250 Kuala Lumpur

and IWC undertakes not to revoke the authority of the above agent and if, for any reason, such agent or any successor agent no longer serves as agent of IWC to receive service of process. IWC shall promptly appoint another such agent and advise the thereof Agent.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and in the year first above written.

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000, 000.00



The execution of this Agreement by    )
JAN-OLOF CONNY DOLONIUS               )
as attorney (P.A. No. 45465/95)       )           /s/
for and on behalf of                  )
INTERNATIONAL WIRELESS                )
COMMUNICATIONS INC.                   )
as a Shareholder in the presence of:- )


               /s/
           LOO YEN NI
      Advocate & Solicitor
          Kuala Lumpur


Correspondence Particulars

Address  :  c/o PRASAD ABRAHAM & ASSOCIATES
                No. 02-02, 2nd Floor, Bangunan Ming
                Julan Bukit Nanas
            50250 Kuala Lumpur

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000, 000.00


The execution of this Agreement by   )
SHUBILA HOLDINGS                     )
SDN. BHD. as a Shareholder is        )       [SEAL]
duly effected in a manner            )
authorised by its constitution under )
the Seal of SHUBILA HOLDINGS         )
SDN. BHD. which said Seal is         )
hereunto duly affixed on this 19th   )
day of September, 1995               )
in the presence of:-                 )


/s/                                  Director
------------------------------------

/s/                                  Director/Secretary
------------------------------------

Correspondence Particulars

Address  :  2nd Floor, Wisma Tai Yoon
            9B, Lorong Medan Tuanku Satu
            Medan Tuanku
            50300 Kuala Lumpur

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000, 000.00



The execution of this Agreement by     )
LARANDA SDN. BHD.                      )
as a Shareholder is duly effected in   )
a manner authorized by its             )          [SEAL]
constitution under the Seal of         )
LARANDA SDN. BHD., which               )
said Seal is hereunto duly affixed     )
affixed on this 19th day of September, )
1995 in the presence of:-              )


/S/                                    Director
-------------------------------------

/s/                                    Director/Secretary
-------------------------------------


Correspondence Particulars

Address  :  2nd Floor, Wisma Tai Yoon
            9B, Lorong Medan Tuanku Satu
            Medan Tuanku
            50300 Kuala Lumpur

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000, 000.00



The execution of this Agreement by    )
the Borrower, SYARIKAT                )
TELEFON WIRELESS (M)                  )
SND. BHD. is duly effected in a       )
manner authorised by its constitution )
under the Seal of the Borrower,       )           [SEAL]
SYARIKAT TELEFON                      )
WIRELESS (M) SDN. BHD.                )
which said Seal is hereunto duly      )
affixed on this 19th day of           )
September, 1995                       )
in the presence of:-                  )


/s/                                   Director
------------------------------------

/s/                                   Director/Secretary
------------------------------------

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000, 000.00



THE AGENT



SIGNED BY                             )
Hassan Hussain                        )
TELEFON WIRELESS (M)                  )
for and on behalf of                  )         /s/
PERMATA MERCHANT BANK                 )
BERHAD as Agent on the 2nd            )
day of October, 1995                  )


              /s/
        CHONG YEE CHOUN
     ADVOCATE AND SOLICITOR
          KUALA LUMPUR

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000, 000.00



                                  APPENDIX A

                      DETAILS OF SUBORDINATED LIABILITIES
                   EXISTING AS AT THE DATE OF THIS AGREEMENT

ITEM 1

Subordinated Liabilities owed to the Shareholders:

NAME                                          AMOUNT OF SUBORDINATED LIABILITIES




ITEM 2

Shareholdings of the Shareholders:


NAME                         SHAREHOLDINGS                 NO. OF SHARES


SHUBILA                           57%                        26,418,000

LARANDA                           11%                        5,000,000

IWC                               32%                        15,000,000

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000 000.00



                                  APPENDIX B

                      MEMORANDUM OF DEPOSIT OF STOCK AND
                           NON-MARKETABLE SECURITIES


To:  PERMATA MERCHANT BANK BERHAD
     27th Floor, Menara Boustead
     No. 69 Jalan Paja Chulan
     50200 Kuala Lumpur


I/We [               ] of [               ] refer to the loan agreement dated
the     day of          ,1995 (the "Loan Agreement") entered into between:

(1)  SYARIKAT TELEFON WIRELESS (M) SDN. BHD. (the "Borrower");

(2)  PERMATA MERCHANT BANK BERHAD (the "Agent");

(3)  (i)   [                    ]; and

     (ii)  [                    ],

     (collectively the "Lenders"),

pursuant to which the Lenders have subject to the terms and conditions therein contained granted and made available to the Borrower a term loan facility of Ringgit Malaysia Ninety One Million (RM91,000,000) only (the "Facility").

I/We also refer to the shareholder's agreement dated the    day of         ,1995
(the "Shareholders' Agreement") entered into between (1) myself/ourselves and the other shareholders of the Borrower (together the "Shareholders") (2) the Borrower and (3) the Agent, wherein the Shareholders have agreed that in consideration of the Lenders making available the Facility to the Borrower at the Shareholders' request, each of the Shareholders shall upon written notification from the Agent create a fixed charge over such shares in the Borrower owed by each of the Shareholders respectively in favor of the Agent as agent for the Beneficiaries (as hereinafter defined) as security for the Facility.

Borrower  :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :  Term Loan Facility of RM91,000,000.00



     In consideration of the above premises and [* further consideration to be specified at the time of execution], the Chargor has executed this Memorandum of Deposit in favor of the Agent as trustee for the Beneficiaries upon the following terms and conditions.

1.   DEFINITIONS

1.1 Words and expressions defined in the Loan Agreement bear, except where the context otherwise requires or as otherwise specified, the same meanings when used herein.

1.2 The following words and expressions, when used in this Memorandum bear the meanings respectively set opposite them:

     Additional Interest      the additional interest payable by the Borrower
                              pursuant to Clause 12.5(a) of the Loan Agreement due to failure to pay any Indebtedness when so payable;

     Actual Security Value    the Total Value of the Mortgaged Securities, or,
                              where the Mortgaged Securities are denominated in a currency other than Ringgit Malaysia, the equivalent in Ringgit Malaysia for the time being as determined by the Agent, of such Total Value;

     Additional Security      such further Qualifying Securities as are required
                              so that the Actual Security Value will, following
                              the making of the relative Advance, as the case
                              may be, equal or exceed the Required Security
                              Value and thereafter such Qualifying Securities
                              as, by virtue of Clause 6.1 below, are for the
                              time being subject to this Memorandum and includes
                              all and any securities, rights, moneys and
                              property whatsoever which may at any time after
                              the date hereof be derived from, accrued on or
                              offered in respect of any Additional Securities or
                              any other Qualifying Securities charged in
                              substitution therefor pursuant
_____________________
* [To be inserted]

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

                              then in existence, whether by way of redemption, exchange, conversion, rights, bonus, capital reorganization or otherwise howsoever;

     Advance the amount of each drawdown made or to be made to the Borrower pursuant to and under the Facility;

     Beneficiaries            the Arranger, the Agent and the Lenders;

     Chargor                  [                 ] of [
                                     ] and includes its representatives,
                              successors-in-title;

     Event of Default         any of the events or states of affairs specified
                              in clause 13.1 in the Loan Agreement;

     Indebtedness             at any time, the aggregate of all sums advanced
                              from time to time by the Lenders to the Borrower together with interest thereon and all other monies payable to the Beneficiaries or any of them pursuant to, upon and under the Loan Documents
                              (whether in respect of principal, interest, Additional Interest, fees, commission, costs, expenses, indemnity or otherwise);

     Loan Agreement           the loan agreement dated the         day of
                                 , 1995 between (1) the Borrower; (2) the Agent;
                              and (3) the Lenders and includes any subsequent renewals and variations thereof permitted by the Agent and the Lenders;

     Mortgaged Securities     the Originally Charged Shares and the Additional
                              Security, as well as any other Qualifying
                              Securities which are charged in addition to or in substitution for any Mortgaged Securities for the time being pursuant hereto and includes all and any securities rights moneys and property whatsoever which may at any time after

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

                              the date hereof be derived from, accrued on or be offered in respect of the Originally Charged Shares and Additional Security so charged or any other Mortgaged Securities then in existence, whether by way of redemption, exchange, conversion, rights, bonus, capital reorganization or otherwise howsoever;

     Originally Charged       those Shares as are charged pursuant to this
     Shares                   Memorandum which are more particularly described
                              in the Schedule hereto;

     Power of Attorney        the Power of Attorney granted by the Chargor to
                              the Agent pursuant to Clause 3 hereof;

     Qualifying Securities    securities acceptable to the Agent, which are in
                              the absolute beneficial ownership of the Chargor, free from any Security Interest;

     Required Security Value  the required security value as may be determined by the Lenders from time to time at their absolute discretion;

     Security Interest        any mortgage, charge, pledge, lien, right of set-
                              off or any security interests howsoever created or arising;

     Total Value              the total value of the Mortgaged Securities as
                              determined by an independent firm of auditors of merchant bankers appointed by the Agent at their absolute discretion from time to time.

1.3 The headings in this Memorandum are inserted for convenience only and shall be ignored in construing the provisions of this Memorandum.

1.4  Words denoting the singular includes the plural number and vice versa.

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

1.5 If the name of the Chargor hereinbefore inserted is that of a limited company or other corporation any of the provisions herein contained which are primarily and literally applicable to the case of a single and individual person only shall be construed and take effect so as to give the Agent hereunder a security for the money owing from that limited company or corporation as identical or analogous as may be with or to that which would have been given for the money owing from a single individual if the Chargor had been a single individual and any money shall be deemed to be so owing notwithstanding any defect informality or insufficiency in the borrowing powers of the Chargor or in the exercise thereof which might be defense as between the Chargor and the Agent.

1.6 References to clauses, sub-clauses and paragraphs are to be construed as references to clauses, sub-clauses and paragraphs of this Memorandum.

1.7 References to any statute or legislation includes any statutory amendment or re-enactment thereof.

2.   CHARGE

2.1 As a continuing security for the payment of the Indebtedness and the performance by the Borrower of its obligations under the relevant Loan Documents and the Chargor of its obligations under this Memorandum, the Chargor as beneficial owner hereby charges by way of mortgage to the Agent all its rights, title and interest in and to:-

     (a)  the Originally Charged Shares; and

     (b)  the Additional Security,

     as well as any other Qualifying Securities from time to time charged in addition to and or in substitution for any of the securities referred to in
     (a) and (b) above.

2.2 The Chargor shall deliver or procure that there are delivered to or to order of the Agent all certificates or other documents of title in relation to the Mortgaged Securities together with duly executed blank transfers in respect thereof.

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

2.3 The charge hereby created shall be in addition to, and shall not merge with, or in any way prejudice, any other Security Interest or right which the Agent and the other Beneficiaries may now, or at any time hereafter, hold or have, as against the Chargor or any other person or property, in respect of the Indebtedness, including, without limitation, any liens to which the Agent may become entitled on the certificates or other documents of title relating to any of the Mortgaged Securities.

3.   POWER OF ATTORNEY

3.1 In consideration of the aforesaid premises the Chargor hereby irrevocably and by way of security for the payment by the Chargor of the Indebtedness and the performance by the Borrower of its obligations under the relevant Loan Documents and the Chargor of its obligation under this Memorandum appoints the Agent or any of its directors or any of its officers (from time to time duly appointed or authorized in writing by the Agent for the purposes herein and the certificate of the Agent of such appointment shall be final and conclusive) to be the Chargor's attorney or attorneys (hereinafter collectively called "the Attorney") for or in the name of the Chargor or through the Chargor's nominee or otherwise in the name of the Chargor to do and execute the following acts and deeds or any of them as and when the Attorney shall think fit:

     (a) to demand, sue for and receive from any person, registered company, corporation, government or other body politic all dividends, interests, bonuses or any other sums that may become due to the Chargor in respect of any of the Mortgaged Securities and likewise any capital sum represented by or complied in any of the Mortgaged Securities as and when the same shall respectively be payable or repayable;

     (b) for any such purpose to sign, endorse and execute all receipts, dividend and interest warrants, cheques, releases, discharges, reconveyances, or other deeds or documents whatsoever that may be necessary or usual in the circumstances;

     (c) to attend, vote at and otherwise take part in all meetings held in connection with any company or corporation in relation to any of the Mortgaged Securities and to sign proxies for the purpose of voting thereat or for any other

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

          purpose connected therewith as freely as the Chargor could do;

     (d) out of any of the money of the Chargor in the Attorney's hands or under the control of the Attorney to pay all calls that may lawfully be made upon the Chargor or other expenses that may be incurred in relation to any of the Mortgaged Securities and to give security for the payment of the same;

     (e) to receive all notices, reports, accounts, circulars and other documents which are sent to the registered holders of the Mortgaged Securities;

     (f) to receive or accept service of, or agree to waive, all or any notices or to agree to accept short notice for and to attend all or any meetings or class meetings of the registered holders of the Mortgaged Securities and exercise all voting and other rights and powers which may at any time be exercisable in respect thereof at any such meetings;

     (g) to transfer or procure the transfer of all or any of the Mortgaged Securities into the name of the Attorney or its nominee or nominees or the name of any purchaser of the Mortgaged Securities (and for such purpose to complete, make and/or execute any form or forms of transfer in respect of any thereof) and to execute and deliver all other deeds or documents and to do all acts and things which the Attorney may consider necessary or advisable to perfect or to give proper effect to the intent and purpose of this Memorandum, or to procure the registration of any transfer of the Mortgaged Securities in the name of any such transferee;

     (h) to sell, transfer, exchange or otherwise dispose of all or any part of the title to and interest in and any rights attaching to all or any of the Mortgaged Securities for such consideration (which may comprise or include shares or debentures) and upon such terms and generally in such manner as the Attorney may in its absolute discretion think fit and for this purpose to enter into any contract for such sale or disposition on such terms (including the giving of such warranties and indemnities) and subject to such conditions as the Attorney shall in its absolute discretion think fit;

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     (i) to receive or authorize the receipt of the consideration for such sale, transfer, exchange or disposition as is referred to in paragraph
          (h) above and to apply any proceeds thereof in or towards the discharge of the Indebtedness in the manner stipulated in this Memorandum;

     (j) to execute and deliver all and any other or further instruments of charge and other documents that the Chargor is at any time and from time to time obliged to execute pursuant to this Memorandum, and to effect all such registrations and do all such other things as may be necessary or as may seem to the Attorney advisable in order properly to give effect thereto, and to execute all such documents and to do all such other acts and things in relation to all or any stock or shares the subject of any such further or other charges as the Attorney is by this instrument entitled or empowered to execute or do in relation to this Memorandum;

     (k) to assent (if it seems to the Attorney necessary or desirable) to any arrangement modifying the Chargor's rights;

     (l) generally to exercise all rights and privileges and perform all duties which now or hereafter may appertain to the Chargor in relation to any of the Mortgaged Securities;

     (m) to cause this Power of Attorney to be registered at the registry of the High Court of Malaya and in the books of any company or corporation or elsewhere as may be necessary or desirable;

     (n) to disclose to any person or party who may be concerned with the exercise of the powers hereby conferred, including any purchaser or potential purchaser of any of the Mortgaged Securities the terms of this Memorandum and such other documents or information as may be related thereto or to the exercise of the Agent's powers hereunder or to the Mortgaged Securities where such disclosure is deemed by the Attorney to be necessary for or expedient to the exercise of the powers hereunder;

     (o) to appoint and at the Attorney's discretion to remove from time to time any substitute for or agent under the Attorney

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

          in connection with any of the purposes aforesaid upon such terms as the Attorney shall think fit.

3.2 The Chargor hereby declares that this Power of Attorney shall be irrevocable so long as this Memorandum shall remain in effect or so long as the Borrower shall remain under any liability (contingent or otherwise) under the Loan Documents and or in respect of the Facility.

3.3 The Chargor hereby further declares that the Attorney shall not be held responsible or liable to the Chargor for any loss or damage howsoever and whatsoever arising as a result of any act neglect omission of the Attorney arising out of the exercise of the powers granted to the Attorney herein (save and except for any loss or damage caused by the gross negligence of the Attorney) and the Chargor shall keep the Attorney indemnified against all costs expenses and charges which the Attorney may incur in the exercise of the powers aforesaid and the provisions of this paragraph shall continue in force notwithstanding the discharge by the Chargor of all its obligations under this Memorandum.

3.4 The Chargor hereby further declares that all and every receipt(s), deed(s), matter(s) and thing(s) which shall be by the Attorney given, made, executed or done for the aforesaid purposes shall be as good, valid and effectual to all intents and purposes whatsoever as if the same had been signed, sealed, delivered, given or made or done by the Chargor itself.

3.5 The Chargor hereby undertakes at all times to ratify whatsoever the Attorney shall lawfully do or cause to be done in or concerning the premises by virtue of this Power of Attorney.

4.   CALLS

The Chargor shall forthwith make payment of all calls or other amounts which may be or become due in respect of the Mortgaged Securities whether or not the Chargor is the registered holder. The Agent shall not under any circumstance be liable for such calls or other payments whether or not the Agent or its nominee is a registered holder of any or all of such Mortgaged Securities. If the Chargor shall fail to make any such payment, the Agent may make payment of the amounts of any such calls or other amounts on behalf of the Chargor or such registered holder. In such event, the Chargor shall forthwith on

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

demand indemnify the Agent against each and every such payment, together with interest thereon (as well after as before judgment) from the date of payment by the Agent until the date of repayment by the Chargor under this indemnity at the rate or rates specified in the Loan Agreement.

5.   EXERCISE OF RIGHTS

5.1 Unless an Event of Default shall have occurred and be continuing, the Chargor shall be entitled to receive all income derived from the Mortgaged Securities and to exercise all rights attaching to any part thereof as he may think fit, but shall deliver to the Agent forthwith upon receipt copies of all notices, reports, accounts and circulars issued to the registered holders of the Mortgaged Securities (unless the Agent or its nominee is the registered holder).

5.2 The Chargor will procure that, following the occurrence of any Event of Default and whilst any Event of Default is continuing, all income derived from the Mortgaged Securities shall be paid to or to the order of the Agent, (and if received by the Chargor, the Chargor shall forthwith pay the same to the Agent) and any such income received by the Agent shall be retained by the Agent in a cash collateral deposit account maintained for that purpose until:

     (a) the Event of Default shall have been remedied to the satisfaction of the Agent whereupon any such income shall subject to no other Event of Default having occurred and be continuing and if the Agent and the Lenders so agrees, be released to the Chargor;

     (b)  payments in full by the Chargor of the Indebtedness; or

     (c) recall and or termination of the Facility pursuant to the terms of the Loan Documents.

5.3 The security constituted by this Memorandum and any further or other security constituted pursuant hereto, shall become enforceable immediately on the occurrence of any Event of Default, and the Agent shall be entitled then, and at any time thereafter, and without prior notice to the Chargor to sell or otherwise dispose of all the Chargor's title to and interest in the Mortgaged Securities for such consideration (which may

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     comprise or include shares or debentures), upon such terms and generally in such manner as the Agent may, in its absolute discretion think fit and so that the Agent shall be entitled as against the Chargor, to retain and apply the proceeds of any sale or disposal and all and any amounts then standing to the credit of any cash collateral deposit account pursuant to Clause 5.2 above, in or towards the discharge of the Indebtedness as the same fall due, in such manner as the Agent may in its absolute discretion think fit (and for that purpose to effect any currency conversion that the Agent may consider appropriate) with any surplus being paid to the Chargor or other person entitled thereto. The Agent shall not be liable for any loss howsoever arising out of such sale.

5.4 The rights, powers and authorities of the Agent pursuant to the Power of Attorney hereunder shall be in addition to, and shall not in any way prejudice or affect the rights and powers of the Agent under this Memorandum; notwithstanding any other provision herein contained the Agent and or any substitute or agent of the Agent under the said Power of Attorney may at any time prior to the discharge of all moneys hereby secured without notice to the Chargor transfer the Mortgaged Securities into the name of the Agent or its nominees and the Chargor shall upon demand and at the Chargor's cost execute and do all such transfers acts assurances or things as the Agent may require for assuring and vesting the full legal title in the Mortgaged Securities or any of them to and in the name(s) of the Agent or its nominees PROVIDED ALWAYS that save as aforesaid and as is otherwise stated herein neither the Agent nor any of its substitutes or agents under the Power of Attorney will exercise any of the other rights, powers or authorities conferred by the said Power of Attorney (other than powers of substitution and appointment of agents and the powers conferred in paragraph (o) of Clause 3.1 of the said Power of Attorney) unless and until an Event of Default has occurred, whereupon and whereafter the Agent (or its substitute or agent) shall be entitled to exercise all and any such rights, powers and authorities as it may in its absolute discretion think fit.

6.   FURTHER SECURITY

6.1 If at any time any Mortgaged Security shall cease to be a Qualifying Security or the Agent shall determine the Actual Security Value is less than the Required Security Value then the Agent may, at any time whilst such circumstances are continuing,

Borrower :  Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility :  Term Loan Facility of RM91,000,000.00

     require the Chargor to provide to the Agent further and other security in the form of further Qualifying Securities, and to execute and deliver to the Agent or procure the execution and delivery to the Agent by any nominee of such instrument or instruments of charge in favor of the Agent in relation thereto, in such form and on such terms, as the Agent may require, so that such shares and securities become part of the Additional Securities.

6.2 In the event of the Agent requiring further security pursuant to Clause 6.1 above, the Chargor will do all such acts and things, and execute all such further or other documents, as may be necessary or as the Agent may require in order to constitute, render enforceable or perfect such security and to protect the rights of the Agent in relation thereto, and in particular will, within fourteen (14) days of notice of such requirement, identify, and offer to the Agent further Qualifying Securities as aforesaid to be charged, having an aggregate Actual Security Value which is not less than the difference between the Required Security Value and the Actual Security Value of the existing Mortgaged Securities already charged and execute all and any instruments of charge and other documents relating thereto as required and forthwith upon being so requested by the Agent.

6.3 Any securities which cease for any reason to be acceptable to the Agent shall cease to be Qualifying Securities.

6.4 Any determination of the Agent as to the Actual Security Value of, or attributable to, all or any part of the Mortgaged Securities and any further security provided (or proposed to be provided) pursuant to this Clause 6 shall, in the absence of manifest error, be conclusive.

7.   REASSIGNMENT

7.1 In the event of any Mortgaged Securities ceasing to be Qualifying Securities (the "Disqualified Securities") the Agent shall, upon the provision of other Qualifying Securities in accordance with Clause 6 having in the aggregate an Actual Security Value not less than the value, so assessed, of the Disqualified Securities on the last day on which they are accepted by the Agent, release the Disqualified Securities from this Memorandum.

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


7.2 Upon payment in full of the Indebtedness in accordance with the terms hereof and of the Loan Documents and upon there being no further moneys to be lent by the Lenders pursuant to the Loan Agreement the Agent will, at the request and cost of the Chargor, release the Mortgaged Securities then charged hereunder from the charge hereby created and transfer the same to the Chargor or as the Chargor may direct in writing.

8.   Rights to resort to Other Securities

     The Agent shall at any time be at liberty (without being bound to do so) to resort for the benefit of the Beneficiaries to any other means of payment at any time and in any order as it may think fit without thereby diminishing the Chargor's liability hereunder and the Agent may exercise its rights hereunder for the payment of the amount hereby intended to be secured either after resorting to other means of payment or at any time notwithstanding that other means of payment have not been resorted to.

9.   Representations and Warranties

9.1 The Chargor hereby represents and warrants to and undertakes with the Agent follows:-

     (a) the Chargor is duly incorporated and validly existing under the laws of [* specify the country of incorporation];

     (b) in the event the Chargor is a corporation incorporated in Malaysia, the Chargor is an exempt private company and by virtue thereof, the creation of this Memorandum has not contravened Section 133A of the Companies Act, 1965 in any way;

     (c) the documents which contain or establish the Chargor's constitution incorporate provisions which authorize, and all necessary action has been taken to authorize, and all authorizations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorize, the Chargor to own the Mortgaged Securities, carry on its business as they are now being conducted, and sign and deliver, and perform the transactions contemplated in this Memorandum and the

___________________________
* [To be inserted]

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


          Power of Attorney and to enable the Agent to exercise the rights, powers and authorities hereby and thereby vested in the Agent;

     (d) it is in the interest of the Chargor as a related company to assist the Chargor in the manner herein provided;

     (e) neither the signing and delivery of this Memorandum and the Power of Attorney nor the performance of any of the transactions contemplated in them will:

          (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, license, permit or consent by which the Chargor or any of its assets is bound or affected; or

          (ii) cause any limitation on its powers whether imposed by or contained in any document which contains or establishes its constitution or in any law, order, judgment, agreement, instrument or otherwise, to be executed;

          (iii)result in the creation or imposition of any obligation to create or impose, any mortgage, lien, pledge or charge on any of the Chargor's assets pursuant to the provisions of any mortgage, contract or other undertaking or instrument;

     (f) this Memorandum and the Power of Attorney when signed will constitute the legal, valid and binding obligations of the Chargor in accordance with their terms;

     (g) the Chargor is the beneficial owner of and has title to the Mortgaged Securities;

     (h) the property and rights of the Chargor to the Mortgaged Securities is not affected by any Security Interest, and the Chargor is not a party to nor is it nor any of the property and rights hereby mortgaged bound by, any order, agreement or instrument under which the Chargor is, or in certain events may be, required to create, assume or permit to arise any Security Interest;

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     (i) no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Chargor or any of its assets is bound or affected, being a contravention or default which might either have an averse effect on the business, assets or condition of the Chargor or adversely affect its ability to observe or perform its obligation under this Memorandum and the Power of Attorney;

     (j) no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have an adverse effect on any of the Chargor's business, assets or condition or adversely affect its ability to observe or perform its obligations under this Memorandum and the Power of Attorney is presently in progress or pending or, to the best of the knowledge, information and belief of the Chargor, threatened against the Chargor or any of its assets;

     (k) no extraordinary circumstance or change of law or other government action shall have occurred which shall make it improbable that the business of the Chargor can be carried out or that the Chargor will be able to observe and perform the covenants and obligations on its part to be performed and observed under this Memorandum and the Power of Attorney;

     (l) no violation of any provisions of legislation, Court orders, judgment; and others have been committed by the Chargor;

     (m) no information furnished by the Chargor in connection with this Memorandum contains any untrue statement or omits to state any fact the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by the Chargor;

     (n) the Chargor has fully disclosed in writing to the Agent all facts relating to the Chargor which the Chargor knows or should reasonably know and which are material for disclosure

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


          to the Agent in the context of this Memorandum and the Power of Attorney.

9.2 The Chargor acknowledges that the Beneficiaries have, at the request of the Chargor accepted this Memorandum and the Power of Attorney on the basis of, and in full reliance on, the aforesaid representations and warranties, which will be correct and complied with in all material respects so long as, this Memorandum, the Power of Attorney and the other Loan Documents shall remain in force.

10.  Miscellaneous

10.1 No provision of any law restricting a mortgagee's or chargee's right of consolidation of mortgages shall apply to this Memorandum or to any further or other charge created pursuant hereto.

10.2 The Chargor shall and hereby undertakes to fully indemnify the Agent and the other Beneficiaries from and against any expense, loss, damage or liability (as to the amount of which the certificate of the Agent and the other Beneficiaries shall, in the absence of manifest error, be conclusive) which it may incur as the consequence of the occurrence of an Event of Default or otherwise in connection with this Memorandum and/or other Loan Documents. Without prejudice to its generality, the foregoing indemnity shall extend to any interest, fees and other sums whatsoever paid or payable on account of any funds borrowed in order to carry any unpaid amount and to any loss (including loss of profit), premium, penalty or expense which may be incurred in liquidating or employing deposits from third parties including the expenses incurred by the Agent in the appointment of the independent firm of auditors or merchants bankers to determine the Total Value.

10.3 (a) Every notice or demand under this Memorandum shall be in writing but may be given or made by telex, telegram, facsimile or cable.

     (b) Any notice required to be given by the Chargor shall, if given by telex, be subsequently confirmed by letter posted or delivered as soon as practicable thereafter.

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     (c) Subject as aforesaid any notice or certificate required to be given by the Chargor to the Agent hereunder shall be in writing and shall be addressed to the Agent at 27th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur or at such other address as may from time to time be notified by the Agent to the Chargor for that purpose. Any notice or certificate required to be given to the Chargor hereunder shall be given by telex, facsimile, telegram, cable or letter addressed to the Chargor at its address hereinbefore specified or such other address as may from time to time be notified by the Chargor to the Agent for the purpose.

     (d) Any notice or certificate delivered personally shall be deemed to be given at the time of such delivery. Any notice or certificate dispatched by first class inland letter shall be deemed to have been given 48 hours after posting. Any notice or certificate transmitted by telex or facsimile shall be deemed to have been given at the time of transmission and any notice or certificate sent by cable shall be deemed to have been given 24 hours after dispatch. All notices or certificates given hereunder by telex, facsimile, telegram or cable shall be subsequently confirmed by letter posted or delivered as soon as practicable thereafter.

10.4 The security liabilities and or obligations under this Memorandum shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation reconstruction or otherwise which may be made in the constitution of the Agent and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Chargor shall in any way affect the security, liabilities and or obligations created hereunder.

10.5 This Memorandum shall be governed by and construed in accordance with the laws of Malaysia and the service of any writ or summons or any legal process in respect of any such action or proceeding may be effected on the Chargor by the Agent by forwarding a copy of the writ or summons statement of claim or other legal process by prepaid registered post to its address as indicated herein as the case may be.

10.6 Any term condition stipulation provision covenant or undertaking of this instrument which is illegal, prohibited or unenforceable

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such illegality, voidness, prohibition or unenforceability without invalidating the remaining provisions hereof and any such illegality, voidness, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such term condition stipulation provision covenant or undertaking in any other jurisdiction.

10.7 This Memorandum is expressly intended to be and shall be a continuing security for all moneys whatsoever now or from time to time owing by the Chargor notwithstanding that the Chargor may at any time or times cease to be indebted to the Agent and the other Beneficiaries for any period or periods and notwithstanding any settlement of account or accounts.

10.8 No failure to exercise nor any delay in exercising on the part of the Agent and the other Beneficiaries any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy prevent any further or other exercise hereof or the exercise of any action right or remedy.

10.9 This Memorandum shall be binding on the representatives successors-in-title of the Chargor and the successors-in-title and assigns of the Agent.

10.10The terms of the Loan Agreement shall where the context so permits and unless repugnant to the context, apply to this Memorandum as if set out herein.

11.  Principal/Subsidiary Instruments

11.1 It is hereby agreed and declared that this Memorandum and the Loan Agreement are instruments employed in one transaction namely to secure the Indebtedness in an aggregate sum of Ringgit Malaysia Ninety One Million (RM91,000,000) for principal only together with interest thereon and all other monies payable under the Loan Agreement and the Security Documents to the Agent and the Lenders and for the purpose of Section 4(3) of the Stamp Act 1949, the Loan Agreement shall be deemed to be the principal instrument and this Memorandum shall deemed to be the subsidiary instrument.

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


     IN WITNESS WHEREOF the Chargor has executed this Memorandum this       day
of                 , 1995.


The Common Seal of the above named      )
Chargor,                                )
was hereunto duly affixed in            )
accordance with its Constitution in     )
the presence of:                        )


          Director                  Director/Secretary


I,                          an Advocate and Solicitor of the High Court in
Malaya practicing at Kuala Lumpur hereby certify that on this         day of
, 1995 the Common Seal of                        , was duly affixed to the above
written instrument in my presence in accordance with the regulations of the said Company.

Witness my hand,

                    _________________________

Borrower  :    Syarikat Telefon Wireless (M) Sdn. Bhd.
Facility  :    Term Loan Facility of RM91,000,000.00


                     THE SCHEDULE HEREINBEFORE REFERRED TO
                         THE ORIGINALLY CHARGED SHARES


DESCRIPTION OF           SHARE CERTIFICATE NO.       NO. OF SHARES
SECURITY

                      AGREEMENT TO ALLOCATE RESPONSIBILITY


     THIS AGREEMENT is made on November _________, 1996 between:

(1)  INTERNATIONAL WIRELESS COMMUNICATIONS, INC. ("IWC");

(2)  SHUBILA HOLDINGS SDN BHD ("Shubila"); and

(3)  LARANDA SDN BHD ("Laranda"),

(collectively, the "Shareholders").

    WHEREAS :

(A) Each of the Shareholders is a party to the Collateral Agreement dated _______, 1996 (the "Collateral Agreement") among the Shareholders, the Borrower (as defined in the Collateral Agreement) and the Agent (as defined in the Collateral Agreement).

(B) Clause 17.1 of the Collateral Agreement provides that the shareholders shall jointly and severally indemnify the Agent and the other beneficiaries (as defined in the Collateral Agreement) from and against any loss or expense, including legal fees (collectively, "Liabilities"), suffered as a result of the default by any Shareholder in performing its obligations arising under the Collateral Agreement.

(C) The Shareholders now wish to allocate among themselves responsibility for Liability resulting from defaults by Shareholders in performing their obligations arising under the Collateral Agreement.

     NOW THEREFORE IN CONSIDERATION of the above premises the parties hereto agree as follows:

1.   ALLOCATION OF RESPONSIBILITY

1.1 Each Shareholder shall be solely responsible for satisfying and Liability resulting from (1) a breach by such Shareholder of any representation of warranty by it in Clause 2.1, 2.2 or 2.3 of the Collateral Agreement or
     (ii) any failure by such Shareholder to perform any obligation applicable to it under Clause 5.1 (I), 5.1 (iii), 6.1, 7.1 (b), 7.1 (c), 8.1, 9.1,
     12.1, 12.2, 13.1, 15.2 or 15.5 (ii).

1.2 If any Liability arises as a result of a breach of the obligations of the Shareholders arising under Clause 5.2 (ii) of the Collateral Agreement:

     (a) Any Shareholder that fails to provide its pro rata share of financial assistance provided by Shareholders in order to comply with Clause 5.2 (ii) of the Collateral Agreement shall first satisfy an amount of such Liability equal to the difference between its pro rata share of such financial assistance and the amount of any financial assistance actually provided by such Shareholder.

     (b) If any such Liability remains unsatisfied after the operation of Clause 1.2(a), each Shareholder shall satisfy its pro rata share of any such remaining Liability.

     For purposes of this Clause 1.2, a Shareholder"s pro rata share shall be calculated based on the shares of capital stock of Borrower held by such Shareholder pursuant to all form 24 of the Company and such pro rata share to be calculated as the time of such breach.

2.   INDEMNIFICATION

2.1 Each Shareholder shall indemnify the other Shareholders from any loss or expense, including legal fees, which they may sustain as a result of any default by such Shareholder in performing any of its obligations arising under this Collateral Agreement.

3.   OVERRIDE OF CLAUSE 17.1 OF COLLATERAL AGREEMENT

3.1 The obligations of the Shareholders arising under this Agreement shall remain in full force and effect notwithstanding the obligations of the Shareholders to jointly and severally indemnify the Agent and the other Beneficiaries for Liabilities pursuant to Clause 17.1 of the Collateral Agreement.

4.   GOVERNING LAW AND JURISDICTION

4.1 This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

4.2 Each Shareholder irrevocably agrees that the courts of Malaysia shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes, which may arise out of or in connection with this Agreement and for such purpose, irrevocably submits to the jurisdiction of such courts save and except for IWC shall irrevocably submit to the non-exclusive jurisdiction of the Courts of the State.

4.3 IWC shall at all times maintain an agent for service of process in Malaysia. Such agent shall be:

Name    :

Address :


     and IWC undertakes not to revoke the authority of the above agent and if, for any reason, such agent or any successor agent no longer serves as agent of IWC to receive service of process. IWC shall promptly appoint another such agent and advise the Agent thereof.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and in the year first above written.

The execution of this Agreement by  )

JAN - OLOF CONNY DOLONIUS           )    /s/

as attorney (P.A. No.   )           )

for and on behalf of                )

INTERNATIONAL WIRELESS              )
COMMUNICATIONS, INC.                )

as a Shareholder in the presence of:  )


Correspondence Particulars

Address:



Facsimile:

Attention:

The execution of this Agreement:        )

SHUBILA HOLDINGS SDN BHD                )

as a Shareholder is duly effected in    )

manner authorized by its                )

constitution under the Seal of          )

SHUBILA HOLDINGS SDN BHD                )

which said Seal is hereunto duly        )

affixed on this day of          ,       )

in the presence of:                     )



/s/___________________        Director



/s/___________________        Director /



Correspondence Particulars


Address:



Facsimile:


Attention:

The execution of this Agreement:        )

LARANDA SDN BHD                         )

as a Shareholder is duly effected in    )

manner authorized by its                )

constitution under the Seal of          )

LARANDA SDN BHD                         )

which said Seal is hereunto duly        )

affixed on this day of          ,       )

in the presence of:                     )



/s/___________________        Director



/s/___________________        Director /



Correspondence Particulars


Address:



Facsimile:


Attention: